UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                )

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XEROX HOLDINGS CORPORATION

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Xerox Holdings Corporation

YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Xerox Holdings Corporation (Xerox), to be held at 9:00 a.m., local time, on Thursday, May 21, 2020, at 301 Merritt 7 in Norwalk, Connecticut. We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local government and health authorities may impose. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting by press release as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the www.news.xerox.com/investors website for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.

At the Annual Meeting, you will be asked to consider and vote upon proposals to: (i) elect seven directors to our board of directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) approve, on an advisory basis, the 2019 compensation of our named executive officers; (iv) approve the Company’s Performance Incentive Plan; and (v) consider such other business as may properly come before the Annual Meeting.

Our Board unanimously recommends that you vote “FOR” all nominees for director, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, “FOR” the non-binding executive compensation proposal, and “FOR” approval of the Company’s Performance Incentive Plan.

Your vote is important — no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible. You may submit a proxy via the Internet, by telephone or by signing, dating and mailing the enclosed proxy card. Specific instructions for shareholders of record who wish to use Internet or telephone proxy procedures are included in the enclosed Proxy Statement. Any shareholder attending the Annual Meeting may vote in person even if a proxy has been returned.

The accompanying notice of meeting and the enclosed Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.

Thank you for your continued support of Xerox.

For the Board of Directors,

Keith Cozza	Giovanni (“John”) Visentin
Chairman of the Board	Vice Chairman and Chief Executive Officer

The accompanying Proxy Statement is dated April 8, 2020 and is first being distributed to shareholders on or about April 8, 2020.

Notice of 2020 Annual Meeting of Shareholders

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Xerox Holdings Corporation to be held at 9:00 a.m., local time, on Thursday, May 21, 2020, at 301 Merritt 7 in Norwalk, Connecticut. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local government and health authorities may impose. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting by press release as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the www.news.xerox.com/investors website for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.

Shareholders will be asked to:

1.	Elect each of the seven directors named in the enclosed Proxy Statement;

2.	Ratify the appointment/election of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Approve, on an advisory basis, the 2019 compensation of our named executive officers; and

4.	Approve the Company’s Performance Incentive Plan.

Shareholders will also be asked to consider such other business as may properly come before the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on March 27, 2020.

Ensure that your shares are represented at the meeting by voting in one of several ways:

VIA THE INTERNET.
BY TELEPHONE.
BY MAIL.
AT THE ANNUAL MEETING

Please review the Notice of Internet Availability of Proxy Materials or accompanying proxy card for voting instructions, and submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 21, 2020.

The 2020 Proxy Statement and 2019 Annual Report are available at

www.edocumentview.com/XRX or www.xerox.com/investor.

If you have any questions or require assistance in voting your shares, you should call Harkins Kovler, LLC, Xerox’s proxy solicitor for the Annual Meeting, toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380) (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380).

By order of the Board of Directors,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

April 8, 2020

i

ii

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PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The following are some of the questions that you may have about this proxy statement (Proxy Statement) and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first distributed on or about April 8, 2020, for more information about these topics.

The Annual Meeting

The 2020 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (Xerox or the Company), will be held beginning at 9:00 a.m., local time, at 301 Merritt 7 in Norwalk, Connecticut, on Thursday, May 21, 2020.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the seven nominees named in this Proxy Statement to our Board of Directors (Board), each for a term of one year;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Approval, on an advisory basis, the 2019 compensation of our named executive officers; and

4.	Approval of the Company’s Performance Incentive Plan.

Shareholders will also be asked to consider any other business that may properly come before the Annual Meeting. In addition, our management will report on Xerox’s performance during fiscal 2019 and respond to questions from shareholders.

How do I vote?

Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (Notice) with voting instructions from the bank, broker or other holder of record where the shares are held that must be followed in order for their shares to be voted. Beneficial owners should follow the instructions from their bank, broker or other holder of record in order for their shares to be voted. If you hold your shares through a broker, bank or nominee, you must obtain a “legal proxy” from your broker, bank or nominee to vote in person at the Annual Meeting.

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE
If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.	If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
BY MAIL	AT THE ANNUAL MEETING
If you received written materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board.	If you vote by Internet or by telephone, or if you complete and mail your proxy card, you do not need to vote at the Annual Meeting. At the Annual Meeting, we will distribute written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from your broker, bank or nominee to vote in person.

If you vote by Internet, telephone or mail, you authorize each of the three directors, whose names are listed on the proxy card accompanying this Proxy Statement, to act as your proxies to represent you and vote your shares as you direct.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the seven directors named in this Proxy Statement;

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	“FOR” the approval, on an advisory basis, of the 2019 compensation of our named executive officers; and

•	“FOR” the approval of the Company’s Performance Incentive Plan.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Xerox shareholder of record as of the close of business on March 27, 2020 or if you hold a valid proxy for the Annual Meeting.

Registered shareholders will be admitted to the Annual Meeting upon providing a valid form of government-issued photo identification, such as a driver’s license or passport, and an admission ticket. Your name will be verified against the list of shareholders of record on the record date prior to your admission to the Annual Meeting.

Beneficial owners will be admitted to the Annual Meeting upon providing your most recent brokerage statement, along with a valid form of government-issued photo identification, such as a driver’s license or passport, and an admission ticket. We will use your brokerage statement to verify your ownership of common stock or Series A Preferred Stock as of the record date and admit you to the Annual Meeting. If you own shares in street name and wish to vote those shares at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or nominee.

To obtain an admission ticket:

If you are a registered shareholder:

•	If you submit your proxy via the Internet or by telephone, you will be asked if you would like to receive an admission ticket.

•	If you return a proxy card by mail, please mark the appropriate box on the proxy card and an admission ticket will be sent to you.

If you are a beneficial owner:

•

Please request an admission ticket in advance by calling Shareholder Services at (203) 849-2315 or by mailing a written request, along with proof of your ownership of Xerox common stock as of the Record Date, to Xerox Holdings Corporation, Shareholder Services, 201 Merritt 7, Norwalk, CT 06851-1056. All calls and written requests for admission tickets must be received no later than the close of business on May 11, 2020.

No cameras, laptops, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags, or packages will be permitted in the Annual Meeting. We reserve the right to deny admittance to any shareholder who attempts to bring any such item into the Annual Meeting. Small purses are permissible, but they and any bags or packages permitted in the meeting room will be subject to inspection.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local government and health authorities may impose. We are also mindful of the health and safety of our directors, management, employees, shareholders and others attending the Annual Meeting. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting by press release as promptly as practicable, which may include holding the meeting solely by means of remote communication. As a New York corporation, we are currently not legally permitted to hold solely a virtual meeting on May 21, 2020. Please monitor the www.news.xerox.com/investors website for updated information. If you are planning to attend our Annual Meeting, please check the www.news.xerox.com/investors website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

You can find directions to the meeting online at www.edocumentview.com/XRX. If you have any further questions regarding admission or directions to the Annual Meeting, please call Shareholder Services at (203) 849-2315.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the seven persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee.

Each of the director nominees currently serves on the Board. Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director. Each of the nominees has demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees.

The Board has determined that each of the nominees (other than John Visentin, Vice Chairman and Chief Executive Officer of the Company) is independent under the NYSE corporate governance rules and the Company’s more stringent independence standards.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. Although not anticipated, if for any reason, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute nominated by the Board.

Biographies

The Board is continuously seeking highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board. The seven individuals nominated for election at our 2020 Annual Meeting bring valuable diversity to the Board. One of these seven director nominees is a woman. One of our nominees is Hispanic. These seven director nominees range in age from 41 to 64. In addition, each director nominee contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds. The tenure of the current directors averages approximately two and a half years. We believe our director nominees bring a well-rounded variety of skills, qualifications, experience and diversity as well as fresh perspectives.

Board Diversity 2 of 7 Directors are diverse basedon gender & ethnicity Board Age Distribution Average Ag ~54

The table below summarizes the key qualifications, skills and attributes that each of our directors possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relied most heavily. Each director’s biography below describes his or her qualifications and relevant experience in more detail.

Skills and Qualifications of our Board of Directors

Experience, expertise or attribute	Christodoro	Cozza	Echevarria	Graziano	Krongard	Letier	Visentin
Technology	•	•		•		•	•
Leadership	•	•	•	•	•	•	•
Global Business	•	•	•	•	•	•	•
Financial	•	•	•	•	•	•	•
Business Operations		•	•		•		•
Diversity			•		•

In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s common stock, including vested Deferred Stock Units (DSUs) issued under the 2019 Amendment and Restatement of the 2004 Equity Compensation Plan for Non-Employee Directors, as amended (2004 Directors Plan).

Options/Rights means unvested DSUs and restricted stock units (RSUs) issued under the 2004 Directors Plan and RSUs, performance share units (PSUs) and stock options awarded under the 2019 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan, as amended (2004 Performance Incentive Plan), as applicable.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) may appear in the Company’s records. All ownership figures are as of February 29, 2020.

Jonathan Christodoro

Age: 44       Director since: 2018

Xerox securities owned: 16,816 DSUs

Options/Rights: 6,254 DSUs

Occupation: Partner, Patriot Global Management LP

Education: BS, Cornell University; M.B.A., University of Pennsylvania Wharton School of Business

Board Committees: Audit, Compensation, Finance

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Enzon Pharmaceuticals, Inc. (since 2013); Herbalife Ltd. (since 2013); PayPal Holdings, Inc. (since 2015); Sandridge Energy, Inc. (since 2018); Lyft, Inc. (2015- 2019); Xerox Corporation (2016-2017); American Railcar Industries, Inc. (2015-2017); Cheniere Energy, Inc. (2015-2017); eBay, Inc. (March 2015-July 2015); Hologic Inc. (2013-2016); Talisman Energy Inc. (2013-2015).

Other Background: Mr. Christodoro has been a Partner at Patriot Global Management LP, an investment manager, since March 2017. From July 2012 — February 2017, Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Mr. Icahn manages investment funds. Mr. Christodoro was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Christodoro held various investment and research roles at P2 Capital Partners, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley. Mr. Christodoro has been a director of Sandridge Energy, Inc., an oil and natural gas exploration and production company, since June 2018; PayPal Holdings, Inc., a technology platform company that enables digital and mobile payments worldwide, since July 2015; and Enzon Pharmaceuticals, Inc., a biotechnology company, since October 2013 and has been Chairman of the Board since November 2013. Mr. Christodoro was previously a director of: Lyft, Inc., or Lyft, a mobile ridesharing application, from May 2015 until March 2019; Cheniere Energy, Inc., or Cheniere, a developer of natural gas liquefaction and export facilities and related pipelines, from August 2015 until August 2017; Hologic, Inc., or Hologic, a supplier of diagnostic, medical imaging and surgical products, from December 2013 to March 2016; eBay Inc., or eBay, a global commerce and payments company, from March 2015 to July 2015; Talisman Energy Inc., or Talisman, an independent oil and gas exploration and production company, from December 2013 to May 2015; and American Railcar Industries, Inc., a railcar manufacturing company, from June 2015 to February 2017. American Railcar Industries, Inc. was previously indirectly controlled by Carl C. Icahn. Mr. Icahn has or previously had non-controlling interests in each of Sandridge Energy, Inc., Xerox Corporation, Cheniere Energy, Inc., PayPal Holdings, Inc., eBay, Inc., Lyft, Inc., Hologic Inc., Talisman Energy Inc., Enzon Pharmaceuticals, Inc. and Herbalife Ltd. through the ownership of securities. Mr. Christodoro received an M.P.H. in Epidemiology from the Harvard T.H. Chan School of Public Health. Mr. Christodoro received an M.B.A. from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

From his broad investment background and service on other public company boards and committees, Mr. Christodoro brings to the Board expertise relevant to Xerox, including the experience of identifying investment and portfolio opportunities, strategic planning, company transformation, and financial expertise.

Keith Cozza

Age: 41       Director since: 2018

Xerox securities owned: 50,000 shares of Common Stock, 7,434 DSUs

Options/Rights: 6,116 RSUs

Occupation: President and Chief Executive Officer, Icahn Enterprises L.P.

Education: B.S., University of Dayton

Board Committees: Chairman of the Board; Corporate Governance (Chair)

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Caesars Entertainment Corporation (since 2019); Tenneco Inc. (2018-2019) Tropicana Entertainment Inc. (2014-2018); Icahn Enterprises L.P. (since 2012); Herbalife Ltd. (2013-2018).

Other Background: Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been: a director at Caesars Entertainment Corporation, a casino-entertainment and hospitality services provider, since March 2019; and a director of

Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals LLC, a metal recycling company. Mr. Cozza was previously: a director of Tenneco Inc., manufacturers of Ride Performance, Clean Air products and technology solutions for automotive and commercial vehicles, from October 2018 to March 2019; a director of Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components from January 2017 to October 2018; a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, from February 2014 until October 2018; a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Federal-Mogul, Icahn Automotive, CVR Refining, Icahn Enterprises, PSC Metals and Tropicana are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non-controlling interests in Caesars Entertainment, Tenneco, Xerox, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

From his extensive finance and investment background and significant Board service, Mr. Cozza brings to the Board expertise relevant to being Chairman of the Board at Xerox, including his service on several other boards and committees as well as his significant corporate, finance, accounting and investment experience.

Joseph J. Echevarria

Age: 63       Director since: 2017

Xerox securities owned: 16,078 DSUs

Options/Rights: 6,254 DSUs

Occupation: Former Chief Executive Officer of Deloitte LLP

Education: B.B.A., University of Miami

Board Committees: Audit (Chair), Finance

Key Skills:

• Leadership

• Global Business

• Financial

• Public Company Boards & Governance

• Business Operations

• Diversity

Other Directorships (past 5 years): The Bank of New York Mellon Corporation (since 2015); Pfizer Inc. (since 2015); Unum Group (since 2016).

Other Background: Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in August 2014. He joined the Deloitte U.S. Firms in 1978. During his tenure with Deloitte he held increasingly senior leadership positions prior to being named CEO, including U.S. Managing Partner and Chief Operating Officer, Deputy Managing Partner, and Southeast Region Audit Managing Partner. His leadership responsibilities extended to approximately 70,000 professionals in nearly 90 U.S. cities and India. In addition, he oversaw the U.S. owned consulting businesses in Germany, Mexico, China, and Brazil. He also served on key boards and committees within Deloitte and its member firm network, including chair of the U.S. Executive and Americas Executive committees and memberships on the U.S. and global boards. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee and Senior Advisor to the President of the University of Miami; and he has been appointed by the President to be a member of the President’s Private Export Council and the President’s Commission on Election Administration; he was formerly a member of President Obama’s Export Council, the principal national advisory committee on international trade. He also serves as the Chair Emeritus of former President Obama’s My Brother’s Keeper Alliance and as an advisor to the Obama Foundation.

Mr. Echevarria brings to the Board significant experience in finance, accounting, international business, leadership and risk management skills relevant to Xerox acquired through his leadership at Deloitte. Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee on the boards of other publicly traded companies is an asset to the Board and the Audit Committee. He also brings public policy perspectives from his government service, which includes his public service on the President’s Private Export Council.

Nicholas Graziano

Age: 48       Director since: 2018

Xerox securities owned: 4,780 shares of Common Stock, 7,434 DSUs

Options/Rights: 6,254 DSUs

Occupation: Portfolio Manager of Icahn Capital

Education: B.A./M.B.A. program at Duke University; BA in Economics; MBA from Fuqua School of Business

Board Committees: Finance (Chair), Audit

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Cloudera, Inc. (since 2019, Chairman since 2020); Conduent Incorporated (2018-2020); Herc Holdings, Inc. (since 2018); Herbalife Ltd. (since 2018); Occidental Petroleum Corporation (since 2020).

Other Background: Mr. Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has been a director of: Cloudera, Inc., a company that provides a software platform for data engineering, data warehousing, machine learning and analytics, since August 2019; Herc Holdings Inc., an international provider of equipment rental and services, since May 2018; Herbalife Ltd., a nutrition company, since April 2018; and Occidental Petroleum Corporation, an international oil and gas exploration and production company, since March 2020. Mr. Icahn has non-controlling interests in each of Cloudera, Conduent, Herc, Xerox, Herbalife, and Occidental through the ownership of securities. Mr. Graziano previously served on the Board of Directors of each of: Conduent Incorporated from May 2018 to March 2020, Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/M.B.A. program at Duke University earning a B.A. in Economics and an M.B.A. from The Fuqua School of Business.

From his broad investment background and service on other public company boards and committees, Mr. Graziano brings to the Board expertise relevant to Xerox, including his significant risk management and investment experience and financial expertise.

Cheryl Gordon Krongard

Age: 64       Director since: 2017

Xerox securities owned: 16,078 DSUs

Options/Rights: 6,254 DSUs

Occupation: Private investor; Former CEO Rothschild Asset Management

Education: B.S., Iowa State University

Board Committees: Compensation (Chair), Corporate Governance

Key Skills:

• Leadership

• Global Business

• Financial

• Public Company Boards & Governance

• Business Operations

• Diversity

Other Directorships (past 5 years): Air Lease Corporation (since 2013); Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation) (private company) (2016-2018); Legg Mason, Inc. (2006-2017); US Airways Group Inc. (2003-2013).

Other Background: Ms. Krongard was a senior partner of Apollo Management, L.P., a private investment company, from January 2002 to December 2004. From 1994 to 2000, she served as the Chief Executive Officer of Rothschild Asset Management and as Senior Managing Director for Rothschild North America. Additionally, she served as a director of Rothschild North America, Rothschild Asset Management, Rothschild Asset Management BV, and Rothschild Realty Inc. and as Managing Member of Rothschild Recovery Fund. Ms. Krongard was also elected a lifetime governor of the Iowa State University Foundation in 1997 and has served as Chairperson of its Investment Committee.

Ms. Krongard brings to the Board expertise relevant to Xerox, including her substantial asset management expertise and her operational and leadership experience serving as a senior executive at large, complex asset management organizations. Ms. Krongard brings extensive investment, strategic planning and financial expertise gained as a director of other public companies. Ms. Krongard also has significant compensation, finance, audit and corporate governance experience acquired through her service on the boards and committees of other publicly traded companies.

Scott Letier

Age: 59       Director since: 2018

Xerox securities owned: 7,434 DSUs

Options/Rights: 6,254 DSUs

Occupation: Managing Director of Deason Capital Services, LLC

Education: B.B.A. with a concentration in accounting, Southern Methodist University — Cox School of Business

Board Committees: Compensation, Corporate Governance

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Conduent Incorporated (since 2018); serves on various private company boards, including MV Transportation; Colvin Resources Group; Grow 52, LLC (dba Gardenuity); fund advisory board of Griffis Residential.

Other Background: Scott Letier has been Managing Director of Deason Capital Services, LLC (DCS), the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on the Board of Directors of Conduent Incorporated and several private companies, including MV Transportation, Inc., the leading provider of para-transit services and the largest privately owned passenger transportation contracting firm in the United States, Colvin Resources Group, a Dallas based search and staffing firm, and Grow 52, LLC (dba Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a B.B.A. with a concentration in accounting from the Southern Methodist University — Cox School of Business.

With his over 20 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Xerox, including his significant audit experience and investment and financial expertise serving as a private equity investment professional and chief financial officer.

Giovanni (“John”) Visentin

Age: 57       Director since: 2018

Xerox securities owned: 295,263 shares of Common Stock

Options/Rights: 201,986 stock options; 308,289 RSUs; 632,718 PSUs

Occupation: Vice Chairman and Chief Executive Officer of Xerox Corporation

Education: Bachelor of Commerce, Concordia University (Montreal, Canada)

Board Committees: None — Chief Executive Officer

Key Skills:

• Technology

• Leadership

• Global Business

• Financial

• Business Operations

• Public Company Boards & Governance

Other Directorships (past 5 years): Presidio, Chairman of the Board of Directors (February 2015 to November 2017).

Other Background: Mr. Visentin joined Xerox as Vice Chairman and CEO in May 2018. Prior to joining Xerox, Mr. Visentin served as a senior advisor to the chairman of Exela Technologies from August 2017 to May 2018, an operating partner for Advent International from September 2017 to May 2018 and a consultant to Icahn Capital in connection with a proxy contest at Xerox from March 2018 to May 2018. From 2013 to 2017, he served as the executive chairman and chief executive officer of Novitex Enterprise Solutions and as an advisor with Apollo Global Management. Mr. Visentin was also a director and chairman of the board of Presidio, Inc. from 2015 to 2017. From 2011 to 2012, he served as executive vice president and general manager of Hewlett Packard Company’s enterprise services business. From 2007 to 2011, Mr. Visentin served as general manager of integrated technology services for IBM. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

With his significant experience in leading and transforming multibillion-dollar business units in the IT services industry during his time at both Hewlett-Packard and IBM, Mr. Visentin brings to the Board expertise relevant to Xerox. Mr. Visentin also brings to the Board significant strategic planning, company transformation, and financial expertise gained through his experience serving as chairman and chief executive officer at other companies.

The Board recommends a vote

FOR

the election of each of the seven directors nominated by the Board

CORPORATE SOCIAL RESPONSIBILITY

For generations, Xerox has stood for innovation, quality and an excellent customer experience. Led by the core values our founder established a half century ago, we strive to conduct business ethically and in an environmentally and socially conscious manner. We are the company that revolutionized the office, created printing-on-demand, and repeatedly reinvented and transformed to keep pace with the demands of our customers and the market. We set goals, track our progress, communicate and share best practices to improve the quality of work and life, keeping to the core value of corporate citizenship.

Today, we honor this heritage by turning investments in innovation into products and services that help our customers be more productive, profitable and sustainable. We are helping define the future of work and enabling printing beyond paper with new technologies designed to disrupt the market and change the way we think about workflows and information processes. This is our contribution to a more sustainable world.

Alignment with the United Nations Sustainable Development Goals (SDGs)

The 2030 Agenda of the United Nations for Sustainable Development provides a global blueprint for dignity, peace and prosperity for people and the planet, now and in the future. Achieving the SDGs requires immediate and accelerated actions by countries along with collaborative partnerships among governments and stakeholders at all levels.

Technology companies, like Xerox, are important stakeholders that can lead by example in their own operations and provide the solutions and countermeasures globally to achieve the goals.

Established over a half century ago by founder Joseph C. Wilson, our corporate values have stood the test of time and align with the SDGs. We will continue our efforts to bring our Operations and those of our customers closer to goal.

Our Corporate Social Responsibility Goals

Below is a summary of our environmental and social goals and a status of our progress towards achieving those goals. More detailed information can be found in our 2020 Corporate Social Responsibility Goals and Progress Report which is available on our website at https://www.xerox.com/en-us/about/corporate-social-responsibility, as well as in our 2020 Corporate Social Responsibility Report which is available on our website at https://www.xerox.com/en-us/about/corporate-social-responsibility. Information about Environment, Health, Safety, and Sustainability at Xerox, including details of our initiatives with respect to carbon footprint, paper, clean air & water, waste, chemical management, and health & safety, is available on our website at https://www.xerox.com/en-us/about/ehs. Information on the Xerox website is not incorporated by reference into this proxy statement.

ENVIRONMENTAL GOALS

Operations

Goal	2019 Progress
100% landfill avoidance by 2020	92%
20% renewable energy use by 2020	15%
35% reduction in water use by 2020, from 2010 baseline	45%
24% reduction in GHG emissions by 2025, from 2016 baseline	18%*
25% reduction in energy use by 2025, from 2016 baseline	18.5%*

*	preliminary and conservative estimate pending third-party validation expected in May 2020.

Products

Goal	2019 Progress
100% newly launched and eligible products achieve Energy Star®	100%
100% newly launched and eligible products achieve EPEAT®	100%

SOCIAL GOALS

Labor: Workplace Safety

Goal	2019 Progress
5% reduction in Total Recordable Injury Rate (TRI) from 2018	2.4	% (U.S.)
5% reduction in Days Away from Work (DAFW) from 2018	1.8	% (U.S.)

Labor: Balanced Workforce/Diversity

Goal	2019 Progress
36% woman managers — Europe, Middle East and Africa	26%
38% woman managers — the Americas	27%
32% woman managers — Asia Pacific	18.2%
7% veterans — U.S.	4%
7% employees with disabilities	3%

DIVERSITY AND INCLUSION

Diversity and inclusion are an essential part of Xerox’s culture. Our long history of promoting diversity in our ranks began over a half-century ago, with the leadership of one man: Joseph C. Wilson, the first CEO of modern-day Xerox. Thanks to his vision, diversity became a part of our value system.

First introduced at the White House by President Obama, our Wilson Rule marks enhanced efforts to increase the representation of minorities and women in management and senior-level professional positions. The Wilson Rule requires that women and minorities be among the final pool of qualified candidates for open management and senior-level professional positions in the U.S. Outside the U.S., women must be considered among the final pool of qualified candidates for the same management and senior-level professional positions.

Today, we have one of the most diverse workforces in the world. Through diversity of backgrounds and perspectives, we gain the benefit of different ways of looking at our business, leading to innovative breakthroughs for our customers and more engaging work for our people. Globally, we create policies that support our business goals and reflect the culture of the countries in which we do business. Xerox does not discriminate on the basis of race, color, religious belief, sex, age, national origin, citizenship status, marital status, union status, sexual orientation or gender identity.

And we continue to learn and adapt every day. We build and sustain a global workforce and supply base that represent and connect with the different people and communities we serve. In today’s changing, connected world, our shared commitments to respect each other and listen to each other remain critical to our success.

We recognize that diversity and inclusion gains will not be sustained unless our workplace promotes and encourages new ways of problem-solving and diversity of thought. To that end, we promote understanding and inclusion through a comprehensive set of diversity initiatives and strategies including:

•	Our balanced workforce strategy drives equitable people representation in all areas of our company, all around the world.

•	Our work-life programs assist our people in the many aspects of their personal lives.

•	We educate all of our people on diversity programs, policies and achievements. And, we ensure diversity and inclusion principles are communicated to all of our people.

•	We continually develop and evolve strategies that leverage diversity to gain a competitive global advantage and to drive market excellence.

•	Our supplier diversity program ensures we are actively committed to purchasing supplies and products from small and diverse enterprises.

•	We address diversity disparities by identifying shortfalls and closing those gaps.

More about these initiatives and strategies can be found on the “Careers” page of our website, which is available at: www.xerox.com/en-us/jobs/diversity. Information on the Xerox website is not incorporated by reference into this proxy statement.

CORPORATE GOVERNANCE

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct can be accessed through our website at xerox.com/en-us/about/corporate-social-responsibility/finance-code-of-conduct and xerox.com/en-us/about/corporate-social-responsibility/code-of-business-conduct, respectively. Our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be accessed through our website at www.xerox.com/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines and committee charters.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to Company senior management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the

Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Board Diversity

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. In February 2020, the Board amended our Corporate Governance Guidelines to require that the initial list of candidates from which new, management-supported director nominees are chosen by the Corporate Governance Committee should include, but not be limited to, qualified women and minority candidates. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than November 9, 2020 and no later than December 9, 2020 will be considered for nomination at the 2021 Annual Meeting of Shareholders

Shareholder Proxy Access

In March 2020, the Board amended the Company’s By-Laws, adding Section 13 to Article I of the By-Laws, to permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three (3) years, to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two (2) directors or twenty percent (20%) of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The Company’s By-Laws are available on our website at: www.xerox.com/governance.

Board Leadership Structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of the Company’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our policies do not preclude the Chief Executive Officer (CEO) from also serving as Chairman of the Board. This flexibility has allowed the Board to utilize its experience and knowledge to appoint the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when desirable.

During the Board’s evaluation of its leadership structure, the Board took into account many factors, including the specific needs of the Board and the business, our Corporate Governance Guidelines and the best interests of our shareholders. Upon recommendation of the Corporate Governance Committee, the non-employee directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time and that it is in the best interests of the shareholders to maintain the separate Chairman and CEO role currently in place. This structure allows our CEO, who also serves as our Vice Chairman, to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities. The Board deems this overall board governance structure appropriate as it benefits from the CEO’s knowledge of the Company operations and substantial board experience, while maintaining Board independence in the Chairman role. Our independent Chairman leads the Board in its responsibilities by performing the following duties: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors.

Our Board is 86 percent comprised of directors who qualify as independent directors. We have an independent Chairman and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level.

Risk Oversight

Our Board has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee of the Board, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk-management capability and to assess, monitor, and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s ERM function through the Enterprise Risk Steering Committee, which includes the majority of the direct reports to the CEO, as well as our Chief Information Officer, our Controller, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Office, and various internal control committees monitor risk exposure and the effectiveness of how we manage these risks.

While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for certain aspects of risk management. In addition to its responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal control, audit, financial reporting and disclosure matters, and also on our Ethics, Litigation, Information and Cyber Security risk mitigation plans and progress. In addition, the Compensation Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Finance Committee oversees aspects of our Global Economy risk, and on an as needed basis, special sub-Committees are established to focus on specific business risks.

We believe that our leadership structure supports the risk oversight function of the Board. Our CEO serves on the Board and is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist in both its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)

he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the NYSE and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

(2)

he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the NYSE corporate governance rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

(3)

in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s Proxy Statement).

Our Board has determined that all of the nominees for election as directors are independent under the NYSE corporate governance rules and our Corporate Governance Guidelines, with the exception of John Visentin, our Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant, to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See Certain Relationships and Related Person Transactions.

Based on the results of the aforementioned review, 86% of our nominees for election as directors are deemed to be independent.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the U.S. Securities Act of 1933, as amended (Regulation S-K). The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a Related Person Transaction). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2019, we had one non-executive employee who is a family member of a current executive officer, is employed by Xerox and received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions). This is a routine employment arrangement entered into in the ordinary course of business with compensation commensurate with that of the employee’s peers, and the terms of employment are consistent with the Company’s human resources policies. For 2019, the compensation of Kimberly Finley, spouse of Joseph H. Mancini, Jr., our Chief Accounting Officer, was $467,021. Ms. Finley is Director, Tax Accounting at Xerox and has been with Xerox for over 25 years.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board has four standing committees: Audit, Compensation, Corporate Governance and Finance. Set forth below is a summary of the responsibilities of each committee, the number of committee meetings held during 2019 for each committee and a list of the members of each committee.

Audit Committee (12 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Audit Committee include:

•	oversee the integrity of the Company’s financial statements;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;

•	assess qualifications and independence of the Company’s independent registered public accounting firm;

•	assess performance of the Company’s independent registered public accounting firm and the internal audit function;

•

review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;

•	review changes in working capital policies and procedures with management; and

•	review and approve the Company’s Code of Business Conduct.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included below in this Proxy Statement beginning on page 77.

Members: Jonathan Christodoro, Joseph J. Echevarria, and Nicholas Graziano.

Chairman: Mr. Echevarria

The Board has determined that all of the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE corporate governance rules and (2) “audit committee financial experts,” as defined in the applicable SEC rules, and (3) financially literate. Sara Martinez Tucker, who served on the Audit Committee until May 21, 2019, satisfied the foregoing standards during her time as a member of the Audit Committee. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (5 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Compensation Committee include:

•	oversee development and administration of the Company’s executive compensation plans;

•	set the compensation of the CEO and other executive officers;

•	review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;

•	oversee the evaluation of the CEO and other executive officers;

•	have sole authority to retain and terminate the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers;

•	be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;

•

conduct an independence assessment of any compensation consultants to the Compensation Committee, including consideration of the six independence factors required under SEC rules and NYSE listing standards; and

•	review and approve employment, severance, change-in-control, termination and retirement arrangements for executive officers.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s Proxy Statement (beginning on page 25) and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 56 of this Proxy Statement.

The Compensation Committee has not delegated its authority for compensation for executive officers. The Compensation Committee has, however, delegated to the CEO authority under the Company’s equity plan to grant equity awards to employees who are not executive officers or officers directly reporting to the CEO. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.

Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Chief Human Resources Officer. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2019, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed beginning on page 37 of this Proxy Statement.

Members: Jonathan Christodoro, Cheryl Gordon Krongard, and Scott Letier.

Chair: Mrs. Krongard

The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and NYSE corporate governance rules. Gregory Q. Brown, who served on the Compensation Committee until May 21, 2019, satisfied the foregoing independence standards during his time as a member of the Compensation Committee. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee (4 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Corporate Governance Committee include:

•	identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;

•	advise the Board regarding Board composition, procedures and committees;

•	develop, recommend to the Board and annually review the Corporate Governance Guidelines applicable to the Company;

•	review significant environmental and corporate social responsibility matters;

•	administer the Company’s Related Person Transactions Policy;

•	evaluate and recommend director compensation to the Board; and

•	oversee the annual Board and committee evaluation processes.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Keith Cozza, Cheryl Gordon Krongard, and Scott Letier.

Chairman: Mr. Cozza

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE corporate governance rules. Sara Martinez Tucker, who served on the Corporate Governance Committee until May 21, 2019, satisfied the foregoing independence standards during her time as a member of the Corporate Governance Committee.

Finance Committee (4 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Finance Committee include:

•	review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy;

•	review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and

•

review the Company’s policy on derivatives and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.

Members: Jonathan Christodoro, Joseph J. Echevarria, and Nicholas Graziano.

Chairman: Mr. Graziano

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE corporate governance rules. Gregory Q. Brown, who served on the Finance Committee until May 21, 2019, satisfied the foregoing independence standards during his time as a member of the Finance Committee.

Attendance and Compensation of Directors

Attendance: 16 meetings of the Board and 25 meetings of the Board committees were held in 2019. All incumbent directors attended at least 75 percent of the total number of meetings of the Board, and Board committees on which they served, during the period in which they served as a Xerox director, unless the director recused him or herself from the meeting. The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees who were serving as directors at the time attended the 2019 Annual Meeting of Shareholders, except for Mr. Graziano and Mr. Letier, who did not attend due to conflict with another shareholder meeting for a company on whose board they serve as directors. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Annual Director Compensation

Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Mr. Visentin did not receive any additional compensation for his service on the Board during 2019.

During 2019, the annual cash retainer for directors was $85,000 (for the fiscal year January 1 to December 31); the value of the annual equity retainer for directors was $200,000 (for the period from one annual meeting to the next annual meeting); the chairman of the Audit Committee received an additional $30,000; Audit Committee members each received an additional $15,000; the chairman of the Compensation Committee received an additional $25,000; Compensation Committee members each received an additional $12,500; the chairman of the Corporate Governance Committee received an additional $20,000; the chairman of the Finance Committee received an additional $15,000; and the Corporate Governance and Finance Committee members each received an additional $10,000. The additional annual fee for the independent (non-executive) Chairman of the Board was $100,000. In addition, there is an annual total compensation cap of $750,000 for each non-employee director. Because we have an independent Chairman of the Board, we do not have a Lead Independent Director. Directors do not have an option to receive additional equity in lieu of cash. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Directors receive their annual equity retainer in the form of RSUs, unless they elect to receive DSUs (new DSUs) (described below) instead of RSUs, with such election to be made prior to the year in which the new DSUs are awarded. RSUs vest one year following the date of grant and are paid out in shares of our common stock as on the vesting date. New DSUs vest one year following the date of grant but are not paid out until 30 days following a director’s termination of Board service.

All non-employee Directors are expected to establish a meaningful equity ownership requirement in the Company, which shall be equal in value to five times the annual Board cash retainer. This requirement shall be achieved within five years of the later of (i) December 12, 2018 and (ii) the initial date of election as Director and may be achieved by a director holding RSUs, DSUs (including old DSUs as described below) or a combination of both.

Prior to 2019, the director’s annual equity retainer was paid by Xerox Corporation in DSUs (old DSUs). By serving on the Board for a period of approximately one and a half years, a director would hold old DSUs equivalent in value (as of date of grant) to at least three times a director’s current annual cash retainer. The longer a director served on the Board and was paid an equity retainer in the form of old DSUs, the larger his or her equity ownership interest in the Company would become because, by their terms, all old DSUs are required to be held by directors until the earlier of one year after the termination date of Board service or the date of death. If there is a change in control of the Company, the terms of the 2004 Directors Plan provide that DSUs (old and new) be paid out in cash as soon as practicable.

Each director is also prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock (collectively, hedging). “Short sales” are also prohibited. Under the Company’s insider trading policy, directors are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for directors who have entered into trading plans pursuant to SEC Rule 10b5-1. In addition, under the Company’s insider trading policy, directors are prohibited from pledging Xerox stock, including depositing Xerox securities in margin accounts at brokerage firms, or using Xerox stock as collateral.

DSUs are a bookkeeping entry that represent the right to receive one share of common stock at a future date. Vested DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of common stock would be entitled to receive in dividends. Vested RSUs (which are issued in the form of common stock following vesting) receive regular cash dividends at the same time and in the same amount as other shareholders. Dividend equivalents are not credited with respect to DSUs or RSUs that have not vested, however, when DSUs or RSUs initially vest, they are credited with dividend equivalents equal to the dividends that would have been paid during the vesting period. DSU dividend equivalents are paid in the form of additional DSUs, and RSU dividend equivalents are paid in the form of cash. The DSUs and RSUs are issued under the 2004 Directors Plan, which was approved by Xerox Corporation shareholders at the 2004 Annual Meeting of Shareholders, amended and restated, with shareholder approval, in 2013 and in 2019 and adopted by Xerox Holdings Corporation upon consummation of the merger of Xerox Corporation into a subsidiary of Xerox (Reorganization). Awards that were outstanding prior to the Reorganization are to be paid in shares of Xerox common stock.

Individually, the compensation for each non-employee director during fiscal year 2019 was as follows:

Name of Director (1)	Fees earned or paid in cash $ (2)	Stock Awards $ (3)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred $	All Other Compensation $ (4)	Total $

Gregory Q. Brown	$41,641	$77,328	-	-	-	-	$118,969

Jonathan Christodoro	$122,500	$277,328	-	-	-	-	$399,828

Keith Cozza	$205,000	$277,328	-	-	-	-	$482,328

Joseph J. Echevarria	$125,000	$277,328	-	-	-	-	$402,328

Nicolas Graziano	$115,000	$277,328	-	-	-	-	$392,328

Cheryl Gordon Krongard	$120,000	$277,328	-	-	-	-	$397,328

Scott Letier	$107,500	$277,328	-	-	-	-	$384,828

Sara Martinez Tucker	$42,610	$77,328	-	-	-	-	$119,938

(1)	Mr. Brown and Ms. Tucker did not stand for re-election at the 2019 Annual Meeting

(2)

Cash fees are paid on a quarterly basis using a fiscal year of January 1 to December 31. Effective January 1, 2019, we changed from paying cash fees quarterly in advance to paying cash fees quarterly in arrears on April 15, July 15, October 15 and January 15. For this reason, the fees for the last quarter of 2019 are included in the table because they were earned in 2019, although not paid until January 15, 2020. The cash fees paid to Mr. Brown and Ms. Tucker are prorated, because they served on the Board only until May 21, 2019.

(3)

The cash portion of compensation awarded in the form of DSUs or RSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs and RSUs awarded during 2019 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation — Stock Compensation, and excludes dividend equivalents accrued during the period.

Effective January 1, 2019, we changed from awarding DSUs quarterly in advance to awarding DSUs and/or RSUs annually on the date of the annual meeting of shareholders. The DSUs and/or RSUs awarded annually are for the period from annual meeting to annual meeting, rather than the fiscal year in which they were awarded, and do not vest unless the director completes the year of service from one annual meeting to the next annual meeting. For this reason, the table reflects both: (1) the annual award of $200,000 worth of DSUs and/or RSUs made to each director (other than Mr. Brown and Ms. Tucker) on May 21, 2019, the date of last year’s annual meeting of shareholders; and (2) a separate award of DSUs made to cover the stub period January 1, 2019 to May 21, 2019, when the first annual grant of DSUs and/or RSUs was made. The DSUs awarded for the stub period were vested as of the date of grant.

The total number and value of all DSUs and RSUs (including DSU dividend equivalents) as of the end of 2019 (based on the December 31, 2019 closing market price of our common stock of $36.87) held by each director is as follows: Mr. Brown, 15,864 ($584,906); Mr. Christodoro, 23,070 ($850,591); Mr. Cozza, 13,550 ($499,589); Mr. Echevarria, 22,332 ($823,381); Mr. Graziano, 13,688 ($504,677); Ms. Krongard, 22,332 ($823,381); Mr. Letier, 13,688 ($504,677); and Ms. Tucker 44,812 ($1,652,218).

(4)

In accordance with applicable SEC rules, dividend equivalents accrued in 2019 on DSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the DSUs and RSUs.

For information on compensation for Mr. Visentin, a director and the Vice Chairman and Chief Executive Officer of Xerox, see the executive compensation table beginning on page 57.

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group that, owns beneficially more than 5% of any class of the Company’s voting securities as of December 31, 2019, except as otherwise set forth below.(1)

Name and Address of Beneficial Owner	Common Stock		Series A Preferred Stock		Percent of Total Current Voting Power (3)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Mr. Carl C. Icahn c/o Icahn Capital LP 767 Fifth Ave, Suite 4700 New York, NY 10153	23,456,087 (4)	11.03%	-	-	10.99%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	22,014,821 (5)	10.35%	-	-	10.32%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	16,169,030 (6)	7.60%	-	-	7.58%

Darwin Deason 5956 Sherry Ln., Suite 800 Dallas, TX 75225	15,283,657 (7)	7.18%	180,000	100%	4.32%

(1)

The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D/A) filed by the named entity with the SEC. BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares. Percentage ownership of our common stock in the table is based on 212,590,152 shares of common stock outstanding as of December 31, 2019.

(2)	Percentage ownership of our Series A Preferred Stock in the table is based on 180,000 shares of Series A Preferred Stock outstanding as of December 31, 2019.

(3)

As of December 31, 2019, there were 212,590,152 shares of our common stock and 180,000 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of common stock, as a single class. The shares of Series A Preferred Stock were convertible into 6,741,572 shares of common stock as of December 31, 2019, and are entitled to one vote for each ten shares of common stock into which they are convertible. As a result, the shares of Series A Preferred Stock are entitled to an aggregate of 674,157 votes. This column is intended to show total current voting power and does not take into account shares of our common stock that may be acquired within 60 days of December 31, 2019 pursuant to the conversion of Series A Preferred Stock.

(4)

Based solely on the Schedule 13D/A filed on August 6, 2019, represents shares of common stock held by the following group of entities associated with Carl C. Icahn: High River Limited Partnership (High River), Hopper Investments LLC (Hopper), Barberry Corp. (Barberry), Icahn Partners Master Fund LP (Icahn Master), Icahn Offshore LP (Icahn Offshore), Icahn Partners LP (Icahn Partners), Icahn Onshore LP (Icahn Onshore), Icahn Capital LP (Icahn Capital), IPH GP LLC (IPH), Icahn Enterprises Holdings L.P.

(Icahn Enterprises Holdings), Icahn Enterprises G.P. Inc. (Icahn Enterprises GP) and Beckton Corp. (Beckton) (collectively, the Reporting Persons). The principal business address of (i) each of High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153. Icahn Partners, Icahn Master and High River (collectively, the Icahn Parties) are entities controlled by Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (Icahn Enterprises). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Reporting Persons may be deemed to beneficially own, in the aggregate, 23,456,087 shares of common stock.

High River has sole voting power and sole dispositive power with regard to 4,691,218 shares of common stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 shares of common stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 shares of common stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares of common stock that High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of common stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares of common stock which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of common stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares of common stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of common stock for all other purposes.

(5)

Based solely on the Schedule 13G/A filed on February 12, 2020, the Vanguard Group, Inc. and its subsidiary companies have sole voting power for 281,826 shares of common stock, sole dispositive power for 21,692,601 shares of common stock, shared voting power for 60,321 shares of common stock and shared dispositive power for 322,220 shares of common stock.

(6)

Based solely on the Schedule 13G filed on February 6, 2020, BlackRock, Inc. and its subsidiary companies have sole voting power for 13,519,150 shares of common stock and sole dispositive power for 16,169,030 shares of common stock, and have no shared voting power or shared dispositive power for any of the shares.

(7)

Based solely on the Schedule 13D/A filed on August 1, 2019, Darwin Deason has sole voting power and sole dispositive power for 15,283,657 shares of common stock (including 6,741,572 shares issuable on the conversion of 180,000 shares of Series A Preferred Stock), and has no shared dispositive or shared voting power for any of the shares.

Shares of common stock of the Company owned beneficially by the directors and nominees for director, each of the executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of February 29, 2020, were as follows.

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest

Steven J. Bandrowczak	20,357	378,990

Jonathan Christodoro	0	23,070

Keith Cozza	50,000	63,550

Joseph J. Echevarria	0	22,332

Michael D. Feldman	81,621	390,338

Nicholas Graziano	4,780	18,468

Cheryl Gordon Krongard	0	22,237

A. Scott Letier	0	13,688

William F. Osbourn, Jr.	70,550	387,435

Hervé N. Tessler	74,197	290,363

Giovanni (John) Visentin	295,263	1,438,256

All directors and executive officers as a group (16)[1]	702,998	3,420,110

[1]	Excludes Mr. Tessler, who retired from his role as Executive Vice President effective February 28, 2020 and is no longer an executive officer of the Company.

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of common stock outstanding at February 29, 2020. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

Amount Beneficially Owned: The numbers shown are the shares of common stock considered beneficially owned by the directors and executive officers identified as “Named Executive Officers” in accordance with SEC rules. Shares of common stock which directors and executive officers had a right, within 60 days of February 29, 2020, to acquire upon the exercise of options or rights or upon vesting of performance share units, deferred stock units or restricted stock units are included on a gross basis. Shares held in a grantor retained annuity trust or by family members and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All of these are counted as outstanding for purposes of computing the percentage of common stock outstanding and beneficially owned by such person (but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table).

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column, plus stock options, performance shares, restricted stock units and deferred stock units, as applicable, held by directors and executive officers that are not exercisable within 60 days of February 29, 2020.

Address: Unless otherwise noted, the address of each person named in the table is c/o Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% or greater stockholders to file with the SEC reports of ownership and changes in ownership of common stock of the Company. Based solely on our review of these reports and written representations that no other reports were required to be filed, the Company believes that all Section 16 reports for its directors and executive officers were timely filed during 2019, except as follows: Michael Feldman, Suzan Morno-Wade, Joseph Mancini, Jr. and Hervé Tessler each filed late, due to administrative error, one Form 4 Report reporting vesting of RSU and PSU awards and the related withholding of shares to satisfy tax obligations.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders,

Building on our achievements in 2019, Xerox is poised to make fundamental changes in our business that will guide the future trajectory of the Company. Execution on our strategy is critical to our success. We need our workforce to be focused and motivated. Xerox’s Compensation Committee remains committed to working with our shareholders to ensure the Company’s compensation plans support our business objectives, align with shareholders’ interests, and continue to motivate and retain talented executives.

A year ago, Xerox embarked on a three-year strategic plan and I am happy to report that we are ahead of schedule, having exceeded almost all financial targets for 2019.

•

In 2019, we made significant progress on our strategic initiatives to transform Xerox: we expanded operating margin, grew cash flows from continuing operations, made investments in our business that are beginning to impact revenue; and increased strategic flexibility by restructuring our relationship with FUJIFILM.

•

Through Project Own It, we are optimizing operations and making it easier to do business with Xerox. In the 18 months ending December 31, 2019, we generated approximately $1 billion in gross savings, including approximately $640 million in gross savings during 2019. Due to our disciplined approach to restructuring, we spent approximately $0.35 for every dollar saved.

•

During 2020, we expect to deliver approximately $450 million in gross savings that can be reinvested in our business. We are investing in innovation in our core business, software, services and adjacencies, such as Artificial Intelligence, Internet of Things and 3D printing.

•	We generated $1.24 billion of cash from continuing operations in 2019. We are committed to returning at least 50% of free cash flow to shareholders.

The year 2018 included a tumultuous period with the termination of a merger agreement with Fuji Xerox and the appointment of a new leadership team. The leadership team in place since mid-2018 has generated results and demonstrated success in navigating strategic initiatives that will continue to drive shareholder value in the future. As we review Xerox’s executive compensation program and make decisions regarding executive pay, we continue to take into account our industry climate, our performance and the competitiveness of the executive talent market.

The Compensation Committee has engaged in an extensive dialogue with our shareholders regarding our executive compensation and carefully considered the feedback we received with the aim of taking actionable steps to more closely align our compensation strategy with the long-term interests of our shareholders. The results of the 2019 say-on-pay vote drove home the importance of revitalizing our shareholder outreach program, which we had deliberately limited in 2018 so we could focus on stabilizing our operations and formulating our new business strategy, which we publicly announced at an Investor Day in February 2019. We understand many of our shareholders were concerned about this, and about the alignment between CEO pay and performance. We recognize that there were concerns raised on executive compensation, including the terms of the new CEO’s compensation. As a result, this year, we conducted a robust shareholder outreach program, contacting shareholders representing more than 86% of our outstanding shares, including owners of a majority of the shares voted against the say-on-pay proposal at last year’s annual meeting.

Based on the feedback we received, we reviewed our executive compensation programs and considered what was working well and what should change. The Compensation Committee and the Board, assisted by members of management, took steps to reflect shareholder feedback and to advance the core principles of our executive compensation philosophy, as follows:

•

We renegotiated the CEO’s agreement to sunset the “modified single-trigger” feature of the change-in-control provisions in his original offer letter for any equity compensation grants made after May 15, 2020.

•

The one-time compensation items provided to our CEO in connection with his hire in 2018 (designed to replace compensation he forfeited to join Xerox and to reflect the risk of joining the Company during a period of great uncertainty) were not repeated during 2019.

•	We did not apply positive discretion to increase any compensation awards for 2019.

•	We increased our emphasis on performance-based pay, such that performance share units (“PSUs”) constitute 60% of the long-term incentive program mix for 2019 awards.

We believe that our executive compensation program promotes consistent leadership, sound decision-making and results that are aligned with shareholders’ interests, without taking inappropriate or unnecessary risks. The Company’s business performance during 2019, as demonstrated by our 87% improvement in stock price from December 31, 2018 to December 31, 2019, speaks for itself. Our “say-on-pay” proposal is found on page 78 of this Proxy Statement, and the Board recommends that you vote ‘FOR’ this proposal. We also invite you to consider additional information about our compensation philosophy and decisions in the Compensation Discussion and Analysis (“CD&A”) on the following pages.

I am confident that our executive compensation programs support our strategy, secure our talent, and drive shareholder value creation. We value the opinions of our shareholders, and the Compensation Committee will take into account the outcome of this vote when considering future compensation decisions.

Sincerely,

Cheryl Gordon Krongard

Chair, Compensation Committee

EXECUTIVE SUMMARY

Delivering on 2019 Commitments

Xerox developed the following strategic initiatives to position the Company for long-term success.

Xerox Strategic Initiatives

Strategic InitiativeExamplesOptimize Operations for Simplicity-Simplify operating model for greater accountability and efficiency-Optimize the supply chain and supplier competitiveness-Make it easier to do business with XeroxDrive Revenue-More effectively support customers-Sell higher-value services and integrated solutions-Expand software and services offeringsRe-energize the Innovation Engine-Focus investments in growing market segments such as AI (Artificial Intelligence) and IoT (Internet of Things)-Leverage expertise to develop differentiated technology-Monetize new innovationsFocus on Cash Flow and Increasing Capital Returns-Maximize cash flow generation-Return at least 50% of free cash flow(1) to shareholders-Focus on Return on Investment (ROI) and Internal Rate of Return (IRR) to make capital allocation decisions

Our emphasis continues to be on creating a simpler, more agile and effective organization by enhancing Xerox’s focus on customers and partners and instilling a culture of continuous improvement. We are driving end-to-end transformation of our systems and processes to create greater focus, speed, accountability and effectiveness. This will enable Xerox to be more competitive, invest in growth and maximize shareholder returns.

We ended 2019 stronger, delivering full-year results that are ahead of schedule on almost all financial metrics.

For the full year, we increased EPS from continuing operations, cash flow from operating activities of continuing operations and adjusted(1)operating margins year-over-year.

•

Operating cash flow from continuing operations for the full year was $1.24 billion, an increase of $162 million from a year ago. Full-year free cash flow(1) totaled $1.18 billion, up $187 million year-over-year. We accomplished this while returning more than 70% of free cash flow(1) to shareholders, paying down $950 million of debt and increasing investments in growth areas.

•

Full-year, revenue declined 4.7% at constant currency(1) year-over-year, in line with our guidance. Our second half progress reversed the first half’s top-line trajectory, but we have more work to do, and this continues to be an area of intense focus for us.

•

Adjusted(1) operating margin for the full year was 13.1%, up 180 basis points year-over-year. We also returned $843 million to our shareholders in the form of dividends ($243 million) and share repurchases ($600 million). This was more than 70% of our free cash flow(1) from continuing operations — exceeding our commitment to return at least 50% of free cash flow(1) to shareholders.

In 2019, we made significant progress as a result of Project Own It, our enterprise-wide initiative launched in mid-2018 to simplify and streamline our operations and instill a culture of continuous improvement while driving sustainable, lower costs.

•

At the heart of Project Own It is simplification — redesigning seven key areas across the organization so that we can better serve clients, generate savings to be reinvested in the business, and position Xerox for a return to growth.

•

These seven areas of focus are shared services, procurement, IT, delivery, supply chain, real estate and organizational change. We have made significant progress in each of these areas. For example, changes to our supply chain in 2019 improved our responsiveness and increased our sourcing flexibility. As a result of Project Own It, we delivered gross savings of $1 billion on a $9 billion cost base in just 18 months.

•	In 2019, we achieved our target annual growth savings of $640 million. Due to our disciplined approach to restructuring, we spent approximately $0.35 for every dollar saved.

In November, we restructured our relationship with FUJIFILM and Fuji Xerox, both to monetize an otherwise illiquid asset at an attractive valuation and to establish a more traditional supply relationship, so that we have the ability to source from the partner that can offer the best value proposition. We also redesigned our logistics networks and inventory utilization model. By maximizing competitive tension among our sourcing partners and improving the speed and responsiveness of our supply chain, we are better positioned to serve our clients at a lower cost, thereby improving our revenue trajectory and margins. Our investment initiatives under Project Own It are beginning to take hold as well. For example, we now have nearly 200 bots working across the organization in areas such as order-to-cash, delivery, human resources and finance. We expect to double that number in 2020.

In the second half of 2019, the benefits of revenue-generating initiatives began to flow through to our operating results. We are focused on capturing growth in core markets, broadening services and software, delivering new technology solutions, and further penetrating the small and mid-size business (SMB) market.

Based on 2019 financial performance, results under our Management Incentive Program (MIP), formerly the Annual Performance Incentive Program (APIP), on the 2019 goals previously approved by the Compensation Committee were as follows: Free Cash Flow (1) metric was achieved at maximum, Operating Margin(1) results were at the high end of the range between threshold and target, and we did not meet our Absolute Revenue(1) metric.

(1)

The Company’s 2019 Annual Report on Form 10-K reports the Company’s financial results in accordance with generally accepted accounting principles (GAAP). In this CD&A, we also discuss certain aspects of our financial results using non-GAAP measures with respect to metrics and related adjustment items previously approved by the Compensation Committee. The Compensation Committee believes the exclusion of these items better reflects the trends in our business. Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results. A reconciliation of each such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is discussed below.

•	Absolute Revenue is GAAP revenue from continuing operations unadjusted for currency. See Revenue Growth at Constant Currency below.

•

Free cash flow is GAAP net cash provided by operating activities of continuing operations less capital expenditures ($1,244 million — $65 million, respectively), or $1,179 million for fiscal year 2019 and for fiscal year 2018 ($1,082 million — $90 million, respectively) or $992 million for fiscal year 2018. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment; it provides a measure of the Company’s ability to fund acquisitions, dividends and share repurchase.

•

Operating Profit is GAAP total revenue from continuing operations less related operating costs ($9,066 million — $7,874 million, respectively) or $1,192 million for fiscal year 2019. Operating Margin is Operating Profit as a percent of revenue.

•

Revenue Growth at Constant Currency excludes the impact of changes in the translation of foreign currency revenues into U.S. dollars. This impact is calculated by translating current period activity in local currency using the comparable prior year period’s currency translation rate. Management believes this measure provides investors an additional perspective on revenue trends.

•	Pre-Tax Income is GAAP pre-tax income from continuing operations, as reported in the Company’s Annual Report on Form 10-K.

•	Earnings per Share (EPS) is GAAP diluted EPS from continuing operations.

•	Operating Cash Flow is GAAP net cash provided by operating activities from continuing operations.

•	Absolute Share Price is calculated based on the 20-trading day average price at the end of the performance period, plus the value of accumulated dividends during the 3-year performance period.

•

Relative Total Shareholder Return (rTSR) was measured as stock appreciation plus reinvested dividends paid from April 3, 2018 through April 2, 2019 relative to that of the 2018 Xerox peer group companies.

The above metrics, as referenced within this document, are adjusted to exclude some or all of the following items previously approved by the Compensation Committee: amortization of intangible assets, non-service retirement-related costs, restructuring-related costs, acquisitions, separations or divestitures, non-cash write-offs or impairments, effects of changes in accounting principles, certain items identified in other expenses, net, gains/(losses) from the settlement of tax audits or changes in tax laws, gains/(losses) from acts of war, terrorism or natural disasters, cash payments for restructuring, pension contributions, and other types of unusual or infrequent items.

Named Executive Officers

Our executive compensation strategy plays an important role in attracting, retaining and rewarding individuals with the ability, drive and vision to lead our business, support our long-term success and deliver shareholder value. Our named executive officers (“NEOs”) for fiscal year 2019 were:

Name	Title
Giovanni (John) Visentin	Vice Chairman and Chief Executive Officer
Steven J. Bandrowczak	President and Chief Operations Officer
William F. Osbourn, Jr.	Executive Vice President and Chief Financial Officer
Michael D. Feldman	Executive Vice President
Hervé N. Tessler	Executive Vice President

Sunset of Vice Chairman & CEO’s Modified “Single-Trigger” Change-in-Control Feature

During 2019, Mr. Visentin agreed to an amendment of his negotiated offer letter that eliminates the modified single-trigger feature of his equity compensation for grants made after May 15, 2020.

See Named Executive Officers with Unique Compensation Arrangements for further information.

Retirement of Hervé Tessler

Effective February 28, 2020, Hervé N. Tessler retired from his role as Executive Vice President. Xavier Heiss was promoted into this role starting February 29, 2020.

See Potential Payments Upon Termination or Change in Control for information about compensation payable in connection with Mr. Tessler’s retirement.

Linking Pay to Performance

We structure our compensation practices to attract and retain first-class executive talent, reward past performance and motivate future performance. Our executive compensation program is designed to pay for performance, create long-term shareholder value, and align executive compensation with our business strategy. By making performance a substantial element of compensation, we link our executives’ interests to the interests of our shareholders. Accordingly, we reward NEOs when the Company achieves short- and long-term performance objectives and we reduce or eliminate performance-based components of compensation when the Company does not achieve those objectives.

Our actual 2019 payouts under the short-term and long-term incentive programs demonstrate our alignment of pay with performance.

•	In February 2020, the Compensation Committee reviewed the Company’s performance against metrics previously approved by the Committee and approved a calculated payout factor under our

2019 annual short-term incentive program of 97.8% of target. The Committee applied no positive discretion and paid out officer awards at the 97.8% achievement level or lower.

•

In July 2019, our 2016 performance share unit awards (PSUs) (2016-2018 performance cycle) vested at 96.1% of target. The 96.1% payout was based on actual performance results for 2016 only, as the established performance goals for 2017 and 2018 were no longer applicable after the separation of Xerox and Conduent.

Shareholder Outreach and Engagement

We understand the message shareholders sent in our 2019 say-on-pay vote, and we have revamped our shareholder outreach plan in response. Our new shareholder outreach plan and findings from our conversations with investors are detailed in the next section, Say-on-Pay Votes and Shareholder Engagement.

SAY-ON-PAY VOTES AND SHAREHOLDER ENGAGEMENT

Changes in leadership and business strategy during 2018 unfortunately necessitated that Xerox step back from our preferred level of shareholder outreach until the Company’s new strategic direction could be thoughtfully developed and communicated. For that and other reasons, including certain one-time features of the new CEO’s compensation package, at our annual meeting of shareholders held on May 21, 2019, only 40.22% of the votes cast on our say-on-pay proposal were voted in favor of the NEO compensation disclosed in our 2019 Proxy Statement. We understand the message shareholders sent in our 2019 say-on-pay vote results, and we have revamped our shareholder outreach plan in response. Our new shareholder outreach plan and findings from our conversations with investors are detailed below. In response to the 2019 say-on-pay vote, management and our Board increased engagement efforts with our shareholders to better understand the concerns they had, to provide clear information on the Company’s strategic direction and its alignment with our compensation programs and decisions, and to more closely tailor our compensation programs with shareholder interests and concerns.

We developed a new continuous program for more robust shareholder engagement as illustrated in the chart below. This year-round program creates transparency between the Board and our shareholders and generates ongoing discussion and informed relationships. It is designed to gather first-hand information from our shareholders and, in turn, to provide our shareholders with an opportunity to engage directly with the Chair of our Compensation Committee and key members of the Xerox leadership team.

Xerox’s Continuous Shareholder Outreach Cycle

After our new three-year strategic plan was announced at an Investor Day in February 2019, we significantly expanded shareholder outreach activities to share this new strategy with current and potential shareholders, so we could gather their feedback and ensure any concerns regarding compensation were addressed. We contacted our 100 largest shareholders (representing more than 86% of our shares outstanding including owners of a majority of the shares voted against the say-on-pay proposal at last year’s annual meeting) to invite them to discuss governance related topics and spoke, in some cases on multiple occasions, with shareholders representing more than 52% of the outstanding shares, including owners of a majority of the shares voted against the say-on-pay proposal at the 2019 annual meeting.

Key concerns identified by shareholders during these conversations are highlighted in the table below.

Key Topics Raised by Shareholders and Xerox Response

TopicOutcomeApplication of discretionAs a result of comments made by shareholders as well as thoughtful discussion at the Board level, we are limiting the application of positive discretion in determining compensation. None of the NEOs received positive discretion on their 2019 MIP awards.Limited shareholder engagementThe discussion above highlights our revised, more robust approach to shareholder engagement.Overlapping annual and long-term incentive metricsWe have analyzed the metrics in our incentive plans and believe they are appropriate for Xerox's turnaround strategy at this time. While there remains some overlap between our annual and multi-year incentive plan metrics, we continue to believe that having similar metrics for a portion of our long-term plan and our annual plan supports achievement of goals for both plans. We will continue to review the appropriateness of similar metrics on an ongoing basis."Single trigger" change-in-control feature and one-time Compensation for Vice Chairman & CEOWhen we negotiated the terms of Mr. Visentins offer in the second quarter of 2018, it was uncertain whether Xerox would continue to be an independent company due to the potential transaction with FUJIFILM Holdings Corporation. As a result, a modified single-trigger change-in-control feature was necessary to successfully recruit Mr. Visentin and align his incentives with those of shareholders. As part of his 2018 hire package, Mr. Visentin received one-time awards that will not be repeated in the future. These awards resulted in higher first year compensation than provided in 2019. In an acknowledgment that this earlier period of uncertainty was not permanent, Mr. Visentin's negotiated offer letter was amended during 2019 to sunset the single-trigger change-in-control feature. See Named Executive Officer With Unique Compensation Arrangement for further information.

We will continue to reach out to investors and to consider how our actions align with their interests when making future compensation decisions for our NEOs.

OUR EXECUTIVE COMPENSATION PRINCIPLES

The following core principles reflect our philosophy with respect to compensation of the NEOs. These principles, established and refined from time to time by the Compensation Committee, are intended to:

•	promote improved financial performance;

•	hold our senior executives personally accountable for the performance of the business units, divisions or functions for which they are responsible; and

•	motivate our senior executives to collectively make decisions about the Company that will deliver enhanced value to our shareholders over the long term.

Core PrinciplesXerox PracticeCompensation should reinforce our business objectives and values-Reward contributions and leadership that increase profit, revenue, operating cash flow and shareholder value-Enhance confidence in our financial leadership-Create and maintain the commitment of our customers and employeesCompensation should be linked to performance and should not motivate unnecessary risk-Generally, at least two-thirds of our NEOs' pay is performance based, which means it is at risk and varies from year to year based on performance -A significant portion of total compensation is tied to Xerox's financial performance -The Compensation Committee monitors how our compensation programs could affect management's behavior to ensure that performance objectives do not motivate executives to take unnecessary risk that could jeopardize the health and future of the CompanyThere should be flexibility in allocating the various compensation elements-The Compensation Committee uses a variety of compensation elements to establish compensation packages-The Compensation Committee does not impose a specific targeted mix of compensation elements in cash versus equity, fixed pay versus variable pay, or long-term versus short-term incentives. It instead retains flexibility to award compensation that best reflects the Company's then-current needs and circumstancesCompensation opportunities should be competitive-The Compensation Committee reviews peer group compensation data as well as other third-party compensation surveys annually to ensure that our executive compensation program is competitive-Our compensation program ensures pay levels are aligned with performance, tenure, individual contributions, and other factorsIncentive compensation should balance short-term and long-term performance-Incentive opportunities based on both short-term and long-term objectives are designed to promote strong annual results and the Company's long-term viability and successNEOs should have financial risk and reward tied to their business decisions-Over 80% of our NEO compensation on average is designed to be at risk -The portion of total compensation represented by short-term and long-term incentive programs increases with positions at higher levels of responsibility, as these executives have the greatest ability to influence the Company's strategic direction and results -We require our NEOs to own shares of Company stock in order to align their financial risks and rewards with those of our shareholdersThe pay practices for our NEOs should align with the pay practices of our other senior level employees-The practices we use to set base pay, retirement and savings, and health and welfare benefits for the NEOs are generally consistent with the practices used to set compensation for our other senior level employees

SUMMARY OF 2019 COMPENSATION ACTIONS

The primary elements of our executive compensation program for the NEOs are:

•	base salary

•	short-term incentives

•	long-term incentives

•	pension and savings plans

•	perquisites

•	change in control benefits

The Compensation Committee made several decisions regarding the compensation of NEOs in 2019, as summarized below.

Base Salaries

Executive salaries reflect peer group data and the complexity of the NEOs’ roles. During 2019, the base salaries for our NEOs did not change from 2018 levels.

Executive	Annual Base Salary ($)

Giovanni (John) Visentin	1,200,000

Steven J. Bandrowczak	525,000

William F. Osbourn, Jr.	625,000

Michael D. Feldman	575,000

Hervé N. Tessler (*)	561,272

(*)

Mr. Tessler’s base salary of €501,270 (unchanged from 2018) was denominated and paid in euros (EUR). The salary shown in this table and throughout the Proxy Statement is Mr. Tessler’s annual base salary converted to U.S. dollars (USD) at an exchange rate of 1.1197 USD per EUR, consistent with the exchange rate used in the Company’s 2019 Annual Report on Form 10-K.

For further information on base salaries, see 2019 Compensation for the Named Executive Officers — Base Salary.

Short-Term Incentives

The 2019 performance measures and weightings for our Management Incentive Program (MIP), formerly the Annual Performance Incentive Program (APIP), were: Absolute Revenue,(1) Free Cash Flow,(1) and Operating Margin(1) (weighted equally). These metrics reflect changes from 2018, as follows:

•	Absolute Revenue(1) replaced Revenue Growth at constant currency(1) to provide greater focus on this important top-line metric

•	Operating Margin(1) replaced Adjusted Pre-Tax Income(1) to provide greater clarity on profitability accomplishments in running the business, before the impact of other financial considerations

•	Free Cash Flow(1) was retained from 2018 and we continue to use this metric as it reflects the broad performance of the business in generating cash

Based on the following results, the Compensation Committee approved the short-term incentive calculated payout factor of 97.8% of target. A summary of performance results relative to predetermined performance levels is below.

2019 MIP Results ($ in million unless a %)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2019 Performance Results	Performance Results (Payout Factor)	Weighted Payout Factor
Absolute Revenue (1)	one-third	$9,300	$9,400	$9,600	$9,161	Below Threshold (0.00)	0.0%
Free Cash Flow (1)	one-third	$1,000	$1,100	$1,200	$1,272	Maximum (2.00)	66.7%
Operating Margin (1)	one-third	12.5%	13.5%	14.5%	13.4%	Between Threshold & Target (.93)	31.1%
2019 MIP Factor							97.8%

The target award opportunities for 2019 remained the same as in 2018 for all of our NEOs. Following a review of overall Company results, business unit results and individual contributions, the Compensation Committee approved NEO payouts within a range of 39.1% to 97.8% of target, as shown below.

2019 MIP Payout

Executive	Annual Base Salary ($)	Target Short-Term Incentive (% of Salary)	Target Short-Term Incentive ($)	Payout Factor	Actual 2019 MIP Payout ($)

Giovanni (John) Visentin	1,200,000	150%	$1,800,000	97.8%	1,760,400

Steven J. Bandrowczak	525,000	100%	$ 525,000	97.8%	513,450

William F. Osbourn, Jr.	625,000	100%	$ 625,000	97.8%	611,250

Michael D. Feldman	575,000	100%	$ 575,000	97.8%	562,350

Hervé N. Tessler (*)	561,272	100%	$ 561,272	39.1%	219,570

(*)

Mr. Tessler’s base salary €501,270 and target-short term incentive €501,270 are both denominated and paid in euros (EUR) and converted to U.S. dollars (USD) at an exchange rate of 1.1197USD per EUR. Actual short-term incentive paid reflects the application of negative discretion in light of EMEA results.

For more information on short-term incentives, refer to 2019 Compensation for the Named Executive Officers — Short-Term Incentives.

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

Long-Term Incentives

Our 2019 Executive Long-Term Incentive Program (E-LTIP) included awards granted in the form of performance share units (PSUs) (60%) and restricted stock units (RSUs) (40%). Stock options were not included in our 2019 E-LTIP awards. Instead, the objective of stock option grants (to provide greater alignment with shareholders and increased focus on improving stock price performance) was achieved in our 2019 E-LTIP grants through PSUs with an Absolute Share Price(1) metric, weighted at 50%.

The grant date for these awards was January 14, 2019 for the named executive officers. In 2019, the timing of our E-LTIP grant was changed from April to January to more closely align the grant date with the underlying performance period for the PSUs. Earned PSUs cliff-vest three years from the grant date following the Compensation Committee’s certification of performance results. RSUs vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

PSUs are earned based on achieving pre-established performance goals. The 2019 performance measures and weightings for the portion of the award granted as PSUs were as follows:

•	50% Absolute Share Price(1) (inclusive of accumulated dividends over the three-year performance period) — focuses on stock price appreciation and achieving goals to maximize shareholder returns

•	25% Absolute Revenue(1) pursuant to the Company’s business plan — focuses on improving the top line and is aligned with management strategy

•	25% Free Cash Flow(1) — focuses on reducing costs, improving productivity and profitable revenue

Executive	2019 E-LTIP ($)	PSUs (60%) ($)	RSUs (40%) ($)
Giovanni (John) Visentin	10,000,000	6,000,000	4,000,000
Steven J. Bandrowczak	2,500,000	1,500,000	1,000,000
William F. Osbourn, Jr.	2,250,000	1,350,000	900,000
Michael D. Feldman	2,200,000	1,320,000	880,000
Hervé N. Tessler	1,700,000	1,020,000	680,000

For more information on long-term incentives, see 2019 Compensation for the NEOs — Long-Term Incentives.

Total Target Compensation

Complete compensation information for our NEOs appears in the Summary Compensation Table on page 57. The following table, approved by the Compensation Committee, shows annualized base salary, target and actual short-term incentive (MIP), and annual long-term incentive (E-LTIP) and is used to manage executive pay:

Executive	Annual Base Salary ($)	Target Short-Term Incentive (% of Salary)	Target Short-Term Incentive ($)	Long-Term Incentive ($)	Total Target Compensation (Base + Target Short-Term + Long-Term Incentive) ($)

Giovanni (John) Visentin	1,200,000	150%	$1,800,000	10,000,000	13,000,000

Steven J. Bandrowczak	525,000	100%	$ 525,000	2,500,000	3,550,000

William F. Osbourn, Jr.	625,000	100%	$ 625,000	2,250,000	3,500,000

Michael D. Feldman	575,000	100%	$ 575,000	2,200,000	3,350,000

Hervé N. Tessler (*)	561,272	100%	$ 561,272	1,700,000	2,822,544

(*)	Mr. Tessler’s base salary €501,270 and target-short term incentive €501,270 are both denominated and paid in euros (EUR) and converted to U.S. dollars (USD) at an exchange rate of 1.1197 USD per EUR.

Looking Ahead to 2020

The Compensation Committee took the following actions for 2020:

•

Maintained the short-term incentive program’s focus on financial performance by retaining the three corporate financial metrics established for 2019 — Absolute Revenue(1) (unadjusted for currency), Operating Margin(1), and Free Cash Flow(1) (weighted equally).

•

Maintained the long-term incentive program established for 2019, structured as follows: 60% PSUs and 40% RSUs. The PSU metrics continue to be Absolute Share Price(1) (50%), Absolute Revenue(1) (unadjusted for currency) (25%), and Free Cash Flow(1) (25%).

These metrics were chosen and continued for the 2020 cycle because of their close alignment to shareholder interests and business success.

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM

Oversight

The Compensation Committee administers the executive compensation program on behalf of the Board and our shareholders. The members of the Compensation Committee are Cheryl Gordon Krongard, who became the Committee Chair on May 14, 2018, Jonathan Christodoro and Scott Letier, who were each appointed to the Compensation Committee on May 14, 2018. (Gregory Q. Brown stepped down from the Compensation Committee as of the date of the 2019 Annual Meeting and did not stand for re-election as a director.)

All directors who serve on the Compensation Committee are independent directors in accordance with applicable NYSE standards, including heightened independence requirements for Compensation Committee members. Their biographies appear beginning on page 4 of this Proxy Statement.

The Compensation Committee’s responsibilities are discussed beginning on page 17 of this Proxy Statement. A complete description of the Compensation Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/governance.

Independent Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, FW Cook, to assist with its responsibilities. FW Cook reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate their engagement at any time. The Compensation Committee reviewed FW Cook’s independence under SEC and NYSE rules and determined there was no conflict of interest.

During fiscal 2019, FW Cook provided the following services:

•	regularly updated the Compensation Committee on trends in executive compensation and proactively advised on emerging trends and best practices;

•

reviewed officer compensation levels and the Company’s overall performance compared to a peer group made up of organizations with which the Company is likely to compete for executive expertise and/or share with the Company a similar business model in one or more areas;

•	reviewed incentive compensation designs for short-term and long-term programs;

•	advised the Compensation Committee on peer group companies for pay and performance comparisons;

•	reviewed the Compensation Discussion and Analysis and related compensation tables for this Proxy Statement;

•	reviewed Compensation Committee meeting materials with management and the Committee Chair before distribution;

•	attended Compensation Committee meetings and, as requested, meetings in executive session;

•	offered independent analysis and input on CEO compensation; and

•	advised on other compensation matters as requested.

Best Practices

The Compensation Committee regularly reviews executive compensation best practices and makes changes to the Company’s programs as appropriate.

Our program reflects best practices as follows:
What We Do:
✓	Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.
✓	Use multiple sources of data including peer group pay as a reference point to determine total target compensation.
✓	Maintain equity plans with double trigger vesting upon a change in control, except that Mr. Visentin’s original negotiated offer letter, provided for vesting upon a change in control (regardless of whether employment terminates.) Mr. Visentin’s negotiated offer letter, as amended in 2019, clarifies that this provision no longer applies with respect to equity awards granted on or after Mr. Visentin’s second anniversary of employment which is May 15, 2020; as described in the Named Executive Officer With Unique Compensation Arrangement section of the CD&A.
✓	Have clawback provisions to recover short- and long-term incentive compensation, non-qualified pension benefits and severance payments under the Officer Severance Program.
✓	Maintain stock ownership and post-retirement stock holding requirements for executive officers.
✓	Have non-compete and non-solicitation agreements that apply during employment and after leaving the Company, as permissible under local law.
✓	Provide minimal executive perquisites.
✓	Design compensation programs with controls to mitigate risk.
✓	Engage an independent compensation consultant for the Compensation Committee that performs no other services for Xerox.
What We Don’t Do:
✗

NO payment of dividends or dividend equivalents before RSUs are vested or PSUs are earned. No payment of dividends or dividend equivalents on stock options or on PSUs earned in excess of target performance.

✗

NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012, and no Company contributions under our non-qualified deferred compensation plan, which was closed to new contributions after 2018.

✗	NO payment of tax gross-ups on perquisites.
✗	NO excise tax gross-ups in change-in-control arrangements.
✗	NO hedging or pledging of Xerox stock by executive officers.
✗	NO employment agreements (unless customary under local law or in connection with new hire arrangements).

Risk Assessment

The Compensation Committee believes that our programs encourage positive behavior while balancing risk and reward, consistent with the interests of our shareholders. Management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering our employees and executives for 2019, the Compensation Committee determined that our compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company. Our assessment included reviews of our internal controls, clawback provisions (including those for engaging in detrimental activity), ownership requirements, overlapping performance periods and vesting schedules, the balance of short- and long-term incentives, and performance goals that are tied to multiple financial metrics.

PROCESS FOR SETTING COMPENSATION

Competitive Market Information

Each year, the Compensation Committee receives and reviews a report comparing the compensation of our NEOs with the compensation of the NEOs of the companies in our peer group. This comparison includes peer group compensation data from the most recent proxy statements for these elements of pay:

•	base salary

•	short-term incentives

•	total cash compensation (base salary plus short-term incentives)

•	long-term incentives

•	total compensation (total cash compensation plus long-term incentives)

The Compensation Committee reviews the peer group total target compensation (including the individual elements noted above) for each NEO. The competitive peer group market data is prepared, analyzed and presented to the Compensation Committee by FW Cook, the Committee’s independent compensation consultant. FW Cook also presents a broader set of survey data.

When setting compensation, the Compensation Committee also reviews the Company’s performance in relation to the peer group.

Peer Group

To establish the 2019 peer group, several companies were removed from the 2018 peer group as follows: Arrow Electronics, Inc., Avnet, Inc., CDW Corporation, Micron Technology, Inc. and SYNNEX Corporation. These companies were replaced because they no longer met one or more of the selection criteria listed below or they had been acquired and information was no longer available.

The 2019 peer group consisted of the following 19 companies:

2019 Peer Group
Applied Materials, Inc.	HP, Inc.*	Pitney Bowes Inc.
CA Technologies	Jabil Inc.	Seagate Technology plc
CGI Group Inc.	Juniper Networks, Inc.*	TE Connectivity Ltd.*
DXC Technology Company	Keysight Technologies*	Western Digital Corporation
First Data Corporation	Motorola Solutions, Inc.	Zebra Technologies*
Flex Ltd.	NCR Corporation
Hewlett Packard Enterprise Company*	NetApp, Inc.

*	New peer group company for 2019.

The Compensation Committee regularly reviews the composition of the peer group and makes modifications as appropriate. This peer group was reviewed and confirmed by the Compensation Committee for 2019 and we believe these peer group companies on the whole are:

•	appropriate in size (considering revenue, market capitalization, EBIT, enterprise value and assets);

•	companies with which we are likely to compete for executive talent; and/or

•	companies that share a similar business model or similar business content in one or more areas.

When the Compensation Committee reviewed the peer group data for the last four consecutive quarters, available as of July 15, 2019, the median annual revenue of the peer group was approximately $10.9 billion compared to Xerox revenue of $9.3 billion. The 25th percentile for the peer group revenue data was $6.6 billion and the 75th percentile was $20.8 billion.

Performance Objectives

Following a thorough review of the external market, business outlook, business plan and budgets, the Compensation Committee sets performance objectives for the Vice Chairman & CEO. The Vice Chairman & CEO in turn sets performance objectives, aligned with his objectives, for the other NEOs. For 2019, Mr. Visentin’s performance objectives were focused primarily on the company’s financial goals related to Absolute Revenue(1), Operating Margin(1), and Free Cash Flow(1).

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

2019 COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

Overview

As shown in the chart below, the Compensation Committee follows a thorough and multi-faceted process to establish compensation for our NEOs.

Compensation Committee Assessment	Compensation Committee Considerations	Final Steps
• Overall Company performance • Past contributions • Expected future contributions • Succession planning objectives • Retention objectives • Internal pay equity • Peer group data

•  Evaluation of Vice Chairman & CEO’s performance relative to specified performance objectives

•  Vice Chairman & CEO’s evaluation of the management team, their contributions and performance

•  Vice Chairman & CEO’s recommendations for compensation actions for other NEOs

•  Competitive executive pay practices

•  Financial feasibility

•  Vice Chairman & CEO’s self-assessment

• Input from the Compensation Committee’s consultant • Review of evolving market practices, regulatory developments, the market for executive talent and compensation philosophy

After receiving input from the Vice Chairman & CEO, the Compensation Committee makes its own assessments and formulates compensation amounts. Once all components of compensation are established, the Compensation Committee verifies that the total compensation for each NEO is appropriate and competitive.

The Compensation Committee expects a high level of individual and collaborative performance and contributions, consistent with our NEOs’ level of responsibility, and, when setting compensation, seeks to appropriately motivate our NEOs to achieve a high level of performance.

NEOs generally earn short- and long-term incentive payments based on achievement of pre-established objective performance goals of the Company. Base salary increases and short-term and long-term incentive target award opportunities are determined by taking into consideration the individual’s performance, market data and internal comparisons to ensure that pay is competitive and consistent with Company succession planning objectives and that differences in pay among the officers are appropriate.

Mr. Visentin’s compensation was determined under the same compensation programs and policies pursuant to which the compensation of other Xerox NEOs were determined, except as otherwise provided under the terms of his negotiated offer letter. Mr. Visentin was not present when the Compensation Committee discussed and established his compensation.

2019 Total Target Compensation

Total target compensation includes base salary, target annual short-term cash incentive and target annual long-term equity incentive awards, which includes the 2019 annual E-LTIP grants. For purposes of market comparisons, total target compensation within the range of plus or minus 15% of the peer group median typically is considered as a competitive reference point.

Overall, the aggregate total target compensation of our NEOs is within the competitive range of peer group and survey medians. In addition, the mix of pay elements as a percent of total target compensation is similar to that of our peers.

We show the 2019 total target compensation, including annual base salary, target and actual short-term incentive compensation, and long-term incentive compensation as described above under Executive Summary — Summary of 2019 Compensation Actions. More complete compensation information appears in the Summary Compensation Table on page 57.

Fixed Versus Variable Pay

The charts below show the 2019 pay mix for our NEOs as well as the portion of their total target compensation that is in the form of variable pay. The target pay presented in the charts represents base salary, target short-term incentive MIP awards and annual long-term incentive E-LTIP awards.

Base Salary

Base salary is the fixed pay element of our compensation program. The Compensation Committee reviews and approves base salaries annually, typically in February. The Compensation Committee also reviews NEO salaries when there is a specific event, such as a new hire, promotion or achievement of an extraordinary level of performance. There were no base salary increases during 2019 for any of our NEOs.

Short-Term Incentives

The Company’s MIP provides for short-term incentive awards paid in the form of cash for our NEOs and other eligible employees. Each year, the Compensation Committee determines the target short-term incentive award opportunity under the MIP, stated as a percentage of base salary, for each NEO.

The following chart shows our process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.

StepProcessBoard of Directors-Reviews Company results for previous year-Considers annual operating plan for the current yearVice Chairman & CEO-With the Chief Financial Officer (CFO), assesses prior year performance-Recommends to the Compensation Committee performance measures for the coming year -Recommends actions related to payment of awards based on prior year performance and establishment of short-term incentive target awards for the coming year for the other NEOsCompensation Committee-With the input of the Vice Chairman & CEO and CFO, assesses prior year performance against goals-With the input of the Vice Chairman & CEO, determines awards earned for the prior year-Sets performance measures and weightings for the current year, including the threshold, target and maximum goals for each measure; payout ranges; potential adjustment categories; and overall design

Short-term incentives, if earned based on the previous fiscal year’s performance, are generally paid in the March / April time frame.

Short-Term Incentive Target Award Opportunity for the Individual Named Executive Officers

The short-term incentive target award opportunity for each NEO takes into account many factors, including scope of responsibility and comparable targets for NEOs in the peer group. If an executive’s responsibilities change after February, when the terms of the short-term incentive awards are generally approved, the Compensation Committee may adjust the short-term incentive target award opportunity for that executive. No changes were made to target award opportunities for any NEOs from their 2018 levels.

Executive	2019 Target Bonus (% of Base)
Giovanni (John) Visentin	150%
Steven J. Bandrowczak	100%
William F. Osbourn, Jr.	100%
Michael D. Feldman	100%
Hervé N. Tessler	100%

Determining Short-Term Incentive Award Payouts

After the end of each fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Compensation Committee’s review and approval, any material unusual or infrequent charges or gains/(losses) may be excluded from the MIP short-term incentive calculations in order to obtain normalized operational results of the business.

Each performance measure is assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Even if pre-established performance measures are achieved, the Compensation Committee retains the discretion to adjust the calculated incentive payout, as it deems appropriate, based on overall Xerox performance. The Compensation Committee also may use its discretion to adjust a MIP award based on individual performance provided that an individual executive’s award never exceeds two times the executive’s target award opportunity.

Under extraordinary circumstances, if the Compensation Committee believes an additional incentive is appropriate to reward and motivate executives, it has authority to pay discretionary cash awards outside of the MIP that are separate and independent of any calculated MIP incentive payout.

2019 Short-Term Incentive Award Performance Measures and Payouts

The performance measures set by the Compensation Committee for 2019 were Absolute Revenue(1), Operating Margin(1) and Free Cash Flow(1). Although we consider historical performance when setting future performance goals, these goals were aligned with our 2019 operating plan at the time they were established and designed to be challenging, yet achievable. The payout for achieving target performance goals is 100% of target and the payout for achieving maximum performance goals is 200% of target, with payout at 200% representing attainment of outstanding performance results. The payout for achieving threshold performance goals is 50% of target. There is no payout for results below the threshold levels established by the Compensation Committee. Payouts are made proportionately for achievement at levels between threshold and maximum goals.

The weightings, threshold, target and maximum goals, payout ranges and performance results against the established 2019 performance measures are as follows ($ in millions):

2019 MIP Results ($ in millions unless a %)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2019 Performance Results	Performance Results (Payout Factor)	Weighted Payout Factor

Absolute Revenue (1)	one-third	$9,300	$9,400	$9,600	$9,161	Below Threshold (0.00)	0.0%

Free Cash Flow (1)	one-third	$1,000	$1,100	$1,200	$1,272	Maximum (2.00)	66.7%
Operating Margin (1)	one-third	12.5%	13.5%	14.5%	13.4%	Between Threshold & Target (.93)	31.1%
2019 MIP Factor							97.8%

2019 MIP — Calculation of Performance Results ($ in millions unless a %)

($ in millions)	Absolute Revenue (1)	Free Cash Flow (1)	Operating Margin (1)
Reported (2)	$9,066	$1,179	$1,192
Discontinued Operations — as reported (3)	79	89	28
Xerox International Partners (XIP) — Nov./Dec. Estimate (3)	16	4	5
Adjusted Absolute Revenue (1), Free Cash Flow (1) and Operating Profit (1)	$9,161	$1,272	$1,225
Adjusted Operating Margin(4)			13.4%
Actual 2019 Performance Results	Below Threshold	Maximum	Between Threshold and Target

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

(2)	Absolute Revenue(1), Free Cash Flow(1) and adjusted(1) Operating Profit all from continuing operations, as reported in our 2019 Annual Report on Form 10-K.

(3)

In November 2019, Xerox Holdings completed a series of transactions to restructure its relationship with FUJIFILM Holdings Corporation (FH), including the sale of its indirect 25% equity interest in Fuji Xerox (FX) and its indirect 51% partnership interest in Xerox International Partners (XIP). As a result, the historical financial results of the Company’s equity investment in FX and XIP business (which was consolidated) for the periods prior to these transactions are reflected as a discontinued operation. Refer to the Company’s 2019 Annual Report on Form 10-K for additional information.

(4)	Adjusted Operating Margin of 13.4% is adjusted(1) Operating Profit of $1,225 million divided by Adjusted(1) Absolute Revenue of $9,161 million.

The short-term plan contains specific metrics, but also permits the Compensation Committee some limited discretion as described above under Determining Short-Term Incentive Award Payouts.

The Compensation Committee approved the calculated payout factor of 97.8% of target, reflecting performance results for all three measures, determined in accordance with the process and applicable goals and weightings described above. The Compensation Committee approved NEO payouts at 97.8% achievement with no discretion applied, other than for Mr. Tessler, whose reduced payout reflects EMEA performance. For more information on short-term incentive payouts, see the Total Target Compensation section on page 36.

2019 Earned Base Salary ($) X Target MIP Opportunity Overall Xerox Performance (Payout Range: 0%-200% of Target) ($) = Actual Cash Incentive Award ($)*

*	Actual short-term incentive paid to Mr. Tessler reflects the application of negative discretion in light of EMEA results.

The Compensation Committee believes that the fiscal 2019 short-term incentive payments are consistent with our strategy of compensating NEOs for achieving important business goals. In view of the Company’s 2019 results, the Compensation Committee believes that the annual short-term incentive payments resulted in reasonable and appropriate performance-related incentive payments to the NEOs.

The annual incentives paid to the NEOs in April 2020 for fiscal year 2019 are shown in the Summary Compensation Table. Additional information about the short-term incentive opportunities is shown in the Grants of Plan-Based Awards table.

Long-Term Incentives

We provide long-term incentives to reward NEOs for sustained performance, as a retention incentive and to align executives’ interests with the interests of our shareholders.

Executive Long-Term Incentive Program

Our Executive Long-Term Incentive Program (E-LTIP) awards are made annually and off-cycle for special purposes (such as new hire, promotion and recognition), pursuant to the 2004 Performance Incentive Plan. The 2019 awards were issued 60% as PSUs and 40% as RSUs.

PSUs are typically based on achievement of goals over a performance period covering three fiscal years. The service period for these PSUs is three years from the date of grant. Earned PSUs vest after the Compensation Committee certifies the results for the performance period. RSUs are subject to time-based vesting requirements and currently are scheduled to vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

Upon vesting of PSUs and RSUs, dividend equivalents are paid in cash on vested shares in an amount equal to the dividends the executive would have earned from having owned the same amount of Xerox Common Stock (up to the target number of shares) throughout the vesting period. Dividend equivalents are not paid with respect to stock options.

Compensation Committee Actions Relating to E-LTIP Awards

E-LTIP awards are based on a review of both peer group and market data, operating results, each executive’s past and expected future contributions and retention of key personnel.

Actions the Compensation Committee Takes every year with respect to E-LTIP awards -For completed performance periods, determines the number of PSUs, if any, earned by each NEO based on the results for the performance period -For the new PSU cycle, establishes overall design, performance measures and weightings; the threshold, target, and maximum goals for each measure; and payout ranges -Approves new E-LTIP grants for NEOs Specific actions taken for 2019 E-LTIP Grants -Approved 2019 long-term incentive target grant values for NEOs -Approved design, performance measures and weightings. Set threshold, target, and maximum goals for each measure and payout ranges

The 2019 E-LTIP awards were granted in the form of 60% PSUs and 40% RSUs as shown below. Delivering two different forms of equity provides a means of balancing financial and strategic performance and promotes retention.

Executive	2019 LTI ($)	PSUs (60%) ($)	RSUs (40%) ($)
Giovanni (John) Visentin	10,000,000	6,000,000	4,000,000
Steven J. Bandrowczak	2,500,000	1,500,000	1,000,000
William F. Osbourn, Jr.	2,250,000	1,350,000	900,000
Michael D. Feldman	2,200,000	1,320,000	880,000
Hervé N. Tessler	1,700,000	1,020,000	680,000

The payout for achieving threshold performance goals is 50% of the target award opportunity, the payout for achieving target performance goals is 100% of the target award opportunity, and the payout for achieving maximum performance goals is 200% of target award opportunity, with payout at 200% representing attainment of outstanding performance results. Payouts are made proportionately for achievement at levels between these goals. There is no payout if performance falls below each of the threshold goals established by the Compensation Committee. Payout of PSUs is conditioned on actual achievement of the pre-established performance measures, and any earned shares will be paid on the vesting date.

The target numbers of PSUs and RSUs granted to our NEOs were determined by dividing the approved E-LTIP target awards (dollar value) by the fair value of Xerox Common Stock on the respective grant dates (or last trading day prior to the grant date if the market was closed on the grant date). The fair value used to determine the number of RSUs granted was the closing price of Xerox Common Stock on the date of grant. The fair value used to determine the number of PSUs granted was determined as follows: one-half based on the closing price of Xerox Common Stock on the grant date (for the Absolute Revenue(1) and Free Cash Flow(1) metric) and one-half based on a Monte Carlo valuation (for the Absolute Share Price(1) metric).

Vesting of earned PSUs is on the third anniversary of the grant date following the Compensation Committee’s certification of performance results. RSUs vest annually in increments of 25%, 25% and 50%, respectively, over a three year period.

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

Metrics for the 2019 Performance Cycle (2019 E-LTIP)

The 2019 E-LTIP performance measures (all based on continuing operations) and weightings for the PSU are as follows:

•	Free Cash Flow(1) (25%)

•

Rationale: provides shareholders and investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment; it provides a measure of our ability to fund acquisitions, dividends and share repurchases

•	Performance period: Based on cumulative performance from January 2019 through December 2021

•	Absolute Revenue(1) (25%)

•	Rationale: Replaced Revenue Growth at constant currency(1) to provide greater focus on top-line results

•	Performance period: Based on cumulative performance from January 2019 through December 2021

•	Absolute Share Price(1) (50%)

•

Rationale: Replaced relative Total Shareholder Return(1) metric used in 2018, to create an intense focus on share price and support strong alignment with our shareholders. Inclusion of Absolute Share Price(1) supported the elimination of new stock option grants, since this metric is focused on stock price

•	Performance period: Measured based on 20-trading day average price at the end of the performance period, plus the value of accumulated dividends during the 3-year performance period

Performance measures for our long-term incentive awards are typically set at the beginning of the first year and reflect a three-year performance period. Earned long-term incentive awards vest three years from the date of grant and the actual value realized by our NEOs with respect to these awards is based on achievement of performance goals and stock price at the time of vesting.

Target performance goals are reasonably achievable with a level of performance that is in line with the Company’s Board-approved operating plan, whereas maximum performance levels represent stretch goals which can only be achieved with outstanding performance.

Under the 2019 E-LTIP, actual Company results for the performance measures will be adjusted for the impacts of certain pre-established items, subject to thresholds, such as: acquisitions, separations or divestitures, effects of changes in accounting principles, certain items identified in other expenses, net, gains/(losses) from the settlement of tax audits or changes in tax laws, gains/(losses) from acts of war, terrorism or natural disasters, cash payments for restructuring, pension contributions, changes in receivables factoring programs, and other types of unusual or infrequent items.

Because we believe Absolute Revenue(1) and Free Cash Flow(1) to be two of the fundamental financial metrics that drive shareholder value, we used those financial metrics for both our short- and long-term incentive programs.

Additional information on the 2019 E-LTIP awards can be found in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Performance and Payouts under Prior E-LTIP Awards

2016 PSUs

The 2016 E-LTIP was based on one year of performance (2016 only) with all financial measures based on total Company results. The Compensation Committee determined that the performance measures were inapplicable for 2017 and 2018 because they applied to the combined company prior to the separation of Conduent

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

Incorporated. For additional information on the 2016 E-LTIP performance measures and definitions, refer to Exhibit 10(e)(20) of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 19, 2016. Performance results against the pre-established performance measures and definitions for this award are as follows:

2016 PSU Results

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2016 Performance Results	Performance Results (Payout Factor)	Weighted Payout Factor
Revenue Growth at Constant Currency (1)	30%	(5%)	(3%)	(1%)	(3.4%)	Between Threshold & Target (0.90)	27.00%
Adjusted Earnings Per Share (1)	50%	$1.07	$1.14	$1.21	$1.12	Between Threshold & Target (0.86)	42.86%
Adjusted Operating Cash Flow (1)	20%	$1.2B	$1.3B	$1.55B	$1.378B	Between Target & Max (1.31)	26.24%
Actual 2016 Performance Results							96.10%

2016 PSU — Calculation of Performance Results

	Performance Measures (Weightings)
	Adjusted Revenue Growth at constant currency (1) (30%)	Adjusted Earnings Per Share (1) (50%)	Adjusted Operating Cash Flow (1) (20%)
Unadjusted Measures (2)	(3.4)%	$0.41	$1,095
Restructuring and related costs	-	0.25	141
Amortization of intangible assets	-	0.21	-
Non-service retirement-related costs	-	0.08	-
Separation related costs	-	0.15	118
Other, net	-	0.02	24
Adjusted Measures	(3.4)%	$1.12	$1,378
Actual 2016 Performance Results	Between Threshold and Target	Between Threshold and Target	Between Target and Maximum

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

(2)

Revenue growth at constant currency excludes the impact of changes in the translation of foreign currency revenues into U.S. dollars. Revenue growth, Earnings per Share and Operating Cash Flow are on a total company basis — including continuing and discontinued operations.

Based on the above, the Compensation Committee determined a payout level for the 2016 PSUs of 96.1% of target. The actual payout value of the 2016 E-LTIP as a percent of grant date value on July 1, 2016, was 141.4% due to percentage earned of shares granted and the difference in the fair market value per share on the July 1, 2016 grant date as compared to the July 1, 2019 stock price at vesting.

NAMED EXECUTIVE OFFICER WITH UNIQUE COMPENSATION ARRANGEMENT

Giovanni (John) Visentin

Mr. Visentin was hired on May 15, 2018 under unique circumstances and at a time of significant uncertainty concerning the Company’s future:

•	Several directors had recently resigned, and new directors had joined the Board

•	The New York State Supreme Court had enjoined a pending change of control transaction with FUJIFILM

•	The Company’s former CEO had resigned

The Company’s independent directors determined that Mr. Visentin was particularly well-suited to lead the Company’s turn-around strategy, and several of the Company’s largest shareholders had communicated similar views publicly. Further, the independent directors also recognized that recruiting any CEO candidate, particularly someone of Mr. Visentin’s caliber, into an organization facing so many challenges would be difficult. When the independent directors concluded that the Company needed to hire Mr. Visentin, they realized that some exceptions to the Compensation Committee’s standard pay practices would be both necessary and appropriate under the circumstances.

Mr. Visentin’s negotiated offer letter provided for:

•	Ongoing compensation:

•	$1,200,000 base salary

•	150% short-term incentive target

•	$10,000,000 long-term incentive target

•	Participation in the Company’s retirement, health and welfare, vacation and other benefit programs

•	2018 one-time compensation items (not repeated in 2019):

•	$1,500,000 cash sign-on bonus payment

•

Award of restricted shares with a value of $10,000,000 (based on the closing price of Xerox Common Stock on May 15, 2018, his first day of employment with Xerox) that cliff vested one year from the grant date

The negotiated 2018 one-time compensation items described above were designed to replace compensation that Mr. Visentin forfeited to join the Company and to provide Mr. Visentin with significant incentives to lead the turn-around that Xerox needed. These one-time items were not expected to be repeated and Mr. Visentin’s 2019 compensation has decreased accordingly, as seen in the table below.

Year	Base Salary ($)	Bonus and Non-Equity Incentive Awards ($)	Stock and Option Awards ($)	Other Compensation ($)	Total ($)

2018	756,522*	3,300,000	19,072,839	329,642	23,459,003

2019	1,200,000	1,760,400	10,000,029	177,005	13,137,434

*	Actual Base Salary for partial year of employment. Mr. Visentin became an employee on May 15, 2018

The original negotiated offer letter also included special change-in-control and severance provisions. In the event of a Change in Control (as defined in the offer letter), any outstanding equity awards would become vested. In addition, in the event of Mr. Visentin’s (i) voluntary termination for Good Reason, (ii) involuntary termination without Cause prior to a Change in Control (all as defined in the negotiated offer letter), or (iii) as originally negotiated, his voluntary termination without Good Reason within 90 days following a Change in Control, Mr. Visentin would be entitled to, among other things:

•	Cash payments in the aggregate equal to 2 times the sum of his base salary and his target short-term incentive;

•	Prorated annual short-term incentive for the year of termination based on actual results; and

•	Accelerated vesting of all outstanding long-term incentive awards that would have otherwise become vested during the two-year severance period.

The negotiated offer letter was amended in 2019 to eliminate the modified single-trigger (or “walk-away”) change-in-control feature for equity compensation awards made after May 15, 2020. Under the amended letter agreement, following a Change in Control, in the event of Mr. Visentin’s involuntary termination without Cause or voluntary termination for Good Reason, he would be entitled to:

•	Cash payments equal to 2.99 times the sum of his base salary and his target short-term incentive; and

•	Annual short-term incentive for the year of termination based on actual results

The amended negotiated offer letter also modified the change-in-control vesting provision applicable to Mr. Visentin’s long-term incentive awards. Under the amendment, awards granted on or after May 15, 2020 become fully vested due to a Change in Control only if followed by an involuntary termination of employment (other than for Cause) or a voluntary termination for Good Reason (i.e., “double-trigger” vesting). (Awards granted prior to May 15, 2020 continue to be governed by the pre-amendment change-in-control provision described above.)

The 2019 amendment to Mr. Visentin’s negotiated offer letter were made to address concerns raised in connection with our failed say-on-pay vote last year and concerns discussed with shareholders in the months following that vote. The amended negotiated offer letter also reflects a CEO compensation approach more consistent with the compensation practices of our peers and our own past practices.

For additional information, please see Change in Control Benefits section.

PENSION AND SAVINGS PLANS

Pension and Savings Plans

The only NEO who participated in a pension plan in 2019 is Mr. Tessler, as described below. The other NEOs were eligible to participate in the Company’s tax-qualified 401(k) plan, as described below.

Xerox Corporation Savings Plan (401(k) Savings Plan)

Messrs. Visentin, Bandrowczak, Osbourn and Feldman were eligible to participate in the Company’s 401(k) Savings Plan in the same manner as all other U.S. employees covered by the plan. Each of these NEOs participated in the 401(k) Savings Plan in 2019. These NEOs were eligible for a 50% Company match on 6% of eligible pay saved on a before-tax basis, subject to IRS qualified plan compensation limits and highly compensated threshold limits. NEOs may not receive 401(k) Savings Plan benefits in excess of those limits. The match is applied after year-end and is forfeited in full should the participant leave Xerox prior to year-end.

The Xerox Corporation Supplemental Savings Plan, a non-tax-qualified deferred compensation plan, was closed to new contributions after 2018, but the existing account balances of Messrs. Visentin, Osbourn and Feldman continue to generate earnings. See Non-Qualified Deferred Compensation for the 2019 Fiscal Year for further information.

French Pension Plans

Mr. Tessler, as a French citizen, was eligible to participate in the following pension plans in 2019:

•	Defined Contribution Pension Plan for Directors of Xerox SAS, France

•	Contributions to the plan are based on earnings up to a cap of €205,680

•	Payments are managed by AXA and are payable upon retirement (earliest being 62 years of age)

•	Earnings are credited to a participant’s account based on market investments selected by the participant

•	Retirement Indemnities Plan

•

French pension plan required under the Collective Bargaining Agreement (forfeited if an employee leaves before they are 62; since Mr. Tessler is not yet age 62, he would not be eligible for any benefits under this plan)

Mr. Tessler was not covered by U.S. tax-qualified or non-qualified plans (nor any retirement plans in the U.K., where he was on assignment). More details on Mr. Tessler’s pension benefits can be found in the Pension Benefits for 2019 Fiscal Year and Non-Qualified Deferred Compensation for the 2019 Fiscal Year sections.

PERQUISITES AND PERSONAL BENEFITS

General Benefits

The Company generally maintains medical and dental coverage, life insurance, accidental death insurance and disability benefit programs or plans for all of its employees, as well as customary vacation, leave of absence and other similar policies. NEOs are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise disclosed.

Perquisites

We periodically review the perquisites received by NEOs. The Compensation Committee believes its policies regarding perquisites are conservative compared to other companies. The Company does not pay tax gross-ups in connection with perquisites (other than in connection with tax equalization for the international assignment allowances noted below).

•

Financial Planning: All NEOs are eligible to receive Company-paid financial planning assistance (up to $10,000 every two years). Solid financial planning by experts reduces the amount of time and attention that NEOs devote to their finances and maximizes the value of their compensation.

•

Chartered Aircraft: For purposes of security, productivity and efficiency, the Board of Directors requires Mr. Visentin to use chartered aircraft for business travel. Employees are permitted to accompany Mr. Visentin on the Company chartered aircraft solely for business purposes with prior authorization by Mr. Visentin.

•

Mr. Visentin also may use the Company chartered aircraft for personal travel and he may be accompanied by family members and guests. Mr. Visentin is wholly responsible for the tax consequences related to his personal use of Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of chartered aircraft.

•	Home Security: Mr. Visentin receives home security to address safety concerns resulting from his position as our Vice Chairman & CEO.

•

International Assignment Allowances: Mr. Tessler, a citizen of France, was on international assignment and received an international assignment allowance in 2019, which is customary for Xerox employees on international assignment.

For additional information and the total costs to the Company for providing perquisites and personal benefits to the NEOs during fiscal 2019, see the “All Other Compensation” column of the Summary Compensation Table.

CHANGE IN CONTROL BENEFITS

All NEOs have change in control severance agreements. These agreements are in the best interests of both the Company and our shareholders because they foster the continuous employment and dedication of key management without potential distraction or personal concern if Xerox were the potential subject of an acquisition by another company or other change in control. The Compensation Committee periodically reviews our change in control severance agreements against benchmark data to ensure that our plans are consistent with market practice.

Under the change in control agreements with Messrs. Bandrowczak, Osbourn, Feldman and Tessler, if employment terminates involuntarily (other than for cause, death or disability) or voluntarily for Good Reason within two years following a change in control, the NEO would be entitled to:

•	Two times the sum of their annual base salary and target short-term incentive award;

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months; and

•	Accelerated vesting of outstanding equity awards.

The CIC severance agreements for Messrs. Bandrowczak, Osbourn, Feldman and Tessler require that the executive agrees to remain an employee of the Company for nine months following a “potential change in control” (as defined therein) or until the date upon which the NEO is first entitled to receive the benefits described above, if earlier. Severance payments to these NEOs following a change in control are generally not conditioned on non-competition or non-solicitation obligations. Good Reason is defined in the change in control severance agreements.

The change in control provisions of Mr. Visentin’s 2018 negotiated offer letter, and the 2019 amendment thereto, are detailed in the Named Executive Officers With Unique Compensation Arrangements section. Under Mr. Visentin’s offer letter as originally negotiated, in the event of a Change in Control (as defined therein), any outstanding equity awards become vested. As amended during 2019, awards granted on or after May 15, 2020 become fully vested due to a Change in Control only if followed by an involuntary termination of employment (other than for cause) or a voluntary termination for Good Reason (i.e., “double-trigger” vesting).

In addition, if Mr. Visentin’s employment terminates involuntarily (other than for cause, death or disability) or voluntarily for Good Reason following a Change in Control, he would be entitled to:

•	A lump sum cash payment equal to 2.99 times the sum of his annual base salary and target short-term incentive award;

•	Annual short-term incentive for the year of termination, based on actual results; and

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Under Mr. Visentin’s 2018 offer letter as originally negotiated, if Mr. Visentin voluntarily terminated his employment without Good Reason within 90 days following a Change in Control, he would be entitled to the above benefits but with a multiplier of 2.0 rather than 2.99; the 2019 amendment eliminated this feature effective May 15, 2020.

Mr. Visentin’s change-in-control payments and benefits are subject to his execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement. Good Reason is defined in Mr. Visentin’s negotiated offer letter.

Xerox does not provide any of the NEOs with excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the NEOs assuming a change in control of Xerox and a qualifying termination of employment is presented under the Potential Payments Upon Termination or Change in Control table.

EMPLOYMENT AND SEPARATION

NEOs serve at the will of the Board. This enables the Board to remove a NEO, consistent with applicable laws, whenever it is in the best interests of the Company, with discretion of the Compensation Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change in control). When a NEO is removed from his or her position, the Compensation Committee exercises its business judgment in determining whether any special severance arrangement is appropriate in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments, the reasons for separation and requirements under local law.

The Compensation Committee approved an Officer Severance Program in 2017 and revised the program in 2018. With the intention of continuously reviewing the use and terms of the program, the approval in 2018 was for a period of eighteen months, with a scheduled expiration in January 2020. The Compensation Committee renewed the officer severance program in January 2020 for an additional eighteen months.

Under the Officer Severance Program, an officer who is eligible to participate in the program will be entitled to receive:

•	One year of salary continuance and benefits

•	Pro-rata vesting of equity grants, and

•	Pro-rata annual short-term incentive award for the year of termination.

•

The Officer Severance Program includes a covenant not to engage in activity that is detrimental to the Company, and payments and benefits under the program are conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.

The NEOs are generally eligible for the Officer Severance Program, except that the Officer Severance Program excludes from eligibility an officer with a written agreement providing for severance benefits upon separation, and it contains a non-duplication of benefits provision, pursuant to which payments and benefits under the Officer Severance Program are reduced by amounts required to be paid to the officer as severance under another arrangement or by operation of law. Thus, the treatment of Messrs. Visentin and Tessler under the Officer Severance Program would be as follows:

•

Mr. Visentin’s negotiated offer letter (as amended) provides for severance benefits and, in the event of severance, his benefits would be governed by that arrangement and he would not be eligible for the Officer Severance Program. See Named Executive Officers with Unique Compensation Arrangements for further information.

•

Mr. Tessler would not receive a benefit under the Officer Severance Plan to the extent he receives benefits under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015, a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions (XF-CBA). See Potential Payments Upon Termination or Change in Control for further information. Effective February 28, 2020, Mr. Tessler retired from his role as Executive Vice President. See Potential Payments Upon Termination or Change in Control for information about compensation payable in connection with Mr. Tessler’s retirement.

Except as described above, if the Compensation Committee does not approve a severance arrangement under the Officer Severance Program for a named executive officer whose employment is terminated, that officer would be covered under the Company’s regular U.S. severance policy, as applicable at the time of the separation.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Requirements

We require each NEO to build and maintain a meaningful level of stock ownership.

Role	Ownership Requirement

CEO	5 times base salary

Other NEOs	3 times base salary

To that end, the annual E-LTIP PSU and RSU awards are subject to a mandatory holding requirement. NEOs must retain at least 50% of the shares acquired through the vesting of these E-LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other NEOs. The holding requirement essentially restricts the CEO from selling these shares prior to two earnings announcements following separation from employment (prior to one earnings announcement for other NEOs). For six months following separation, NEOs may only sell shares during a “window period” (as defined below under Trading, Hedging and Pledging). The CEO has the authority to permit discretionary hardship exceptions (other than for himself) from the ownership and holding requirements to enable participants with financial need to access their vested shares, but no such exceptions have ever been requested.

Shares that count toward ownership requirements include (i) shares owned outright (whether or not held in street name), (ii) outstanding unvested restricted stock and RSUs and (iii) outstanding earned but unvested PSUs. Outstanding unearned PSUs and stock options do not count toward ownership requirements.

Trading, Hedging and Pledging

Executive officers are prohibited from engaging in short-swing trading and trading in options (including puts, calls and straddles) and from otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of Xerox securities. “Short sales” are also prohibited. Our anti-hedging policies and practices also apply to directors. Under the Company’s insider trading policy, executive officers are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

Executive officers are expected to obtain approval from the CEO prior to selling Xerox securities. In addition, executive officers are prohibited from pledging Xerox securities, including depositing Xerox securities in margin accounts at brokerage firms, and from using Xerox securities as collateral.

Compensation Recovery Policy (Clawbacks)

Typically, separation arrangements with our NEOs include a provision that rescinds severance payments if an executive engages in activity that is detrimental to the Company. Clawback arrangements may also be included in letter agreements with executives. In addition, the following plans provide for compensation recovery.

Under the 2004 Performance Incentive Plan, if the Compensation Committee determines that a NEO has engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Xerox, the Compensation Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with the Company, disclosing confidential information (except for reporting and other communications protected by “whistle blower” provisions of Dodd Frank), soliciting an employee to terminate employment with the Company, or soliciting a customer to reduce its level of business with the Company. If a payment or award is rescinded, the NEO will be expected to pay the Company the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

Our E-LTIP equity award agreements, under the 2004 Performance Incentive Plan, include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements as required under Dodd Frank. Under this provision, the Company can recover, for the three prior years, any excess incentive-based compensation (the excess over what would have been paid under the accounting restatement) from executive officers or former executive officers. Short-term incentive awards are also subject to clawback provisions.

Under the Xerox Corporation Supplemental Savings Plan, if a participant, including a NEO, is found to have engaged in detrimental activity, the Plan Administrator may reduce or delete the matching contribution account balance and not pay such amounts to that individual.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s CEO and certain other NEOs included in the Summary Compensation Table in the Company’s proxy statement. Prior to 2018, this limitation on deductibility did not apply to qualifying “performance-based compensation” and did not apply to our CFO. In December 2017, the Tax Cuts and Jobs Act (Tax Act) was signed into law. Under the Tax Act, the exemption from Section 162(m)’s deduction limit for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017, and extended the limitation to compensation paid to CFOs and certain former NEOs. As a result, all compensation in excess of $1 million paid to each of our NEOs will not be deductible unless the compensation qualifies for certain transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation which had been intended to satisfy the requirements for exception from the Section 162(m) deduction limit will, in fact, satisfy the exception.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and be included in the Proxy Statement for the 2020 Annual Meeting of Shareholders.

Cheryl Gordon Krongard, Chair

Jonathan Christodoro

A. Scott Letier

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the CEO, the CFO and the next three most highly compensated executive officers who served during the fiscal year ended December 31, 2019 (collectively referred to as NEOs). The table includes the dollar value of base salary earned, bonus, stock and option awards, non-equity incentive plan compensation earned, change in pension value, if any, and all other compensation, whether paid or deferred.

For a summary of the Compensation Committee’s decisions on the compensation awarded to our NEOs for fiscal 2019, please refer to the CD&A beginning on page 25.

Summary Compensation Table

Name & Principal Position	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C)	Option Awards ($) (D)	Non-Equity Incentive Plan Compensation ($) (E)	Change in Pension Value and NQDC Earnings ($) (F)	All Other Compensation ($) (G)	Total ($)

Giovanni (John) Visentin	2019	1,200,000	-	10,000,029	-	1,760,400	-	177,005	13,137,434
Vice Chairman and Chief Executive Officer	2018	756,522	1,500,000	17,500,045	1,572,794	1,800,000	-	329,642	23,459,003

Steven J. Bandrowczak	2019	525,000	-	2,500,038	-	513,450	-	8,139	3,546,627
President and Chief Operations Officer	2018	272,917	300,000	3,184,407	206,591	273,000	-	2,981	4,239,896

William F. Osbourn, Jr.	2019	625,000	-	2,250,020	-	611,250	-	11,035	3,497,305
Executive Vice President and Chief Financial Officer	2018	625,000	-	1,687,531	353,793	531,250	-	168,280	3,365,854
	2017	625,000	-	3,375,018	-	825,000	-	200,945	5,025,963

Michael D. Feldman	2019	575,000	-	2,200,012	-	562,350	-	8,559	3,345,921
Executive Vice President	2018	575,000	300,000	1,875,030	393,101	385,250	-	42,876	3,571,257
	2017	575,000	-	2,500,027	-	725,000	-	30,371	3,830,398

Hervé N. Tessler	2019	561,272	-	1,700,018	-	219,570	-	155,957	2,636,817
Executive Vice President	2018	573,273	238,488	1,500,031	314,485	286,637	210,661	553,797	3,677,372
	2017	598,567	-	2,000,039	-	796,094	285,861	854,214	4,534,775

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. For Mr. Tessler, the exchange rates used in the Company’s Annual Reports on Form 10-K have been used to be consistent:

•	1.1197USD per EUR for 2019

•	1.1436USD per EUR for 2018

•	1.1941USD per EUR for 2017

(A)

The 2018 amounts shown in column (A) for Messrs. Visentin and Bandrowczak represent base salary earned from their hire dates (May 15, 2018 and June 25, 2018 respectively). Mr. Tessler’s base salary of €501,270 (unchanged from 2017) converted to U.S. dollars using the exchange rates listed above.

(B)

The 2018 amounts shown in column (B) for Mr. Visentin and Mr. Bandrowczak reflect their lump-sum cash sign-on award approved as part of their negotiated offer letters. Also included are cash incentive awards for Mr. Feldman and Mr. Tessler. These awards were approved by the Compensation Committee in 2016, payable on the one-year anniversary of the Separation to recognize the work required to accomplish the Separation and to retain these executives beyond the Separation.

The Annual MIP awards appear as “Non-Equity Incentive Plan Compensation” in column (E).

(C)

The amounts shown in this column represent the aggregate grant date fair values of equity awards in the form of PSUs and RSUs granted to our NEOs for each respective year, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.

PSU awards under 2019 E-LTIP were granted on January 14, 2019 for Messrs. Visentin, Bandrowczak, Osbourn, Feldman and Tessler. The grant date fair value of these awards at maximum performance is as follows: Mr. Visentin — $12,000,023; Mr. Bandrowczak — $3,000,034; Mr. Osbourn — $2,700,027; Mr. Feldman — $2,640,018; and Mr. Tessler — $2,040,004.

This column also includes the grant date fair value of the new hire restricted stock award granted to Mr. Visentin on May 15, 2018 ($10,000,025) and the new hire RSU award granted to Mr. Bandrowczak on July 1, 2018 ($2,200,008) as described in last year’s proxy.

(D)	Stock options were not granted in 2019.

(E)

The Non-Equity Incentive Plan payments under the 2019 MIP, based on 2019 performance, were approved by the Compensation Committee in February 2020. Actual 2019 full year payments as a percentage of target were as follows: Mr. Visentin, 97.8%; Mr. Bandrowczak, 97.8%; Mr. Osbourn, 97.8%; Mr. Feldman, 97.8%; and Mr. Tessler, 39.1%. Mr. Tessler’s payout reflects the application of negative discretion in light of EMEA results. For more information, see the 2019 Performance for Short-Term Incentive Award Performance Measures and Payouts section in the CD&A.

(F)

Effective February 28, 2020, Hervé N. Tessler retired from his role as Executive Vice President. Mr. Tessler participates in the Retirement Indemnities Plan, our French pension plan which we are required to maintain under a certain collective agreement with our employees in France. However, the Retirement Indemnities Plan does not pay any benefits to a participant who terminates employment before age 62. Mr. Tessler had not attained age 62 when he retired in 2020, and therefore is not eligible for any benefits under this plan.

The change in pension value shown in this column is calculated by determining the change in the present value of the benefits from December 31, 2018 to December 31, 2019 (if the change in the present value of the benefit is negative then it is not shown). The change in the present value of the accrued pension benefits is impacted by an additional year of age and by changes in the discount rate used in the present value calculation. The present value is computed using the FASB ASC Topic 715 assumptions in effect at the corresponding fiscal year end and assuming the benefit commences at the earliest retirement date at which unreduced benefits are payable (age 62).

a.

For 2019 - these assumptions include a discount rate of 0.70% for the Retirement Indemnities Plan and an exchange rate of 1.1197USD per EUR, consistent with the rates used in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The primary driver of the decrease in pension value is due the decrease in pay between 2018 and 2019.

b.	For 2018, the assumptions used for Mr. Tessler’s pension value included a discount rate of 1.45% and a December 31, 2018 exchange rate of 1 euro to 1.1436 U.S. dollars.

c.	For 2017, the assumptions used for Mr. Tessler’s pension value included a discount rate of 1.25% and a December 31, 2017 exchange rate of 1 euro to 1.1941 U.S. dollars.

(G)	The table below provides additional data on the amounts included under the “All Other Compensation” column.

All Other Compensation Table

Name	Year	Personal Use of Aircraft ($) (A)	International Assignment Allowances ($) (B)	Life Insurance Paid by Registrant ($) (C)	Relocation Expenses ($) (D)	Tax Related Reimbursements ($) (E)	401(k), SSP, & DC Employer Contribution ($) (F)	Miscellaneous ($) (G)	Total All Other Compensation ($) (H)
Giovanni (John) Visentin	2019	166,466	-	-	-	-	8,400	2,139	177,005
	2018	275,715	-	3,194	-	-	13,696	37,037	329,642
Steven J. Bandrowczak	2019		-	-	-	-	7,980	159	8,139
	2018	-	-	1,509	-	-	1,313	159	2,981
William F. Osbourn, Jr.	2019		-	-	-	-	8,400	2,635	11,035
	2018	-	-	4,354	63,835	55,119	38,813	6,159	168,280
	2017	-	-	4,035	133,542	55,109	8,100	159	200,945
Michael D. Feldman	2019		-	-	-	-	8,400	159	8,559
	2018	-	-	3,389	-	-	39,000	487	42,876
	2017	-	-	3,166	-	-	27,046	159	30,371
Hervé N. Tessler	2019		140,192	-	-	-	6,807	8,958	155,957
	2018	-	173,367	-	135,354	238,260	6,816	-	553,797
	2017	-	319,412	-	55,178	472,598	7,026	-	854,214

A.

For reasons of productivity, security and efficiency, the Company requires Mr. Visentin to use Company chartered aircraft for business travel. Mr. Visentin may also use the Company chartered aircraft for personal travel. The compensation value of personal usage of Company chartered aircraft is calculated based on the aggregate incremental cost to the Company, using the incremental aircraft operating rate based on the number of flight hours used, and primarily includes the cost of fuel, maintenance and other variable costs (such as the cost of landing fees, crew on the road expenses, trip related service and maintenance, airport taxes and fees). Mr. Visentin is also allowed to bring guests, such as family members, on the Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of Company chartered aircraft.

B.	Mr. Tessler, a citizen of France, received certain benefits in connection with his international assignment in the U.S. and U.K.

C.

Amounts in this column include the imputed income for Company-paid life insurance, similar to other US employees. The Xerox Universal Life Plan was frozen and no employer contributions were made to the plan after December 31, 2018.

D.

For 2017 and 2018, the amounts shown for Mr. Osbourn reflect home sale related reimbursements (see prior proxy for more details). For 2017 and 2018, the amounts shown for Mr. Tessler reflect his relocation to the U.K. for an international assignment (see prior proxy for more details).

E.

For Mr. Osbourn, the 2017 and 2018 amounts, represents gross-up payments related to reimbursement of expenses in connection with relocation. Mr. Tessler’s 2017 and 2018 tax related reimbursements are covered under the Xerox international assignment policy and relate to relocation expenses, expatriate tax assistance and equalization in the U.S. and U.K.

F.

For U.S. employees, this column includes the employer contribution under the 401(k) savings plan and Xerox Corporation Supplemental Savings Plan. Xerox’s Supplemental Savings Plan was frozen in 2018. For Mr. Tessler, this column includes the employer contribution under the DC plan for French Directors (values have been converted to U.S. dollars using currency conversions listed in the summary compensation table footnotes).

G.	Amounts in this column for 2019 include identity theft protection, financial planning assistance and other incidental benefits of de minimis value.

H.

In accordance with applicable SEC rules, dividend equivalents paid in 2019 on PSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the PSUs and RSUs.

GRANTS OF PLAN-BASED AWARDS IN 2019

The following table provides additional detail regarding RSUs and PSUs granted to each of the NEOs under the 2019 E-LTIP, as well as potential amounts payable under the 2019 MIP. Threshold, target and maximum award opportunities are provided for PSUs and the MIP, as applicable.

Name				Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or	Grant Date Fair Value
	Award	Grant Date (A)	Date of Action (A)	Thresh. ($)	Target ($)	Max ($)	Thresh. (#)	Target (#)	Max (#)	Stock Units (#) (D)	of Stock Awards ($)

G. Visentin	2019 MIP	-	-	299,700	1,800,000	3,600,000	-	-	-	-	-

	2019 E-LTIP	01/14/19	01/13/19	-	-	-	52,140	313,153	626,306	-	6,000,011
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	-	-	-	179,373	4,000,018

S. J. Bandrowczak	2019 MIP	-	-	87,413	525,000	1,050,000	-	-	-	-	-
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	13,035	78,289	156,578	-	1,500,017
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	-	-	-	44,844	1,000,021

W. F. Osbourn, Jr.	2019 MIP	-	-	104,063	625,000	1,250,000	-	-	-	-	-

	2019 E-LTIP	01/14/19	01/13/19	-	-	-	11,732	70,460	140,920	-	1,350,014
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	-	-	-	40,359	900,006

M. D. Feldman	2019 MIP	-	-	95,738	575,000	1,150,000	-	-	-	-	-
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	11,471	68,894	137,788	-	1,320,009
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	-	-	-	39,462	880,003

H. N. Tessler	2019 MIP	-	-	93,452	561,272	1,122,544	-	-	-	-	-

	2019 E-LTIP	01/14/19	01/13/19	-	-	-	8,864	53,236	106,472	-	1,020,002
	2019 E-LTIP	01/14/19	01/13/19	-	-	-	-	-	-	30,494	680,016

(A)

The “Grant Date” is the effective date of the equity awards. The “Date of Action” is the date on which the values of the awards were approved by the Compensation Committee and the Board of Directors for Mr. Visentin.

(B)

These columns reflect the threshold, target and maximum payout opportunities under the 2019 MIP set by the Compensation Committee on December 11, 2018. The actual MIP payout, which was based on 2019 performance and paid on April 3, 2020, is presented in the Summary Compensation Table in column (E).

The MIP measures and weightings for 2019 were Absolute Revenue(1) (one-third), Operating Margin(1) (one-third) and Free Cash Flow(1) (one-third). Threshold payout was determined based on achieving the minimum performance level for only one of the three performance measures. If threshold performance was not achieved on any of the performance measures, there would be no MIP payout.

(C)

The threshold, target and maximum payout opportunities for the 2019 E-LTIP PSU awards, as well as the design and methodology for determining the 2019 E-LTIP PSU awards were approved by the Compensation Committee on January 13, 2019. The target number of PSUs granted to our NEOs was determined as follows: one-half of the approved E-LTIP target award value divided by the closing market price of Xerox Common Stock on the grant date (or last trading day prior to the grant date if the market was closed on the grant date) for the Absolute Revenue(1) and Free Cash Flow(1) measures, and one-half of the approved E-LTIP target award value divided by a per-share Monte Carlo valuation for the Absolute Share Price(1) measure, rounded up to the nearest whole share.

The performance measures and weightings for the portion of the 2019 E-LTIP award granted as PSUs are: Absolute Revenue(1) (unadjusted for currency) (25%), Free Cash Flow(1) (25%) and Absolute Share Price(1) (50%).

PSUs under the 2019 E-LTIP can be earned by achieving three-year performance goals between threshold and maximum. The performance period for the Absolute Revenue(1) and Free Cash Flow(1) measures is January 1, 2019 through December 31, 2021. Absolute Share Price(1) is measured based on the 20-trading day average price at the end of the three-year performance period, plus the value of accumulated dividends during the three-year performance period. The service period and vesting date for the PSUs is three years from the grant date; earned PSUs will be determined and paid after the 2021 performance results have been certified by the Committee.

The threshold column reflects the lowest number of PSUs that can be earned if performance is achieved at the minimum level for only one performance measure. If threshold performance is not achieved on any of the performance measures, no PSUs are earned. See Compensation Committee Actions Relating to E-LTIP Awards in the CD&A for additional information. The target column reflects the number of PSUs that could be earned if target performance was achieved on all performance measures. The maximum column reflects the greatest number of PSUs that could be earned if maximum or higher performance was achieved on all performance measures. The number of PSUs earned is interpolated in the event that the Company’s performance varies between threshold and maximum, as determined by the Compensation Committee.

(D)

This column includes the E-LTIP RSU grants made to our NEOs in 2019. RSUs vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The number of RSUs granted was determined by dividing the approved award value by the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date) and rounding up to the nearest whole share.

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table displays unvested stock awards held by each of the NEOs at the end of fiscal year 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (A)	Number of Securities Underlying Unexercised Options Unexercisable (#) (B)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (C)	Market Value of Shares or Units of Stock That Have Not Vested ($) (C)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (D)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (D)

G. Visentin	67,328	201,986	28.51	5/15/2028	245,140	9,038,312	480,317	17,709,288

S. J. Bandrowczak	10,497	31,493	24.00	7/1/2028	146,765	5,411,226	104,353	3,847,495

W. F. Osbourn, Jr.	15,436	46,308	27.98	4/6/2028	115,836	4,270,873	167,522	6,176,536

M. D. Feldman	17,151	51,453	27.98	4/6/2028	77,971	2,874,791	176,740	6,516,404

H. N. Tessler	13,721	41,163	27.98	4/6/2028	61,301	2,260,168	139,514	5,143,881

(A)	The awards presented in this column include exercisable E-LTIP stock options granted in 2018.

(B)

The awards presented in this column include unexercisable E-LTIP stock options, granted in 2018, that will become exercisable as follows: 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The first 25% became exercisable on the first anniversary of the grant date.

(C)

The awards presented in these columns include earned, unvested E-LTIP PSUs and unvested E-LTIP RSUs (as of December 31, 2019). The value of these awards is based on the $36.87 closing market price of Xerox Common Stock on December 31, 2019, the last trading day of 2019. These columns include the following awards:

2019 RSU: unvested RSUs granted on January 14, 2019 as part of the 2019 E-LTIP as follows: Mr. Visentin — 179,373; Mr. Bandrowczak — 44,844; Mr. Osbourn — 40,359, Feldman — 39,462 and Tessler — 30,494. These RSUs vest 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

2018 RSU : unvested RSUs granted on the dates that follow as part of the 2018 E-LTIP: May 15, 2018 to Mr. Visentin — 65,767; July 1, 2018 to Mr. Bandrowczak — 10,254; and April 6, 2018 to Messrs. Osbourn — 15,078; Feldman — 16,754 and Tessler — 13,403. These RSUs awards were granted with the following vesting schedule: 25% on the first anniversary (which vested in 2019), 25% on the second anniversary and 50% on the third anniversary of the grant date. In addition, this column includes Mr. Bandrowczak’s new hire award of RSUs — 91,667, granted on July 1, 2018 which is scheduled to vest on the second anniversary of the grant date.

2017 RSU Awards: unvested RSUs granted on July 1, 2017 as part of the 2017 E-LTIP which vest on July 1, 2020 as follows: Mr. Osbourn — 19,579; Mr. Feldman — 21,755; and Mr. Tessler — 17,404. In addition, this column includes Mr. Osbourn’s new hire award of 40,820 RSUs, granted on January 1, 2017, which vested on January 1, 2020.

(D)

The awards presented in these columns consist of unearned PSUs (as of December 31, 2019) and are shown at target. The value of these awards is based on the $36.87 closing market price of Xerox Common Stock on December 31, 2019, the last trading day of 2019.

2019 PSU Awards: PSU awards granted as part of the 2019 E-LTIP on January 14, 2019 to Mr. Visentin — 313,153; Mr. Bandrowczak — 78,289; Mr. Osbourn — 70,460, Feldman — 68,894 and Tessler — 53,236,

which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2019 through December 31, 2021.

2018 PSU Awards: PSU awards granted as part of the 2018 E-LTIP on May 15, 2018 to Mr. Visentin — 167,164; July 1, 2018 to Mr. Bandrowczak — 26,064; and April 6, 2018 to Messrs. Osbourn — 38,325, Feldman — 42,583 and Tessler — 34,067, which vest three years from the grant date, with the number of shares earned for the 2018 portion of the award determined based on achievement of the applicable performance metrics measured over the applicable performance period (January 1, 2018 through December 31, 2018). At its December 2018 meeting, the Compensation Committee determined that it would set the payout for the 2019 and 2020 PSU portion of the 2018 E-LTIP at target levels of performance effective January 1, 2019, in effect, making these portions of the award service-based. When the 2018 PSU grants were made, the Compensation Committee deferred setting metrics for 2019 and 2020 due to the uncertainty concerning whether Xerox would remain an independent company and whether any metrics set at that time would be appropriate for the full three year performance period. With the change in strategy beginning in 2019 and the new metrics that were used for the 2019 PSUs, the Compensation Committee determined that it would focus the remaining years of the 2018 PSUs on retention (service-based).

2017 PSU Awards: PSU awards granted as part of the 2017 E-LTIP on July 1, 2017 to Messrs. Osbourn — 58,737, Feldman — 65,263 and Tessler — 52,211, which vest on July 1, 2020, three years from the grant date. The performance period is January 1, 2017 through December 31, 2019.

Additional detail on these awards can be found in the Executive Long-Term Incentive Program section of the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table shows amounts realized by the NEOs upon the vesting of stock awards during 2019. All of our NEOs held exercisable stock options during 2019 but none were exercised.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
G. Visentin	372,677	12,367,177
S. J. Bandrowczak	3,418	123,868
W. F. Osbourn, Jr.	5,026	167,768
M. D. Feldman	54,268	1,587,564
H. N. Tessler	81,117	2,691,384

(A)

This column includes shares that vested under the 2016 E-LTIP on July 1, 2019. All shares are subject to a holding period. NEOs must retain at least 50% of the shares acquired through the vesting of their annual E-LTIP PSU and RSU awards, net of taxes, until they achieve their required level of ownership under our stock ownership guidelines. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other NEOs.

(B)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.

PENSION BENEFITS FOR THE 2019 FISCAL YEAR

The following table reflects information regarding our NEOs’ estimated benefits under the pension plans in which they participate, if any, as of December 31, 2019.

Name	Plan Name (A)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
G. Visentin	-	-	-	-
S. J. Bandrowczak	-	-	-	-
W. F. Osbourn, Jr.	-	-	-	-
M. D. Feldman	-	-	-	-
H. N. Tessler	Retirement Indemnities Plan	32.4	N/A	-

(A)

Pension benefits were accrued for Mr. Tessler under the Retirement Indemnities Plan during 2019. However, the Retirement Indemnities Plan does not pay any benefits to a participant who terminates employment before age 62. Mr. Tessler had not attained age 62 when he retired in 2020, and therefore is not eligible for any benefits under this plan. Had he been eligible, the December 31, 2019 present value of his accumulated benefit payable at the plan’s earliest unreduced retirement age (age 62), would have been $673,008 based on the plan’s benefit formula and the following assumptions: (i) discount rate of 0.70%; (ii) social charge rate of 46.5%; and (iii) exchange rate of 1.1197 USD per EUR, consistent with the exchange rate used in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The plan pays benefits only as a lump sum, calculated as monthly pay times a multiple, ranging from 0 to 8 based on years of service, plus the social charges on this payment. Monthly pay is one-twelfth of annual base salary plus short-term incentive. Had he retired at age 62, Mr. Tessler’s multiple of monthly pay would have been 8. Since Mr. Tessler separated from the Company prior to attaining 62, he is not eligible for any benefits under this plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2019 FISCAL YEAR

The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year end balances under the Xerox Corporation Supplemental Savings Plan (SSP). Messrs. Visentin, Osbourn and Feldman participated in the SSP in 2018 or prior years. The SSP was closed to new contributions after 2018. Prior contributions continued to generate earnings during 2019, and account balances are shown below.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)A	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
G. Visentin	SSP	-	-	971	-	29,934
S. J. Bandrowczak	SSP	-	-	-	-	-
W. F. Osbourn, Jr.	SSP	-	-	2,426	-	73,617
M. D. Feldman	SSP	-	-	4,886	-	147,839
H. N. Tessler	DC FranceB	2,269	6,807	19,455	-	241,190

(A)	No portion of the amounts shown in this column is reported in the Summary Compensation Table as above-market interest.
(B)	The DC France plan is paid in Euros and converted to U.S. dollars with the exchange rates used in the Company’s Annual Reports on Form 10-K (1.1197USD per EUR for 2019)

Supplemental Savings Plan (SSP)

The SSP, an unfunded, non-tax-qualified deferred compensation plan, allowed eligible U.S. employees to defer compensation in excess of IRS limits. Before it was closed at the end of 2018, the SSP provided a 100% match on employee deferrals of 3% of pay over the IRS limits.

The SSP was closed to new contributions after 2018. Participants’ account balances continued to generate earnings during 2019 as shown in the above table. Interest is credited to participant accounts at a rate defined by the Company before the first day of any period for which the interest will accrue. The interest rate must be a reasonable rate as defined by Treasury Regulation Section 31.3121(v)(2)-1(d) and, with respect to any NEO, not greater than the highest rate that may be utilized that is not subject to disclosure under 17 C.F.R. Section 229.402.

All SSP balances are fully vested. Each participant’s SSP account balance will be distributed in a lump-sum payment 6 months after the date the participant separates from service.

Defined Contribution Pension Plan for Directors of Xerox SAS, France (DC France)

Defined Contribution Pension Plan for Directors of Xerox SAS, France (DC France) Directors of Xerox France are eligible for this plan. The total annual contribution is equal to 4% of gross annual remuneration (including 20% of bonus) up to a maximum remuneration of € 205,680 per year per year in 2020. The company contributes 75% of the total annual contribution, and the employee contributes 25%. The accumulated savings are converted into an annuity commencing at the later of retirement or attainment of age 62.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Xerox has entered into certain agreements and maintains certain plans that require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each NEO assuming that each of the hypothetical termination and change in control events listed in the table occurred on December 31, 2019. The equity award values presented in this table reflect unvested grants held by our NEOs as of December 31, 2019 and are based on the closing market price of Xerox Common Stock of $36.87 as of December 31, 2019, the last trading day in 2019.

Mr. Tessler retired from his position as Executive Vice President on February 28, 2020, and in connection with his separation from employment, he became entitled to the payments and benefits described below under “Separation Agreement with Mr. Tessler Signed February 28, 2020”. Mr. Tessler is included in the table below in accordance with SEC rules and guidance regarding disclosure for NEOs who separate from employment following fiscal year end.

Name	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Healthcare/ Life Insurance Benefits ($)	Total Termination Benefits ($)
G. Visentin
• Voluntary Termination or for Good Reason/Retirement (A)	6,000,000	1,760,400	35,650,961	50,501	43,461,862
• Involuntary Termination not for Cause (B)	6,000,000	1,760,400	35,650,961	50,501	43,461,862
• Involuntary or Good Reason Termination after Change in Control (C)	8,970,000	1,760,400	35,650,961	50,501	46,431,862
• Death (D)	-	1,760,400	35,650,961	3,000,000	40,411,361
S. J. Bandrowczak
• Voluntary Termination/Retirement (A)	-	-	-	-	-
• Involuntary Termination not for Cause (B)	525,000	513,450	8,179,120	15,343	9,232,913
• Involuntary or Good Reason Termination after Change in Control (C)	2,100,000	-	9,664,036	30,686	11,794,722
• Death (D)	-	513,450	9,664,036	1,575,000	11,752,486
W. F. Osbourn, Jr.
• Voluntary Termination/Retirement (A)	-	-	-	-	-
• Involuntary Termination not for Cause (B)	625,000	611,250	9,573,563	19,088	10,828,901
• Involuntary or Good Reason Termination after Change in Control (C)	2,500,000	-	10,859,087	38,175	13,397,262
• Death (D)	-	611,250	10,859,087	1,875,000	13,345,337
M. D. Feldman
• Voluntary Termination/Retirement (A)	-	-	-	-	-
• Involuntary Termination not for Cause (B)	575,000	562,350	8,568,813	13,944	9,720,107
• Involuntary or Good Reason Termination after Change in Control (C)	2,300,000	-	9,848,612	27,888	12,176,500
• Death (D)	-	562,350	9,848,612	1,725,000	12,135,962
H. N. Tessler
• Voluntary Termination/Retirement (A)	-	-	4,720,195	-	4,720,195
• Involuntary Termination not for Cause (B)	911,541	219,570	7,138,735	150,702	8,420,548
• Involuntary or Good Reason Termination after Change in Control (C)	2,025,518	219,570	7,769,987	187,377	10,202,452
• Death (D)	-	219,570	7,769,987	3,316,319	11,305,876

Upon the termination events listed above, in addition to the benefits reflected in the above table, each NEO would also be entitled to the balance of his deferred compensation account, if any, under our non-qualified deferred compensation plan. Deferred compensation balances are reported in the “Aggregate Balance at Last FYE” column of the Non-Qualified Deferred Compensation table above.

In accordance with SEC rules, the table above reflects estimated severance payments and benefits to which our NEOs would be entitled upon hypothetical termination events occurring on December 31, 2019. These amounts reflect estimates only, and actual payments and benefits to which a NEO may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table.

(A)

As of December 31, 2019, Messrs. Visentin, Bandrowczak, Osbourn and Feldman were not retirement eligible and would not receive any payments (other than their non-qualified deferred compensation account balances, if any) in the event of voluntary termination, except as described below for Mr. Visentin.

The payments for Mr. Visentin shown in the above table reflect a voluntary termination for Good Reason. Per his negotiated offer letter, as amended in 2019, if Mr. Visentin voluntarily terminated his employment for Good Reason (as defined therein), he would receive:

•

Cash payments equal to twice the sum of his base salary and target short-term incentive award (Non-Equity Incentive Award) paid over 24 months (the Severance Period), reported above as if paid in a lump sum;

•	His annual short-term incentive award for 2019 based on actual achievement against performance goals;

•	Full vesting of all outstanding equity awards that otherwise would have become vested during the Severance Period; and

•	Continuation of welfare benefits at active employee rates during the Severance Period.

These payments and benefits would be conditioned upon Mr. Visentin’s execution of a release of claims against the Company and a two-year non-competition/non-solicitation agreement.

Mr. Tessler is retirement eligible under the terms of our equity award agreements and would receive pro-rated vesting of outstanding equity awards (based on the number of full months of service as an employee during the service period commencing on the grant date; PSU awards will be earned based on actual performance but the table above reflects target performance).

(B)

In the event of Mr. Visentin’s involuntary termination without cause on December 31, 2019, under the terms of his negotiated offer letter, as amended in 2019, Mr. Visentin would receive the same payments and benefits described in (A) above for a Voluntary Termination for Good Reason. As above, these payments and benefits would be conditioned upon Mr. Visentin’s execution of a release of claims against the Company and a two-year non-competition/non-solicitation agreement. In addition, under the terms of our equity award agreements, Mr. Visentin would receive pro-rated vesting of outstanding equity awards (if any) that would not have become vested during the Severance Period, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Compensation Committee’s discretion, the Severance Period).

Under the Company’s Officer Severance Program (as described in the Employment and Separation section of the CD&A), Messrs. Bandrowczak, Osbourn and Feldman would each receive a benefit equal to current annual base salary. The amounts reported in the table above assume such benefit is paid as a lump sum although it is generally paid periodically, consistent with the normal payroll cycle. In addition, each of these NEOs would receive:

•

Under the terms of the Officer Severance Program, a short-term incentive payment (Non-Equity Incentive Award) for 2019 performance, reflected above based on actual achievement against performance goals;

•

Under the terms of our equity award agreements, pro-rated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Compensation Committee’s discretion, the applicable salary continuance period). PSU awards will be earned based on actual performance but the table above reflects target performance. The table above includes discretionary proration through the salary continuance period.

•	Lump-sum payment of their deferred compensation account balances (these values are already vested and not included in the table above), if any; and

•	Continuation of specified welfare benefits at active employee rates during the salary continuance period.

These payments and benefits would be conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.

Mr. Tessler would not receive a benefit under the Officer Severance Program due to the program’s provision for non-duplication of benefits. Mr. Tessler would instead receive benefits under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015 (XF-CBA), a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions. Under the XF-CBA, Mr. Tessler would be entitled to a 3-month notice period during which his base salary and benefits would continue and at the end of which he would receive a dismissal indemnity equal to 12 months of his monthly average gross salary (the calculation of which would include his actual 2018 short-term incentive payment and certain other amounts paid to him during 2019). In addition, Mr. Tessler would receive:

•	Short-term incentive payment (Non-Equity Incentive Award) for 2019 performance, reflected above based on actual achievement against performance goals;

•

Under the terms of our equity award agreements, pro-rated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including the 3-month notice period and, at the Compensation Committee’s discretion, any applicable salary continuance period). PSU awards will be earned based on actual performance but the table above reflects target performance. The table above includes discretionary proration through the salary continuance period; and

•	Continuation of specified welfare benefits for up to a one-year period following the end of the 3-month notice period.

(C)

Change in control (CIC) severance agreements for Messrs. Bandrowczak, Osbourn, Feldman and Tessler provide the following severance benefits in the event of an involuntary termination (other than for cause, disability, or death) or a voluntary termination for Good Reason within two years following a CIC (in either case, a “qualifying termination”):

•	Lump-sum cash payment equal to two times the sum of annual base salary and short-term incentive award target;

•	Continuation of specified welfare benefits at active employee rates for 24 months;

•	Lump-sum payment of non-qualified deferred compensation plan account balance, if any; and

•	Payment of reasonable legal fees and expenses incurred if the NEO, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the CIC severance agreement.

•

In addition, pursuant to the terms of the 2004 Performance Incentive Plan (as amended), in the event of a change in control as defined therein, these NEOs would be entitled to full vesting of outstanding equity awards.

The CIC severance agreements for Messrs. Bandrowczak, Osbourn, Feldman and Tessler each contain an offset provision, pursuant to which payments and benefits are reduced by any payments or benefits required to be paid to the NEO as severance, or during a notice period, under any other agreement or program or by operation of law. Thus, in the event of a qualifying termination that is also an involuntary termination under the Officer Severance Program or, as applicable, the XF-CBA, Messrs. Bandrowczak, Osbourn, Feldman and Tessler would receive the payments described in (B) above for an Involuntary Termination Not for Cause, and would receive payments or benefits under their CIC severance agreements only to the extent the CIC severance agreements provided for greater amounts.

Pursuant to Mr. Visentin’s negotiated offer letter, as amended in 2019, in the event of a CIC (as defined therein), any outstanding equity awards granted before May 15, 2020 would become vested. In the event of Mr. Visentin’s voluntary termination for Good Reason or involuntary termination without Cause following a CIC, he would be entitled to:

•	Lump-sum cash payment equal to 2.99 times the sum of his annual base salary and short-term incentive award target;

•	Annual short-term incentive award for 2019 based on actual achievement against performance goals;

•	Full vesting of all outstanding equity awards; and

•	Continuation of welfare benefits at active employee rates for a period of 24 months;

•	Lump-sum payment of his non-qualified deferred compensation balance, if any; and

•

Payment of reasonable legal fees and expenses incurred if Mr. Visentin, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided under his negotiated offer letter, as amended.

In the event of a CIC prior to May 15, 2020, if Mr. Visentin voluntarily terminates employment without Good Reason within 90 days following the CIC, he would be entitled to the payments and benefits described in (B) above for an Involuntary Termination Without Cause. Under the 2019 amendment to Mr. Visentin’s negotiated offer letter, this provision ceases to apply with respect to a CIC that occurs on or after May 15, 2020.

Mr. Visentin’s entitlement to any of the CIC payments and benefits described above is subject to his execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement.

For all of the NEOs, if excise tax under Code Sections 280G and 4999 would be payable, the Company will reduce the NEO’s CIC payment to a level that will not trigger such excise tax, if it is determined that doing so will result in a greater net after-tax amount for the executive.

(D)

In the event of a NEO’s death, the officer’s estate or, with respect to certain types of payments and elections made, the officer’s spouse, would receive payment of: a 2019 short-term incentive reflected above based on actual achievement against performance goals; accelerated vesting of equity awards; deferred compensation balance, if any; a life insurance benefit; and vested pension benefits, if any.

Termination Following Disability

Assuming termination following disability on December 31, 2019, all NEOs would be eligible for pro-rated vesting of equity awards under the terms of our award agreements, with such proration based on the number of full months of service as an employee during the service period commencing on the grant date (including PSUs based on actual performance achievement against performance goals), their deferred compensation balance, and vested pension benefits, if any, as shown in (A) above for a Voluntary Termination/ Retirement.

Involuntary Termination for Cause

If a NEO is involuntarily terminated for cause or it is determined by the Compensation Committee or plan administrator that the NEO engaged in detrimental activity against the Company, as provided under our plans, such NEO would not receive any payments other than his deferred compensation plan account balance, if any (and for the SSP, such balance would be reduced by the amount of the Company matching contributions) and vested qualified pension benefits, if any. All unvested equity awards and any non-qualified pension benefits would be immediately cancelled upon involuntary termination for cause for all NEOs. See the Compensation Recovery Policy (Clawbacks) section of the CD&A for additional information.

Other Payments

Similar to other employees, the NEOs would be eligible for payment of all earned and accrued but unused vacation due as of the date of the separation from employment (or last day worked prior to salary continuance if applicable) under the terms of the Company’s vacation policy and local law.

Change in Control (CIC) Severance Agreements

Under the CIC severance agreements and Mr. Visentin’s amended negotiated offer letter, a CIC generally is deemed to have occurred, subject to specific exceptions, if:

•	Any person beneficially owns 20 percent or more of the combined voting power of our outstanding securities.

•	A majority of our directors are replaced under specific circumstances.

•

There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20 percent or more of the combined voting power of the Company’s then outstanding voting securities.

•	All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.

Under the CIC severance agreements, Good Reason generally means:

•

The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company. However, change in control benefits will be triggered by this provision only if the executive officer has not voluntarily terminated his employment and the “material diminution” has not been remedied, in either case, before the second anniversary of a potential change in control.

•	A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.

•	A material change in the geographic location where the executive is required to be based.

•

Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.

•	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the CIC severance agreement.

Separation Agreement With Mr. Tessler Signed February 28, 2020

On February 28, 2020, Mr. Tessler retired from his role as Executive Vice President. Pursuant to the XF-CBA, Mr. Tessler remains employed as a non-executive employee of the company during a garden leave period through May 17, 2020, during which time his salary and benefits continue. At the end of the garden leave period, Mr. Tessler will be paid a lump-sum severance indemnity calculated as required under the XF-CBA (as described in (B) above). On February 28, 2020, the Company and Mr. Tessler entered into a settlement agreement in connection with his separation from employment. The settlement agreement provides that for an additional three-month period, ending August 17, 2020, Mr. Tessler will (i) receive a monthly payment equal to his monthly base salary in effect on February 28, 2020; (ii) remain eligible to participate in the Company’s standard employee benefit plans, as applicable; (iii) continue to vest in outstanding long-term incentive awards in accordance with the applicable plan documents and agreements (but not be eligible to receive any new awards); and (iv) remain eligible for financial planning assistance and benefits under his international assignment agreement. Additionally, under the terms of the settlement agreement, Mr. Tessler is entitled to receive a cash payment of € 295,000 in April 2020 and € 34,000 in August 2020. The settlement agreement secures Mr. Tessler’s general release of claims against the Company and his agreement to certain restrictive covenants, including a 12-month non-competition provision limiting certain competitive activities and a 12-month non-solicitation provision.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2019, with respect to shares of Xerox Common Stock that may be issued under the 2004 Performance Incentive Plan and Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan). Each of these plans has been approved by shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#) (A)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) (B)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)
Equity Compensation Plans Approved by Shareholders	6,699,345	(1)	27.83	(1)	12,860,438	(2)
Equity Compensation Plans Not Approved by Shareholders	-		-		-
Total	6,699,345	(1)	27.83	(1)	12,860,438	(3)

(1)

Consists of (i) 2,845,000 RSUs outstanding under the 2004 Performance Incentive Plan; (ii) 2,830,000 PSUs outstanding under the 2004 Performance Incentive Plan at target; (iii) 861,000 outstanding stock options under the 2004 Performance Incentive Plan; and (iv) 163,345 DSUs outstanding under the 2004 Directors Plan.

The weighted average exercise price shown in column B of this table does not take into account RSUs, PSUs or DSUs.

(2)

Any shares that are cancelled, forfeited, or lapse under the 2004 Performance Incentive Plan become available again for issuance under the 2004 Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the 2004 Directors Plan become available again for issuance under the 2004 Directors Plan.

(3)

If all remaining shares are issued as full-value shares instead of options, approximately 12,860,438 shares would be available for issuance as of December 31, 2019 (12,708,718 shares under the 2004 Performance Incentive Plan and 151,720 shares under the 2004 Directors Plan).

Proposal 4 is a Xerox request for shareholder approval of a new Performance Incentive Plan (see page 82).

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd Frank Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO).

In fiscal 2019, there was a significant change in our employee population due to workforce reductions. As a result, we were required to identify a new median employee for 2019 using the methodology described below. As of November 30, 2019, our total employee population consisted of approximately 28,800 individuals working at our parent company and consolidated subsidiaries at locations in the U.S. and globally. To identify the median compensated employee, we used annual total cash compensation as our Consistently Applied Compensation Measure (CACM) for all of our employees. Total cash compensation for these purposes included base salary and short-term incentive received in 2019, and any commission payments for 2019. Also included are 2019 overtime and mandated wages paid through November 30, 2019. In 2018, we used November 30 as our tabulation date and repeated the same month and day in 2019.

Once the median employee was identified applying our CACM methodology, we calculated the median employee total annual compensation using the same components of compensation as used in the Summary Compensation Table for our NEOs.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CEO Pay Ratio Table

Name / Position	Annual Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)	CEO Pay Ratio
G. Visentin / Vice Chairman & CEO (Total 2019 compensation)	1,200,000	10,000,029	1,760,400	-	177,005	13,137,434	159 to 1
Median Employee (Total 2019 compensation)	49,092	-	2,376	29,423	1,730	82,621	-

The ratio of 159 to 1 was calculated in a manner consistent with SEC rules.

OTHER INFORMATION

Indemnification Actions

The restated by-laws of Xerox provide for indemnification of officers and directors to the fullest extent permitted by New York law consistent with the restated by-laws of Xerox. In February and July 2018, the Board approved the advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors and former directors named as defendants in the actions commenced in the Supreme Court of the State of New York, County of New York, and any related actions, in connection with the proposed transactions to combine Xerox and Fuji Xerox. In its February 2020 meeting, the Xerox Board also approved advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors named as defendants in the action commenced in the Supreme Court of the State of New York, County of New York, captioned Miami Firefighters’ Relief & Pension Fund, derivatively on behalf of Xerox Holdings Corporation, Plaintiff, v. Carl C. Icahn, High River Limited Partnership, Icahn Capital LP, Keith Cozza, Giovanni Visentin, Jonathan Christodoro, Joseph Echevarria, Nicholas Graziano, Cheryl Gordon Krongard, and Andrew Scott Letier, Defendants, and Xerox Holdings Corporation, Nominal Defendant, and all other related actions currently existing or thereafter commenced in any court, including any additional derivative actions, or any appeal therein. In accordance with the requirements of the Business Corporation Law of the State of New York (BCL), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the restated by-laws of Xerox or the BCL.

Directors and Officers Liability Insurance and Indemnity

The policies are issued by Endurance Assurance Corporation, Twin City Fire Insurance Company, Continental Casualty Company, Allianz Global Risks US Insurance Company, National Union Fire Insurance Company, Markel American Insurance Company, Old Republic Insurance Company, Zurich American Insurance Company, Berkley Insurance Company, Beazley Insurance Company, Wesco Insurance Company, Navigators Insurance Company and Illinois National Insurance Company. The policies expire January 1, 2021 and the total annual premium is approximately $2.2 million.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT/ELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC the Company’s independent registered public accounting firm for 2020. PwC has been retained as the Company’s independent registered public accounting firm since 2001.

Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2019	2018
Audit Fees	$15	$15
Audit Related Fees	1	5
Tax Fees	2	2
All Other Fees	-	-
Total Fees	$18	$22

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board of Directors (PCAOB), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent registered public accounting firm.

Audit Related fees were for assurance and related services. Both years reflect services associated with employee benefit plan audits and special reports pursuant to agree-upon procedures. In 2018, these fees also reflected services associated with the terminated Transaction Agreements with FUJIFILM Holding Corporation and Fuji Xerox Co., Ltd.

Tax fees reflect services related to tax compliance.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page 16 and can also be found on our website at www.xerox.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

•

Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2019, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

•	Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards Nos. 1301 (Communication with Audit Committees) and 2410 (Related Parties); and

•

Received the written disclosures and the letters from PwC required by the applicable PCAOB independence rules and New York Stock Exchange Rule 303A.07 (Auditor Quality Control Procedures) and has discussed with PwC the firm’s independence and quality control procedures.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2019 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing by the Company with the SEC.

Joseph J. Echevarria, Chairman

Jonathan Christodoro

Nicholas Graziano

The Board recommends a vote

FOR

the ratification of the appointment/election of PwC as the Company’s independent registered public accounting firm for the year 2020

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2019 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

On an annual basis, we provide our shareholders with the opportunity to vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this joint proxy statement/prospectus pursuant to Item 402 of Regulation S-K (say-on-pay vote). The say-on-pay vote is an advisory vote only, and is not binding on the Company, the Board or the Compensation Committee.

Our executive compensation programs are intended to emphasize a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our shareholders. These programs are designed to compensate our NEOs for their contributions to our short- and long-term growth and profitability and their efforts to increase shareholder value. Accordingly, we reward NEOs when we achieve short- and long-term performance objectives and scale down or eliminate compensation components when we do not achieve those objectives.

We implement our pay-for-performance philosophy primarily through a combination of base salary, short-term incentives and long-term incentives. Our long-term incentives are in the form of equity awards, a substantial portion of which are granted as performance share units (PSUs). For 2019, equity awards represent a significant portion, on average (at least 65%) of each NEO’s compensation as a percentage of total target compensation (base salary, short-term and long-term incentives).

The charts below show the 2019 target pay mix for our NEOs as well as the portion of their total target compensation that is in the form of variable pay. The target pay presented in the charts represents annualized base salary, target short-term incentive (MIP) awards, and annual long-term incentive (E-LTIP) awards; it excludes one-time new hire awards.

For our CEO, approximately 77% of 2019 total target compensation was in equity (PSUs and RSUs) as part of our long-term incentive program; approximately 14% was in cash as part of our short-term incentive program; and approximately 9% was in base salary.

For our other NEOs, on average, approximately 65% of 2019 total target compensation was in equity (PSUs and RSUs) as part of our long-term incentive program; approximately 18% was in cash as part of our short-term incentive program; and approximately 17% was in base salary.

By making performance a significant element of executive compensation, we link our executives’ interests to the interests of our shareholders. The Compensation Committee approves the target compensation opportunity for our NEOs. The actual amounts received (and the percentage of total compensation) from performance-based compensation may differ from target compensation depending upon the Company’s performance and, for equity awards, our stock price.

Our previous say-on-pay vote was 40.22% in favor of our NEO compensation. During 2019 we established a robust, year-round shareholder outreach program. We contacted our 100 largest shareholders representing 86% of outstanding shares. In addition to 14 meetings with Board members and senior management, we held and investor conference to provide information about our new strategy, conducted a roadshow for a potential bond offering, and met with analysts during the year.

Our meetings with shareholders provided an opportunity to explore the reasons underlying last year’s say-on-pay vote; we heard several concerns, particularly relating to CEO compensation, application of discretion in executive pay, and limited shareholder engagement. We have acted to address these concerns, and detailed information on our responses to these concerns is provided in the Say-on-Pay Votes and Shareholder Engagement section of the CD&A. We will continue to reach out to investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our NEOs.

Looking Ahead to 2020

The Compensation Committee redesigned Xerox’s executive compensation programs in 2019 to ensure alignment with our new strategy. We believe that these designs remain appropriate for our continuing strategy and have maintained the same designs for 2020:

•	Maintained focus on financial performance with three equally-weighted short-term corporate financial incentive metrics:

•	Absolute Revenue(1) (GAAP revenue unadjusted for currency fluctuation) focuses on improving the current top line and is aligned with management strategy and the long-term plan

•	Operating Margin(1) focuses on profitability and the business over the short-term

•	Free Cash Flow(1) focuses on reducing costs, improving productivity and profitable revenue for the current year and is aligned with the long-term plan

•	Maintained the 2019 long-term incentive award mix of 60% PSUs and 40% RSUs, and PSU performance metrics as follows:

•	50% Absolute Share Price(1) (including accumulated dividends over the performance period) — focuses on stock price appreciation and achieving goals to maximize shareholder return

•	25% Absolute Revenue(1) (GAAP revenue unadjusted for currency fluctuation) pursuant to the Company’s business plan — focuses on improving the top line and is aligned with management strategy

•	25% Free Cash Flow(1) — focuses on reducing costs, improving productivity and profitable revenue.

These metrics were chosen and maintained because of their close alignment to shareholder interests and business success.

Proposal 4 is a Xerox request for shareholder approval of a new Performance Incentive Plan (see page 82).

Please read the CD&A beginning on page 25 of this joint proxy statement/prospectus and the tabular and other disclosures on executive compensation beginning on page 57 for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs.

(1)	Refer to the Executive Summary section, footnote (1) for a discussion of Non-GAAP financial measures and definitions.

Our program reflects best practices as follows:

What We Do:

✓ Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.

✓ Use multiple sources of data including peer group pay as a reference point to determine total target compensation.

✓  Maintain equity plans with double trigger vesting upon a change in control, except that Mr. Visentin’s original negotiated offer letter, provided for vesting upon a change in control (regardless of whether employment terminates.) Mr. Visentin’s negotiated offer letter, as amended in 2019, clarifies that this provision no longer applies with respect to equity awards granted on or after Mr. Visentin’s second anniversary of employment which is May 15, 2020; as described in the Named Executive Officer With Unique Compensation Arrangement section of the CD&A.

✓ Have clawback provisions to recover short- and long-term incentive compensation, non-qualified pension benefits and severance payments under the Officer Severance Program.

✓ Maintain stock ownership and post-retirement stock holding requirements for executive officers.

✓ Have non-compete and non-solicitation agreements that apply during employment and after leaving the Company, as permissible under local law.

✓ Provide minimal executive perquisites.

✓ Design compensation programs with controls to mitigate risk.

✓ Engage an independent compensation consultant for the Compensation Committee that performs no other services for Xerox.

What We Don’t Do:

✗  NO payment of dividends or dividend equivalents before RSUs are vested or PSUs are earned. No payment of dividends or dividend equivalents on stock options or on PSUs earned in excess of target performance.

✗  NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012, and no Company contributions under our non-qualified deferred compensation plan, which was closed to new contributions after 2018.

✗ NO payment of tax gross-ups on perquisites.

✗ NO excise tax gross-ups in change-in-control arrangements.

✗ NO hedging or pledging of Xerox stock by executive officers.

✗ NO employment agreements (unless customary under local law or in connection with new hire arrangements).

We are asking our shareholders to indicate their support for our NEO compensation as described in this joint proxy statement/prospectus. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this joint proxy statement/prospectus. Accordingly, we recommend that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2019 compensation of the NEOs, as disclosed in the Company’s joint proxy statement/prospectus for the 2020 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2021 annual meeting of shareholders.

The Board recommends a vote

FOR

the proposal to approve the 2019 compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K

PROPOSAL 4 — APPROVAL OF THE COMPANY’S PERFORMANCE INCENTIVE PLAN

Proposal

Shareholder approval is sought for the Xerox Holdings Corporation Performance Incentive Plan (Plan), including shares to be available for issuance under the Plan. The Plan will become effective upon approval by the Company’s shareholders (Effective Date) and the term of the Plan will end upon the fifth anniversary of the Effective Date.

Shareholder approval of the Plan is sought because the Xerox Corporation 2004 Performance Incentive Plan, as amended (2004 Plan) is scheduled to expire in 2021, and to comply with the rules of the New York Stock Exchange (NYSE). The 2004 plan is the only shareholder approved plan under which equity-based incentive are currently granted to the Company’s employees.

This description is qualified in its entirety by reference to the full text of the Plan that is attached to this proxy statement as Annex A.

Background

The Board of Directors believes that the future success of Xerox will depend, in large measure, on its ability to attract, retain and motivate executives. The Company must compete throughout the world with other corporations and institutions in recruiting and retaining superior management and executive talent.

The Plan replaces the Xerox Corporation 2004 Plan, and its predecessor plans (together, Predecessor Plans). Upon adoption of the Plan by shareholders, no further grants will be made under the Predecessor Plans. The Plan is designed to:

•	Enable the Company to issue annual and long-term performance-based awards in order to attract, retain and motivate key employees; and

•	Promote strong alignment between shareholder interests and management objectives.

The Board of Directors believes it is appropriate to have a plan that aligns with shareholder interests. The Compensation Committee of the Board of Directors (Committee) engages in an ongoing review and implementation of “best practices”, consistent with the Company’s corporate governance policies and practices. As such, the Plan includes numerous “best practice” provisions, including:

•	Maximum term of five years for the Plan, after which shareholder approval must be obtained to continue the Plan (even if authorized shares remain available);

•	Fixed allocation of authorized shares over the term of the Plan (rather than an “evergreen” allocation methodology);

•	Prohibition on “liberal” recycling of shares surrendered or withheld in payment of the exercise price of any award or to satisfy tax withholding obligations with respect to an award;

•	Prohibition on repricing of stock options or stock appreciation rights, or cash buyout of underwater stock options or stock appreciation rights without shareholder approval;

•	Prohibition on “reload” stock options;

•	Prohibition on paying dividends or dividend equivalents before awards have vested;

•

“Double-trigger” change-in-control vesting of awards, that is, no automatic vesting upon a change in control – vesting occurs upon an involuntary termination of employment within two years following a change in control;

•	“Clawback” provision empowering the Committee to rescind long-term and short-term incentive awards to current and former employees for engaging in activities detrimental to the Company; and

•

In the event of material noncompliance with financial reporting requirements resulting in an accounting restatement, a provision that authorizes the Company to recover any incentive-based compensation paid to executive officers during the preceding three years if those amounts exceed what would have been paid under the accounting restatement.

In addition, shares granted under the Plan to executive officers are subject to the stock ownership guidelines established by the Committee and mandatory post-termination holding requirements pursuant to award agreements issued under the Plan.

Determination of Shares to be Available for Issuance

If the Plan is approved by shareholders the maximum aggregate number of Shares that may be issued under the Plan will be 14,000,000 (all Share numbers are subject to adjustment in accordance with the terms of the Plan).

The 14,000,000 shares reserved for issuance under the Plan represent an increase of 1,300,000 shares from the number of shares available for awards under the Predecessor Plans as of December 31, 2019. The actual shares reserved for issuance under the Plan will be reduced by the number of shares granted under any Predecessor Plan after December 31, 2019. If the Plan is approved, no additional awards will be granted under the Predecessor Plans, but awards outstanding under the Predecessor Plans will remain outstanding in accordance with their terms and the Predecessor Plans.

In addition, the following Shares will be added to the share reserve under the Plan: Shares underlying outstanding awards granted under our Predecessor Plans that expire or are cancelled or forfeited or cash-settled after December 31, 2019 will become available for issuance under the Plan.

The number of shares to be available for awards under the Plan was determined based on factors including the Company’s past share usage (“burn rate”), the number of shares needed for future awards, and the stated policies of shareholder advisory firms.

Set forth below is the burn rate, which was calculated by taking the sum for options granted, RSUs granted, and PSUs earned, in each applicable year and dividing that by the weighted average of common shares outstanding as of the last day of the year.

Year	Options Granted	RSUs Granted	PSUs vested	Total	Weighted Average Common Shares Outstanding	Burn Rate
2019		1,366,000	633,000	1,999,000	221,969,000	0.90%
2018	1,414,000	1,595,000	853,000	3,862,000	248,707,000	1.55%
2017		1,436,000	1,413,000	2,849,000	254,341,000	1.12%
					Three Year Average	1.19%

Key Data as of December 31, 2019
Number of shares relating to outstanding stock options	861,000
Number of shares relating to outstanding RSUs and PSUs at target	5,675,000
Weighted average remaining term of outstanding options	8.3 Years
Weighted average exercise price of outstanding options	$27.83

Summary of the Plan

Shares Available Under the Plan

Shares of Common Stock surrendered in payment of the exercise price of a stock option shall not be available for re-issuance under the Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. The full number of shares subject SARs are considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. Any awards paid in cash, rather than shares of Common Stock, as well as any shares previously subject to awards paid in cash, will be available under the Plan. If shares are repurchased by the Company on the open market with the proceeds of the exercise price of stock options, such shares may not again be made available for issuance under the Plan. If stock options or SARs granted under the Plan expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any stock awards are forfeited, terminated or otherwise not paid in full, the shares subject to such awards shall again be available for purposes of the Plan. Any shares that are issued by the Company and any awards that are granted by or become obligations of, the Company through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company will not be counted against the shares available for issuance under the Plan.

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares and no fractional shares will be issued under the Plan. Cash may be paid in lieu of any fractional shares in payments of awards under the Plan.

Shares underlying outstanding awards granted under our Predecessor Plans that expire or are cancelled or forfeited or cash-settled after December 31, 2019 will become available for issuance under the Plan.

In the event of changes in the outstanding Common Stock or other changes affecting shares (such as stock dividends, stock splits or recapitalizations), the Plan authorizes the Committee to make appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding awards to reflect the change, in order to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and outstanding awards.

Administration of the Plan

The Plan is administered by the Committee or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who are qualified to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (Exchange Act) or any successor rule, and any rules and regulations of a stock exchange on which Common Stock of the Company is listed. The Committee has full and exclusive power, within the limitations set forth in the Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. Except for the power to amend and except as may otherwise be required under applicable NYSE rules, the Committee may delegate to one or more officers of the Company all of its powers under the Plan other than determinations regarding awards made to employees who are subject to Section 16 of the Exchange Act, subject to such conditions and restrictions as the Committee may establish from time to time. In addition, the Chief Human Resources Officer of the Company, or his or her delegate, may amend the Plan as he or she deems necessary or appropriate to avoid any amount becoming subject to an additional tax under Section 409A of the Code.

The Committee may amend the Plan as it deems necessary, provided that no amendment may be made without the approval of shareholders if such amendment would cause the Plan not to comply with the Code rules relating to ISOs or the New York Business Corporation Law. No such amendments may materially adversely affect any outstanding awards under the Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a “material revision” as defined by the NYSE rules must be submitted to the Company’s shareholders for approval, including any revision that deletes or limits the scope of the Plan provision prohibiting repricing of stock options.

The Board of Directors may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan. Subject to shareholder approval of the Plan, and absent any prior termination, no awards or grants can be made after the Plan’s termination date, as described above.

Eligibility

Any employee of the Company or of any entity in which the Company has a significant equity interest is eligible to receive an award under the Plan. As of December 31, 2019, there were approximately 27,100 employees that would be eligible to receive awards under the amended Plan.

Dividends and Dividend Equivalents

The Plan authorizes the payment of dividends and dividend equivalents. However, in no event will dividends or dividend equivalents be paid on shares subject to any award before the award becomes nonforfeitable.

Clawbacks

The Committee also has the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted, or gains realized by the grantee in connection with an award or an award’s exercise may be recovered. If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Committee in its sole discretion may authorize the Company to recover any excess incentive-based compensation (over what would have been paid under the accounting restatement), including entitlement to shares, that was based on such erroneous data and paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, from executive officers or former executive officers.

Types of Awards

The Plan provides flexibility in structuring short-term and long-term incentive awards for various groups and levels of executives and other participants. This flexibility permits the Company to grant one form of award or a combination of awards to one level of executives while using another award type or mix for others. With the exception of cash awards and certain stock appreciation rights (as described below), all awards under the Plan are denominated in shares, or consist of actual shares of Common Stock. Thus, the most significant components of the Plan will reward participants directly in concert with the returns realized by shareholders and increased shareholder value.

Stock Options — Stock options entitle their holders to purchase shares of the Company’s Common Stock during a specified period at a purchase price that is not less than 100% of Fair Market Value on the effective date of grant. Fair Market Value for purpose of the Plan means the closing price of Common Stock on such date of grant or such closing price for the first preceding date on which there are trades if no trades occur on such effective grant date. In no event may the term of a stock option exceed a period of 10 years from the date of grant. Any stock option granted in the form of an incentive stock option (ISO) will be intended to comply with the requirements of Section 422 of the Code. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. Such payment may include tendering shares of Common Stock (either constructively or by attestation) or surrender of a stock award (in either case valued at the market value at the time of exercise) or surrender of a cash award, or a combination of methods. Other than pursuant to its authority to adjust in the event of a corporate reorganization, the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per share of a stock option after it is granted, (b) cancel a stock option when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another award (other than in connection with a Change in Control), or (c) take any other action with respect to a stock option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange. The Company may not repurchase a stock option for value (in cash, substitutions, cash buyouts or otherwise) from a stock option-holder if the current Fair Market Value of the shares underlying the stock option is lower than the exercise price per share of the stock option. The foregoing two sentences are collectively referred to herein as the “Repricing Prohibition.”

Stock Appreciation Rights — Stock appreciation rights entitle their holders to receive payment (in cash, shares or a combination as determined by the Committee) equal to the appreciation in the market value of a specified number of shares of Common Stock from the date of grant until the date of exercise. In no event may the term of a stock appreciation right exceed a period of 10 years from the date of grant. Such appreciation is measured by the excess of the Fair Market Value at the time of exercise over the Fair Market Value of the Company’s Common Stock on the effective date of the grant of stock appreciation rights. The Repricing Prohibition described above shall apply to stock appreciation rights on the same basis as it does to stock options.

Stock Awards — Stock awards may constitute actual shares of Common Stock or may be denominated in stock units. For example, stock awards may include, but are not limited to, awards of restricted stock, restricted stock units (RSUs), performance share units (PSUs), or phantom stock. Stock awards may be subject to such restrictions and contingencies regarding vesting and eventual payment as the Committee shall from time to time determine.

Cash Awards — Cash Awards may be any of the following:

(i)

an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants; or

(ii)

a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement including, but not limited to, continuous service with the Company, achievement of specific business objectives and other measurement of individual, business unit or Company performance (for example, an award of phantom stock, the eventual payment of which would be made in cash and tied to the performance of a particular business unit, as set forth in the award agreement).

Other Award Terms

Awards (other than annual incentive cash awards) will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans.

The Committee may provide that awards (other than cash awards) under the Plan earn dividend equivalents (in cash or shares) to be paid currently or at a later date or dates, subject to such conditions as the Committee may also establish. However, no dividend equivalents will be paid on shares subject to any award before the award becomes nonforfeitable under the Plan. In addition, except as otherwise provided in the Plan provisions relating to Section 409A of the Code, award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of (i) dividend equivalents if denominated in stock awards or (ii) interest if denominated in cash.

Generally, all awards under the Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the participant’s lifetime, awards generally can be exercised only by the participant. However, the Committee may provide that any award of non-qualified stock options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Plan upon the participant’s death. In no event may an award be transferred for monetary value.

Awards granted, and shares issued in conjunction with the settlement of any award under the Plan, may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Committee may determine.

Plan Benefits

Except as described below, any future awards under the Plan will be made in the discretion of the Committee and the amount of such future awards is not determinable at this time with respect to our executive officers, including the named executive officers, or our other employees.

Xerox Holdings Corporation Performance Incentive Plan
Name and Position	Dollar Value ($)		Number of Units
Giovanni (John) Visentin, Vice Chairman and Chief	$10,000,000	(1)	(1)
Executive Group	(2)		(2)
Non-Executive Director Group	N/A (3)		N/A
Non-Executive Officer Employee Group	(2)		(2)

(1)

As described in the Named Executive Officer with Unique Compensation Arrangement section of the CD&A, under the terms of Mr. Visentin’s negotiated offer letter, he is eligible for annual long-term incentive award grants with a grant date value of at least $10,000,000, which will be made under this Plan during its term. The number of units subject to such awards is not determinable at this time.

(2)	Awards to executive officers other than Mr. Visentin and to non-executive officer employees will be made in the discretion of the Committee and are not determinable at this time.

(3)	Non-employee directors of the Company are not eligible for awards under the Plan.

Information concerning awards granted to our named executive officers during the last fiscal year under the Plan is set forth in the table captioned “Grant of Plan-Based Awards,” and information regarding outstanding RSUs and PSUs granted to our named executive officers under the Predecessor Plans is set forth in the table captioned “Outstanding Equity Awards at Fiscal Year-End” contained in this proxy statement.

Change in Control

Upon the occurrence of a change in control of the Company, as defined in the Plan, all awards will fully vest upon a termination of employment within two years following the change in control, if such termination is either an involuntary termination (other than for cause) or a voluntary termination for “good reason,” as defined in the Plan. If a performance-based award becomes vested following a change in control, each performance measure shall be deemed achieved at 100% of target. Payment following a change in control shall be made on the normally scheduled payment date, except that if the event constitutes a change in control under Section 409A of the Code, vested awards will be paid, if earlier, upon a termination of employment that occurs within two years of such change in control.

For awards to be paid in cash, the amount of cash shall be determined as follows: in the case of each vested stock award, by multiplying the number of shares subject to the award by the CIC price (as defined in the Plan, and discussed below); in the case of each vested stock option or SAR, by multiplying the number of shares subject to the stock option by the excess of the CIC Price over the exercise price; and in the case of a vested cash award, the cash payable pursuant to the award. Any stock options, SARS or stock awards held by an officer or director subject to Section 16 of the Exchange Act which have been outstanding less than six months (or such other period as may be required by the Exchange Act) upon the occurrence of a change in control shall not be paid in cash before the time permitted by applicable law.

“CIC Price” means either (i) the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (ii) if the change in control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Section 409A Compliance

The Plan contains provisions addressing tax treatment, payment and payment delays of amounts determined to be deferred payments for purposes of Section 409A of the Code.

Federal Tax Aspects of the Plan

The following is a brief summary of the federal tax consequences generally arising with respect to awards granted under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

Restricted Stock and Stock Units. A participant who receives restricted stock subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) will generally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse exceeds their purchase price, if any. A participant may, however, elect pursuant to Section 83(b) of the Code to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

A participant will not recognize taxable income upon the grant of a stock unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

Cash Awards. A participant will not recognize taxable income upon the grant of a Cash Award. Upon payment of the cash to a participant pursuant to the terms of the Cash Award, the participant will recognize taxable ordinary income equal to the amount of cash received.

Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right will create no tax consequences for an optionee or the Company.

Upon exercise of a non-qualified stock option, the participant will realize taxable compensation in the amount equal to the excess of the then fair market value of our Common Stock over the option exercise price. Subject to applicable Code provisions, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation realized by the participant. Any gain (or loss) upon subsequent disposition of the Common Stock will be a long or short-term capital gain to the optionee (or loss) depending upon the holding period of the Common Stock.

Upon exercise of an incentive stock option, the excess of the fair market value of the Common Stock acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the participant, if applicable. If the participant holds the Common Stock received upon exercise for the later of two years from the grant date or one year from the date of exercise, then the gain realized on disposition of the Common Stock is treated as a long-term capital gain. If the Common Stock is disposed of during this period (i.e., a “disqualifying disposition”), then the participant will include in income as compensation an amount equal to the excess, if any, of the fair market value of the Common Stock upon exercise over the option exercise price (or, if less, the excess of the amount realized upon disposition of the Common Stock over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant. In the event of a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount includible in the participant’s income as compensation.

Upon exercise of a stock appreciation right, a participant will recognize taxable ordinary income in an amount equal to the amount of cash received and the difference between the fair market value of the underlying shares on the date of exercise and the exercise price of the stock appreciation right. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Individuals subject to deferred compensation arrangements within the meaning of Section 409A of the Code may be subject to taxes and penalties if the arrangements are not compliant with Section 409A, including the regulations promulgated thereunder and related guidance.

Section 162(m) of the Code limits the deductions a publicly held company may claim for compensation in excess of $1 million paid in a specific year to any of the CEO, the CFO, the Company’s three most highly paid executive officers, as well as executives formerly covered by Section 162(m).

Additional Information

Additional information about our executive compensation program can be found in other sections of this proxy statement, particularly the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables, footnotes and narratives.

The affirmative vote of a majority of the votes cast at the meeting is required to approve the Plan.

The Board recommends a vote

FOR

The proposal to approve the Company’s Performance Incentive Plan

OTHER MATTERS

The Board does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting other than as described in this proxy. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

By order of the Board,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

April 8, 2020

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Owners of our common stock, par value $1.00, and our Series A convertible perpetual voting preferred stock (Series A Preferred Stock), par value $1.00, as of the close of business on March 27, 2020 (Record Date), are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. As of the Record Date, there were 212,831,463 shares of our common stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of our Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 6,741,572 shares of our common stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each ten shares of common stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 674,157 votes in the aggregate attributable to the Series A Preferred Stock). Holders of the common stock and holders of the Series A Preferred stock will vote together as a single class. There are no other outstanding securities of the Company entitled to vote on the proposals at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, a “shareholder of record.”

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.”

What is a proxy?

It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

May I change or revoke my vote after I return my proxy?

Yes. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by submitting a later dated proxy card, by a later telephone or online vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and either giving notice of revocation or voting in person.

If your shares are held in “street name” (i.e., held of record by a broker, bank or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

How will my proxy be voted?

If you properly submit your proxy via the Internet or telephone or complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you submit your proxy but do not specify a vote with respect to the proposals, your shares will be voted in accordance with the Board’s recommendation for each of the proposals. If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares if you return your proxy but do not specify a vote with respect to the proposals. For additional information, see below under What is a broker non-vote and how will it affect voting?

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the votes of shares entitled to vote thereat will constitute a quorum. If a quorum is not present at the Annual Meeting, the shareholders of Xerox will not be able to take action on any of the proposals at the Annual Meeting; provided, that, the Annual Meeting may be adjourned as described below.

As of the Record Date, there were 212,831,463 shares of our common stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of our Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 6,741,572 shares of our common stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each ten shares of common stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 674,157 votes in the aggregate attributable to the Series A Preferred Stock). The presence at the Annual Meeting, in person or by proxy, of holders of shares entitled to 106,752,811 votes would constitute a quorum. If you vote — including by submission of a proxy by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

If there is no quorum, the shareholders present may adjourn the Annual Meeting to another time and place, and it shall not be necessary to give any notice of such adjourned meeting if the time and place to which the Annual Meeting is adjourned are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the Annual Meeting. If after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under the restated by-laws of Xerox.

How many votes are required to approve each proposal?

Election of Directors. Under the Amended and Restated By-laws of Xerox (By-laws), directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” The By-laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (SEC).

Other Items. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval of the following proposals.

•	Ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Approval, on an advisory basis, of the 2019 compensation of our named executive officers; and

•	Approval of the Company’s Performance Incentive Plan

Abstentions, failures to vote and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote on the proposals (provided that a quorum is present).

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares. For additional information, see below under What is a broker non-vote and how will it affect voting?

Although the advisory vote on executive compensation is non-binding, the Board values the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding named executive officer compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (Exchange Act).

What is a broker non-vote and how will it affect the voting?

A broker non-vote occurs with respect to shares held in street name when a broker, bank or other holder of record, in nominee name or otherwise, exercising its fiduciary powers, submits a proxy for the Annual Meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. Under the New York Stock Exchange’s (NYSE) rules that govern brokers who are voting with respect to shares held in street name, a broker has the discretion to vote only those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters. Routine matters to be presented at the Annual Meeting include the ratification of the selection of independent public accountants. The non-routine matters to be presented at the Annual Meeting include the election of directors, the advisory vote on executive compensation and approval of the Company’s Performance Incentive Plan.

If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

Who will count the vote? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

When will the voting results be disclosed?

We will publicly disclose voting results of the Annual Meeting within four business days after the Annual Meeting in a Current Report on Form 8-K.

How are proxies solicited?

In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such person for the cost of forwarding the material. We have engaged Harkins Kovler, LLC to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Harkins Kovler, LLC a fee of $20,000, plus reimbursement of out-of-pocket expenses, for this service. We bear the cost of all proxy solicitation.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 8, 2020, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of the Record Date. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?

You can access the proxy materials online at www.edocumentview.com/XRX or www.xerox.com/investor. Shareholders may receive Proxy Statements, Annual Reports and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What is the deadline to propose actions (other than Director nominations) for consideration at the 2021 Annual Meeting of Shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement and proxy card for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 9, 2020. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to our Corporate Secretary at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, Connecticut 06851.

For a shareholder proposal that is not intended to be included in our proxy statement and proxy card for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our By-Laws and give timely notice to the Corporate Secretary in accordance with our By-Laws, which, in general, require that the notice be received by the Corporate Secretary:

— not earlier than the close of business on November 30, 2020; and

— not later than the close of business on December 9, 2020.

If the date of the shareholder meeting is changed by more than 30 days from the date of the previous year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement and proxy card under Rule 14a-8 must be received a reasonable time before the Company begins to print and mail its proxy statement.

All submissions are reviewed by the Corporate Governance Committee.

Deadlines for the nomination of Director candidates are discussed below.

How may I recommend individuals to serve as Directors and what is the deadline for a Director recommendation?

You may recommend Director candidates for consideration by the Corporate Governance Committee. Any such recommendations should include verification of the shareholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, Connecticut 06851.

A shareholder may send a recommended Director candidate’s name and information to the Board at any time. Generally, such proposed candidates would be considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

How may I nominate individuals to serve as Directors and what are the deadlines for a Director nomination?

Our By-Laws permit shareholders to nominate Directors for consideration at an annual meeting. To nominate a Director for consideration at an Annual Meeting, a nominating shareholder must provide the information required by our By-Laws and give timely notice of the nomination to the Corporate Secretary in accordance with our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

To nominate a Director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), the notice must be received by the Corporate Secretary no earlier than November 9, 2020 and no later than December 9, 2020, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement.

In addition, our Bylaws provide that under certain circumstances, a shareholder or group of shareholders may submit Director nominees for inclusion in our Annual Meeting proxy statement and proxy card, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in the By-Laws. These proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to twenty (20) shareholders seeking to include Director candidates in our Annual Meeting proxy statement must own 3% or more of Xerox’s outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (i) two (2) or (ii) 20% of the number of Directors in office as of the last day on which a request to include a shareholder-nominated candidate may be delivered in accordance with our By-Laws. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. Requests to include shareholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary not earlier than November 9, 2020 and not later than December 9, 2020, unless the annual meeting is moved by more than 30 days from the from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement.

How can I contact the Board?

Under our Corporate Governance Guidelines, shareholders and other interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, c/o Xerox Holdings Corporation, Corporate Secretary, 201 Merritt 7, Norwalk, CT 06851.

What if multiple shareholders have the same address?

Where multiple shareholders reside in the same household, we will deliver a single copy of the proxy materials, along with separate proxy cards, or a single Notice to multiple shareholders who reside in the same household unless we have received contrary instructions. If you share a household with another registered shareholder and would like to receive separate copies of our proxy materials or Notice, or if you are receiving multiple copies of the proxy materials or Notice and would like to receive only one copy, you may request a change in delivery preferences. If you are a registered shareholder, you may contact our transfer agent at (800)-828-6396 or write them at Computershare, P.O. Box 30170, College Station, TX 77842-3170. If you are a beneficial owner, you may call the bank, broker or other nominee where your shares are held in street name or call (800) 542-1061.

How may I obtain additional copies of the proxy materials?

Copies of the 2019 Annual Report and 2020 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary, or by contacting Harkins Kovler LLC, our proxy solicitor, by mail at 3 Columbus Circle, 15th Floor, New York, NY 10019, or by telephone toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive the materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

The 2019 Annual Report and 2020 Proxy Statement are also available on the Company’s website at www.edocumentview.com/XRX or www.xerox.com/investor.

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056.

ANNEX A

XEROX HOLDINGS CORPORATION PERFORMANCE INCENTIVE PLAN

INTRODUCTION

The Xerox Holdings Corporation Performance Incentive Plan (the “Plan”) is hereby adopted by Xerox Holdings Corporation (the “Company”).

1.        Purpose

The purpose of the Plan as set forth herein or in any amendments hereto is to advance the interests of the Company and to increase shareholder value by providing officers and employees of the Company and any entity in which the Company has a significant equity interest, as determined by the Committee (“Affiliate”), with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company and Affiliates.

2.        Effective Date and Term

The Plan is effective as of May 21, 2020 (the “Effective Date”) as to all awards granted under the Plan on and after the Effective Date. No awards or grants may be made after May 20, 2025, or after such earlier date as the Plan may be terminated pursuant to Section 13 by the Company’s Board of Directors (the “Board”).

The Plan is a successor plan to (i) the Xerox Corporation 2004 Performance Incentive Plan, (ii) the Xerox Corporation 1991 Long-Term Incentive Plan, (iii) the Xerox Corporation 1998 Employee Stock Option Plan, (iv) the Xerox Executive Performance Incentive Insurance Plan, (v) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan, and (vi) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan.” Effective as of the Effective Date, no further awards were made under a Predecessor Plan, but outstanding awards under any Predecessor Plan remained outstanding in accordance with their applicable terms and conditions.

3.        Plan Administration

(a)        The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the “Committee”). The Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (ii) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed.

(b)        The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company or any Affiliate may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any Affiliate, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company or an Affiliate.

(c)    To the extent specified by the Committee, the Committee may delegate its administrative responsibilities to a subcommittee of the Committee comprised of not less than three members. Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act and except as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, a subcommittee or any individual to whom authority is delegated pursuant to this Plan administers or amends the Plan, references in the Plan to the “Committee” shall be deemed to refer to such subcommittee or such individual.

4.        Eligibility

Any employee of the Company or any Affiliate shall be eligible to receive an award under the Plan, as determined by the Committee.

5.        Shares of Stock Subject to the Plan

(a)        As of the Effective Date, a total number of 14,000,000 shares of common stock of the Company par value $1.00 per share (“Common Stock”), reduced by one share for each share subject to an award granted after December 31, 2019 under the Xerox Corporation 2004 Performance Incentive Plan, are available for issuance under the Plan.

(b)        Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Stock Options or SARs granted under the Plan or any Predecessor Plan expire or are canceled, forfeited, exchanged or surrendered after December 31, 2019 without having been exercised, or if any Stock Awards granted under the Plan or any Predecessor Plan are forfeited, terminated or otherwise not paid in full after December 31, 2019, the shares subject to such awards shall again be available for purposes of the Plan. Shares of Common Stock surrendered in payment of the exercise price of a Stock Option shall not be available for re-issuance under the Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. Upon the exercise of SARs, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such Awards or Predecessor Plan awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the exercise price of Stock Options, such shares may not again be made available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.

(c)        Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in payment of awards under the Plan.

6.        Adjustments and Reorganizations

(a)        If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property that has a substantial impact on the value of issued shares (other than by normal cash dividends), the Committee shall equitably adjust (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding Stock Options, SARs and other awards under the Plan to reflect such change to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

(b)        Except as otherwise provided in subsection 6(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Stock Options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

(c)        In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding a Stock Award, Stock Option or SAR shall have the right to receive the Acquisition Consideration (as defined in this subsection (c)) receivable by a holder of the number of shares available in accordance with the terms of the applicable awards and the Plan as in effect immediately before the Acquisition.

The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.

(d)        No adjustment or modification to any outstanding award pursuant to this Section 6 shall be permitted if it would constitute the modification or extension of a stock right within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code) and Treasury guidance thereunder.

7.        Awards

(a)        The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

(b)        A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an incentive stock option (“ISO”)

that complies with Code Section 422 and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either constructively or by attestation) Common Stock, surrendering a stock award valued at market value at the time of surrender, surrendering a cash award, or any combination thereof. Other than pursuant to Section 6, the Committee shall not without the approval of the Company’s shareholders (i) lower the exercise price per share of a Stock Option after it is granted, (ii) cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another award (other than in connection with a Change in Control), or (iii) take any other action with respect to a Stock Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange. The Company may not repurchase a Stock Option for value (in cash, substitutions, cash buyouts or otherwise) from a Stock Option-holder if the current Fair Market Value of the shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. The foregoing two sentences are collectively referred to herein as the “Repricing Prohibition.” Under no circumstances may a Stock Option provide for automatic award of additional stock options upon the exercise of the Stock Option, including, without limitation, “reload options.”

(c)        A Stock Appreciation Right (“SAR”) is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over (ii) the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement (the “SAR Exercise Price”). Notwithstanding any provision of the Plan to the contrary, the Repricing Prohibition described above shall also apply to SARs on the same basis as it does to Stock Options were the SAR Exercise Price substituted for the Stock Option exercise price.

(d)        A Stock Award is an award made in stock or denominated in units of stock, other than a Stock Option or a SAR. For example, Stock Awards may include, but are not limited to, awards of restricted stock, restricted stock units (RSUs), performance share units (PSUs), or phantom stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance, including, without limitation, earnings per share, cash flow, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, return on invested capital, economic value added measures, return on assets, pre-or post-currency revenue, pre-or post-currency performance profit, profit before tax, profit after tax, operating profit, operating margin, stock price and return on sales. The Committee may at its discretion modify performance standards as appropriate if any performance condition cannot be satisfied solely because of the occurrence of a significant event that is beyond the reasonable control of the Company or the participant, and could not have been reasonably foreseen or provided for, including war, acts of terrorism and acts of God including earthquakes and epidemics.

(e)        A Cash Award may be any of the following:

(i)        an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants; or

(ii)        a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance (for example, an award of phantom stock, the eventual payment of which would be made in cash and tied to the performance of a particular business unit, as set forth in the award agreement).

(f)        The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions comply with applicable laws.

If a participant who is an employee or former employee of the Company is determined by the Committee, in the Committee’s sole discretion exercised prior to a Change in Control, to have failed to satisfy one or more of the conditions set forth in the Award Agreement, by any act or failure to act, any awards granted to such employee or former employee, whether or not Nonforfeitable (as defined in Section 22) Shall be canceled and be of no further force or effect and any payment or delivery of an award from six months prior to such act or failure to act may be rescinded. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Committee.

If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Committee in its sole discretion may authorize the Company to recover any excess incentive-based compensation (in excess of what would have been paid under the accounting restatement), including entitlement to shares, that was based on such erroneous data and paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, from executive officers or former executive officers. The Company may implement any policy or take any action with respect to the recovery of excess incentive-based compensation, including entitlement to shares, that the Committee determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Wall Street Financial Reform and Consumer Protection Act.

8.        Dividends and Dividend Equivalents

The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. Notwithstanding the above, no dividends or dividend equivalents will be paid on shares subject to any award before the award becomes nonforfeitable. In no event will dividends or dividend equivalents be paid with respect to Options or SARs.

9.        Deferrals and Settlements

Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Except as provided in Section 23 herein, the Committee may also require or permit participants to elect to defer the issuance of shares or the payment of awards in cash under such rules and procedures as it may establish under the Plan, provided that such rules and procedures comply with the requirements of Code Section 409A, if applicable. It may also provide that deferred payments include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred payments denominated in shares.

10.        Fair Market Value

Fair Market Value for all purposes under the Plan shall mean the closing price of Common Stock as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the closing price of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11.        Transferability and Exercisability

Except as otherwise provided in this Section 11, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Committee may provide that any award of non-qualified Stock Options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant. In no event may an award be transferred for monetary value.

12.        Award Agreements; Notification of Award

Awards under the Plan (other than annual incentive Cash Awards described in Section 7(e)(i)) shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option or SAR exceed a period of ten years from the date of its grant, except as otherwise permitted by Section 19. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award. In the case of an annual incentive Cash Award, the participant shall receive notification of such award in such form as the Committee may determine.

13.        Plan Amendment and Termination

The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in a manner consistent with the following:

(a)        The Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall materially adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

(b)        Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the New York Stock Exchange, shall be submitted to the Company’s shareholders for approval. Any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of Stock Options or SARs without shareholder approval will be considered a material revision.

(c)        The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.

14.        Tax Withholding

The Company or an employee’s employer (the “Employer”) shall have the right to deduct from any payment of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any foreign, federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the payment date of the applicable award.

Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to employee’s participation in the Plan and legally applicable to employee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company and the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of awards under the Plan, including, but not limited to, the making of awards, the issuance of shares of Common Stock of awards, subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents. The Company and the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of the awards to reduce or eliminate employee’s liability for Tax-Related Items or achieve any particular tax result. The Company, the Employer, and their respective agents, at their discretion, are authorized to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: withholding from employee’s wages or other cash compensation paid to employee by the Company or the Employer; withholding from the proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the awards through Stock Option exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on employee’s behalf pursuant to this authorization); or withholding in shares of Common Stock to be issued upon vesting/settlement of the awards and Stock Option exercises.

Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if employee fails to comply with employee’s obligations in connection with the Tax-Related Items.

15.        Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, payments of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company or Employer benefit plan, severance program or severance pay law of any country.

16.        Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17.        Future Rights

No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any Affiliate of the Company. Awards hereunder are voluntary and occasional and do not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future awards under the Plan, if any, will be at the sole discretion of the Committee.

18.        General Restriction

Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise payment thereof, such award may not be granted, exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19.        Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

Grants provided hereunder are made and/or administered in the United States. Any litigation that arises under the Plan shall be conducted in the courts of Monroe County, New York, or the federal courts for the United States for the Western District of New York.

20.        Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.

21.        Rights as a Shareholder

A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

22.        Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

(a)        Definitions. Unless otherwise defined by the Committee and set forth in the award agreement at the time of the grant or otherwise defined in a participant’s employment agreement, the following definitions shall apply to this Section 22:

(i)        A “Change in Control” shall be deemed to have occurred if:

(A)        any Person (as defined below in this Section 22(a)(i)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(B)        there is consummated a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation that results in the directors of the Company who were members of the Incumbent Board (as defined below in this Section 22(a)(i)) immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or

(C)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale.

For purposes of this definition of Change in Control, “Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (5) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in this clause (5) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

The “Incumbent Board” comprises the following individuals: individuals who, as of the date hereof, constitute the Board; and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

(ii)        “CIC Price” shall mean either (A) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (B) if the Change in Control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

(iii)        An award is “Nonforfeitable” in whole or in part to the extent that, under the terms of the Plan or the award agreement or summary under the Plan, the award is vested in whole or part.

(iv)        A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under Code Section 409A of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.

(v)        A “Termination for Good Reason” by a participant shall mean the termination of employment of a participant within two years of the occurrence of any of the following circumstances, provided that such circumstance occurs without the participant’s express written consent after a Change in Control, the participant gives the Company notice of the occurrence of the offending circumstance(s) within 90 days of the first occurrence of the circumstance(s), and the Company fails to cure the circumstance(s) within 30 days of receipt of this notice (or the Company notifies participant in writing prior to the expiration of such 30-day period that the circumstance(s) will not be cured):

(A)        The material diminution of the participant’s authority, duties, or responsibilities from those in effect immediately prior to a Change in Control of the Company;

(B)        Any of the following: (1) A material reduction in a participant’s annual base salary and/or annual target bonus, (2) a failure by the Company to increase a participant’s annual base salary following a Change in Control at such periodic intervals not materially inconsistent with the Company’s practice prior thereto by at least a percentage equal to the average of the percentage increases in a participant’s base salary for the three merit pay periods immediately preceding such Change in Control, or (3) the failure to increase a participant’s salary as the same may be increased from time to time for similarly situated individuals, except that this clause (B) shall not apply to across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;

(C)        The Company’s requiring a participant to be based anywhere other than in the metropolitan area in which a participant was based immediately before the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with a participant’s present business travel obligations), provided that such required relocation constitutes a material change in the geographic location at which the participant is required to perform the services;

(D)        The failure by the Company to continue in effect any material compensation or benefit plan, vacation policy or any material perquisites in which a participant participates immediately before the Change in Control, (except to the extent such plan terminates in accordance with its terms), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue a participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of a participant’s participation relative to other participants, than existed at the time of the Change in Control;

(E)        The failure of the Company to obtain a satisfactory agreement from any successor to assume responsibility to perform under this Plan; or

(F)        A termination by a participant of employment shall not fail to be a Termination for Good Reason by participant merely because of a participant’s incapacity due to physical or mental illness, or because a participant’s employment continued after the occurrence of any of the events listed in this subsection.

(vi)        “Vesting Date” shall mean the vesting date of an award set forth in the award summary.

(c)        Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.

(i)        All SARs, Stock Options Stock Awards and Cash Awards (including dividend equivalents) outstanding shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs not later than two years after a Change in Control.

(ii)        If a performance-based award becomes Nonforfeitable after a Change in Control under Section 22(b)(i), each applicable performance measure shall be deemed achieved at 100% of the target level determined by the Committee as of the grant date of the award, unless otherwise provided in the applicable award agreement.

(iii)        Notwithstanding anything in this Section 22(b), the Committee may cancel a Stock Option or SAR upon a Change in Control provided that the exercise price of such Stock Option or SAR is in excess of the CIC Price, and further provided that no consideration is paid for such cancellation.

(c)        Payment Schedule. In accordance with the uniform payment rule set forth in subsection (c) of Section 23 hereof,

(i)        Following a Change in Control that is not a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date, and

(ii)        Following a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date or, if earlier, upon a termination of employment that occurs within two years of such 409A-Conforming Change in Control (or, in the case of a Specified Employee (as defined in Section 23), the date that is 6 months after such termination).

(iii)        If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date, such award shall be paid pursuant to clauses (i) and (ii) by substituting the date so elected for the Vesting Date.

(iv)        This subsection (c) shall not apply to Stock Options, SARs, or shares of restricted stock.

(d)        Cancellation. Upon payment under this section, such awards shall be cancelled.

(e)        Discretionary Awards. Upon or in anticipation of the occurrence of a Change in Control, the Committee may grant additional awards (e.g., above-target awards for performance-based Stock Awards) at its sole discretion. Any such discretionary grants shall be paid on the date specified by the terms of such grant.

(f)        The amount of cash to be paid shall be determined as follows: (i) in the case of each Nonforfeitable Stock Award, an amount equal to the product of (A) the number of shares subject to the Nonforfeitable Stock Award and (B) the CIC price; (ii) in the case of each Nonforfeitable Stock Option, an amount equal to the product of (A) the number of shares subject to the Stock Option and (B) the excess of the CIC Price over the exercise price; (iii) in the case of each Nonforfeitable SAR, an amount equal to the product of (A) the number of shares subject to the Nonforfeitable SAR and (B) the excess of the CIC Price over the SAR Exercise Price; and (iv) in the case of a Nonforfeitable Cash Award, the cash payable pursuant to the Nonforfeitable Cash Award.

(g)        Notwithstanding the foregoing, any Stock Options, SARS or Stock Awards held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash before the time permitted by applicable law including Section 16 of the 1934 Act.

23.        Section 409A Compliance

(a)        Construction and effect of terms and actions

(i)        It is intended that no awards under the Plan shall cause any amount to be taxable under Code Section 409A with respect to any individual. All provisions of this Plan and of any agreement, award or award summary thereunder shall be construed in a manner consistent with this intent. Any provision of or amendment to this Plan, or of any agreement, award or award summary thereunder, that would cause any amount to be taxable under Code Section 409A with respect to any person is void and without effect. Any election by any participant, and any administrative action by the Committee that would cause any amount to be taxable under Code Section 409A with respect to any person is void and without effect under the Plan. Notwithstanding anything to the contrary herein, in no event shall the Company, its officers, directors, employees, subsidiaries, or affiliates be liable for any additional tax, interest, or penalty incurred by a participant or beneficiary as a result of the Plan’s failure to satisfy the requirements of Code Section 409A, or as a result of the Plan’s failure to satisfy any other applicable requirements for the deferral of tax.

(ii)        All references in the Plan, awards and award agreements to “termination of employment” shall mean “separation from service” as defined in Code Section 409A and Treasury guidance thereunder. The Committee, however, may decide in its discretion that, solely for purposes of determining the vested percentage of an award or the exercise period of a Stock Option or SAR, the reference to “termination of employment” shall mean the end of the participant’s salary continuance period.

(b)        Election Rule. A participant may elect to defer awards under the Plan only if the election is made not later than December 31 of the year preceding the year in which related services are performed, except to the extent otherwise permitted by Section 409A and Treasury guidance thereunder.

(c)        Uniform Payment Rule

(i)        All awards except SARs, Stock Options and shares of restricted stock shall be paid on the date that is the earlier of (A) or (B) below, where

(A)        is a termination of employment no later than two years after the occurrence of a Section 409A-Conforming Change in Control (or, in the case of a Specified Employee as defined in subsection (d) hereof the date that is 6 months after such termination); and

(B)        is the Vesting Date.

(ii)        If a participant has made a valid election under Code Section 409A and the Plan to defer payment beyond the Vesting Date, such award shall be settled pursuant to clause (i) by substituting the date so elected for the Vesting Date.

(iii)        Payment pursuant to the death or disability of a participant is governed by the award agreement.

(d)        Six Month Delay Rule for Specified Employees. To the extent necessary to avoid any amount becoming taxable under Code Section 409A, any award that is to be paid to a Specified Employee upon termination of employment shall be administered so that any payment with respect to such award shall be made on the date that is 6 months after such termination. If the participant dies during such 6-month period, any postponed amounts shall be paid within 90 days of the participant’s death. A Specified Employee shall have the meaning set forth in IRS guidance under Code Section 409A.

(e)        Accelerations. In the case of an award that is deferred compensation for purposes of Code Section 409A, acceleration of payment is not permitted, except that, if permitted by the Committee, acceleration of payment is permitted to the extent such acceleration shall not cause any amount to be taxable under Code Section 409A with respect to any individual.

(f)        CHRO Delegation. The Chief Human Resources Officer of the Company, or his or her delegate, may amend the Plan as he or she, in his or her sole discretion, deems necessary or appropriate to avoid any amount becoming taxable under Code Section 409A and guidance thereunder.

(g)        To the extent permitted by Code Section 409A, the term of a Stock Option or SAR may be extended beyond the original term while the holder cannot exercise the Stock Option or SAR because such an exercise would violate an applicable Federal, state, local, or foreign law (including, without limitation, the Company’s insider trading policy established pursuant to any such law), or would jeopardize the ability of the Company to continue as a going concern, provided that the term is not extended more than 30 days after the date such exercise first would no longer violate an applicable Federal, state, local, and foreign law or would first no longer jeopardize the ability of the Company to continue as a going concern.

24.        Limitation of Actions. Any action brought in state or federal court (other than an alleged breach of fiduciary duty action under the Employee Retirement Income Security Act of 1974 (“ERISA”) which shall be governed by the terms of ERISA Section 413, if applicable) must be commenced within one year after the cause of action accrues.

IN WITNESS WHEREOF, Xerox Holdings Corporation has caused this Performance Incentive Plan to be signed as of the                  day of                 , 2020, and effective as of the Effective Date as defined herein.

XEROX HOLDINGS CORPORATION

By:

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR DESIGNATION A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 Votes submitted electronically must be ADD ADD 2 3 received by 9:00 a.m., Eastern Time, on ADD 4 May 21, 2020. MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/XRX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/XRX Xerox Holdings Corporation Annual Meeting of Shareholders Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01—Keith Cozza 02—Jonathan Christodoro 03—Joseph J. Echevarria 04—Nicholas Graziano 05—Cheryl Gordon Krongard 06—Scott Letier 07—Giovanni (“John”) Visentin For Against Abstain For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the 3. Approval, on an advisory basis, of the 2019 compensation Company’s independent registered public accounting firm for 2020. of our named executive officers. 4. Approval of the Company’s Performance Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 4 5 7 8 9 8 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 037XBF

Receive Proxy Materials Electronically Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Xerox Holdings Corporation + ANNUAL MEETING OF SHAREHOLDERS 9:00 A.M. THURSDAY, MAY 21, 2020 301 MERRITT 7, NORWALK, CT 06851 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XEROX HOLDINGS CORPORATION The undersigned appoint JOSEPH ECHEVARRIA, CHERYL G. KRONGARD AND GIOVANNI VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Holdings Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting. We intend to hold our annual meeting in person. However, we are actively monitoring the novel coronavirus (COVID-19) and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in person and by means of remote communication, or solely by means of remote communication. Please monitor our Investor website at www.news.xerox.com/investors and our SEC filings for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +

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Go to www.envisionreports.com/XRX or scan the
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Votes submitted electronically must be received by 9:00 a.m., Eastern Time, on May 21, 2020.
Xerox Holdings Corporation Annual Meeting of Shareholders Notice
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Import ant Notice Regarding the Availability of Proxy Materials for the Xerox Holdings Corporation Shareholder Meeting to be Held on May 21, 2020
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2019 Annual Report to shareholders are available at:
www.envisionreports.com/XRX
Easy Online Access — View your proxy materials and vote.
Step 1:    Go to www.envisionreports.com/XRX.
Step 2:    Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in.
Step 4:     Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 11, 2020 to facilitate timely delivery.
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Xerox Holdings Corporation Annual Meeting of Shareholders Notice
Xerox Holdings Corporation Annual Meeting of Shareholders will be held on Thursday, May 21, 2020 301 Merritt 7, Norwalk, CT 06851 at 9:00 a.m. Eastern Time.
We intend to hold our annual meeting in person. However, we are actively monitoring the novel coronavirus (COVID-19) and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in person and by means of remote communication, or solely by means of remote communication. Please monitor our Investor website at www.news.xerox.com/investors and our SEC filings for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4.
1.                 Election of Directors
01 - Keith Cozza
02 - Jonathan Christodoro
03 - Joseph J. Echevarria
04 - Nicholas Graziano
05 - Cheryl Gordon Krongard
06 - Scott Letier
07 - Giovanni (“John”) Visentin
2.     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020.
3.     Approval, on an advisory basis, of the 2019 compensation of our named executive officers.
4.     Approval of the Company’s Performance Incentive Plan.
DIRECTIONS TO THE XEROX HOLDINGS CORPORATION 2020 ANNUAL MEETING OF SHAREHOLDERS – 301 MERRITT 7, NORWALK CT 06851
New England Thruway / I-95/ Connecticut Turnpike
North Bound – from New York
1.    Take exit 15 to merge onto US- 7 N towards Norwalk/Danbury
2.    Turn right at Grist Mill Rd./ US – 7 (signs for US-7/Wilton/Danbury)
3.     Turn right on Main Avenue
4.     Turn right onto Merritt 7
5.     301 Merritt 7 is on the left
South Bound – From New Haven
1.    Take exit 15 to merge onto US-7 N towards Norwalk/Danbury
2.    Turn right at Grist Mill Rd./US-7 (signs for US-7/Wilton/Danbury)
3.     Turn right on Main Avenue
4.     Turn right onto Merritt 7
5.     301 Merritt 7 is on the left
Hutchison River Parkway/ Merritt Parkway (CT 15) North Bound – from New York
1.    Take exit 40B for N Main Avenue
2.    Turn right onto Main Avenue
3.     Turn left onto Merritt 7
4.     301 Merritt 7 is on the left
South Bound – from New Haven
1.    Take exit 40B toward US-7 N/Danbury
2.    Merge onto Creeping Hemlock Dr.
3.     Turn right onto Main Avenue
4.     Turn left onto Merritt 7
5.     301 Merritt 7 is on the left
[GRAPHIC APPEARS HERE]PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
—    Internet – Go to www.envisionreports.com/XRX. Click Cast Your Vote or Request Materials.
—    Phone – Call us free of charge at 1-866-641-4276.
—    Email – Send an email to investorvote@computershare.com with “Proxy Materials Xerox Holdings Corporation” in the subject line.
Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 11, 2020.